Propsectus Supplement No. 2
Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-198610

PROSPECTUS

iWALLET CORPORATION

20,968,130

SHARES OF COMMON STOCK

PUBLIC OFFERING

Prospectus Supplement No. 2

___________________

This Prospectus Supplement No. 2 supplements and amends the final prospectus dated November 10, 2014 (the “Final Prospectus”), as supplemented on December 5, 2014, relating to the selling shareholders named in this prospectus whom are offering up all the shares of common stock being registered by this prospectus. The selling shareholders are registering in this prospectus 10,484,065 shares of common stock issued to them in private placements, as well as 10,484,065 shares of common stock underlying the warrants also issued to the selling shareholders in those private placements. We will not receive any proceeds from the sale of shares in this offering. We have not made any arrangements for the sale of these securities.

On March 31, 2015 we filed with the U.S. Securities and Exchange Commission the attached  Annual Report on Form 10-K.

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”) and the OTCQB tier of the electronic market operated by OTC Markets, Inc. As a result, the actual price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price will thus be determined by market factors and the independent decisions of the selling shareholders. On April 2, 2015, the last sale price of our common stock as reported by the OTC Markets Inc. was $0.14 per share.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors” starting on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  The selling shareholders may not sell these securities in any public offering until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is: April 2, 2015

2

Summary

iWallet Corporation

The Company

We were incorporated as “Queensridge Mining Resources, Inc.” on January 29, 2010, in the State of Nevada for the purpose of engaging in mineral exploration. On July 21, 2014, we entered into a Merger Agreement with iWallet Corporation, a private California corporation, whereby we acquired all of the issued and outstanding common stock of iWallet Corporation through a subsidiary. Following this merger, we merged the subsidiary with and into our corporation, and changed our name to “iWallet Corporation” as part of that process. As a result of entering into the Merger Agreement, we are in the business of designing and developing biometric locking wallets and related physical, personal security products.

Our address is 7394 Trade Street, San Diego, California 92121. Our phone number is (858) 530-2958.  Our fiscal year end is December 31.

The Offering

Securities Being Offered	Up to 20,968,130 shares of our common stock, including 10,484,065 shares of common stock issued to the selling shareholders in private placements, as well as 10,484,065 shares of common stock underlying the warrants also issued to the selling shareholders in private placements.
Offering Price	All shares being offered are being sold by existing shareholders without our involvement, so the actual price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price will thus be determined by market factors and the independent decisions of the selling shareholders.
Minimum Number of Shares To Be Sold in This Offering	n/a
Maximum Number of Shares To Be Sold in This Offering	20,968,130
Securities Issued and to be Issued	33,919,419 shares of our common stock are issued and outstanding as of October 9, 2014. All of the common stock to be sold under this prospectus will be sold by existing shareholders. There will be no increase in our issued and outstanding shares as a result of this offering.
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

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Summary Financial Information
Balance Sheet Data	Fiscal Year Ended December 31, 2015 (audited)	Fiscal Year Ended December 31, 2013 (audited)
Cash	$465,847	$250,718
Total Assets	$1,074,949	$496,993
Liabilities	$344,075	$719,794
Total Stockholder’s Deficit	$2,647,088	$222,812
Statement of Operations
Revenue	$154,647	$85,769
Net Profit (Loss) for Reporting Period	$(2,424,276)	$(226,921)

Risk Factors

You should consider each of the following risk factors and any other information set forth herein and in our reports filed with the SEC, including our financial statements and related notes, in evaluating our business and prospects. The risks and uncertainties described below are not the only ones that impact on our operations and business. Additional risks and uncertainties not presently known to us, or that we currently consider immaterial, may also impair our business or operations. If any of the following risks actually occur, our business and financial results or prospects could be harmed. In that case, the value of the Common Stock could decline.

Risks Related to Our Business and Industry

Our failure to raise additional capital or generate the cash flows necessary to expand our operations and invest in our product offerings could reduce our ability to compete successfully and adversely affect our results of operations.

We will need to raise additional funds in order to execute on our business development plan over the long term. We may not be able obtain additional debt or equity financing on favorable terms, if at all. If we raise additional equity financing, our security holders may experience significant dilution of their ownership interests and the value of our common stock could decline. If we engage in debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness and force us to maintain specified liquidity or other ratios. If we cannot raise additional capital on acceptable terms, we may not be able to, among other things:

•	develop and enhance our products

•	develop our brand and acquire new customers

•	continue to expand our technology development, sales and marketing organizations

•	acquire complementary technologies, products or businesses

•	expand operations internationally

•	pay our debts as they come due

•	hire, train and retain employees

•	respond to competitive pressures or unanticipated working capital requirements

Our inability to do any of the foregoing could reduce our ability to compete successfully and adversely affect our results of operations.

4

Because we have experienced net losses to date, we may never be able to generate sufficient net revenue in the future to be profitable.

We have had net operating losses since inception and expect to continue experiencing net losses for the immediate future. In addition, we expect to make significant future expenditures related to the continued development and expansion of our business. Furthermore, as a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. As a result of these factors, to achieve profitability we will need to, among other matters, increase our customer base and our distribution channels. We cannot assure you that we will be able to increase our revenue in this manner and achieve profitability. As we expect to continue to invest in the development of our business, this investment could outpace growth in our revenue, and thereby impair our ability to achieve and maintain profitability.

Because we are dependent on outside manufacturers to produce our products, increases in manufacturing costs or component prices may negatively affect our operations

We currently rely on one manufacturer to manufacture our iWallet products to order. We are constrained by its manufacturing capabilities and pricing, and may face production delays or escalating costs if it is unable to manufacture a sufficient quantity of product at an affordable cost. Further, we could face production delays if it becomes necessary to replace our existing supplier with one or more alternative suppliers. These factors could have a material adverse effect on our business, prospects, and results of operations or financial condition. In addition, our operation could be significantly affected by increases in the cost of high quality carbon fiber or other raw materials necessary to manufacture our products.

Because there is an uncertain market for our products, we cannot be certain that they will gain wide acceptance or that we will be able to generate sustained sales growth.

While we believe that our innovative security products would be attractive to business professionals, we have only a limited operating history to determine the market acceptance for our products. No assurance can be given that a significant market for our products and services will be developed or sustained. If our iWallet security products do not gain wider acceptance amongst our target market, we will be unable to achieve sustained sales growth and our business may not be viable over the longer term.

Because the preservation of our intellectual property rights is essential to the success of our business, our failure to protect those rights could adversely affect our business.

Our intellectual property rights, including existing and future trademarks, patents, trade secrets and copyrights, are and will continue to be valuable and important assets of our business. We believe that our proprietary technology, as well as our other technologies and business practices, are competitive advantages and that any duplication by competitors would harm our business. We have taken measures to protect our intellectual property, but these measures may not be sufficient or effective. Intellectual property laws and contractual restrictions may not prevent misappropriation of our intellectual property or deter others from developing similar technologies. In addition, others may develop technologies that are similar or superior to our technology. Our failure to protect, or any significant impairment to the value of, our intellectual property rights could harm our business.

Our products may contain defects, which could adversely affect our reputation and cause us to incur significant costs.

Defects may be found in our products. Any such defects could cause us to incur significant return and exchange costs, re-engineering costs, divert the attention of our personnel from product development efforts, and cause significant customer relations and business reputation problems. If we deliver products with defects, our credibility and the market acceptance and sales of our products could be harmed.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

Having certain key personnel is essential to the development and marketing of the products we plan to sell and thus to the entire business itself. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

Even though we are not manufacturing the products ourselves, if any of the products we sell infringe on the intellectual property rights of others, we may find ourselves involved in costly litigation, which will negatively affect the financial results of our business operations.

Although we have not received notices of any alleged infringement, we cannot be certain that our products do not infringe on issued trademarks and/or copyright rights of others. We may be subject to legal proceedings and claims from time to time in our ordinary course of business arising out of intellectual property rights of others. These legal proceedings can be very costly, and thus can negatively affect the results of our operations.

5

Because we conduct business outside of the United States, we are subject to certain additional risks related to doing business in foreign countries.

We intend to conduct our business, in part, outside of the United States, and our products are manufactured under contract in China. Doing business in foreign countries carries with it certain risks that are not found in doing business in the United States. The risks of doing business in foreign countries that could result in losses against which we are not insured include:

•	exposure to local economic conditions;

•	potential adverse changes in the diplomatic relations of foreign countries with the United States;

•	hostility from local populations;

•	the adverse effect of currency exchange controls;

•	restrictions on the withdrawal of foreign investment and earnings;

•	government policies against businesses owned by foreigners;

•	investment restrictions or requirements;

•	expropriations of property;

•	the potential instability of foreign governments;

•	the risk of insurrections;

•	risks of renegotiation or modification of existing agreements with governmental authorities;

•	foreign exchange restrictions;

•	withholding and other taxes on remittances and other payments by subsidiaries; and

•	Changes in taxation structure.

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Risks Related to Legal Uncertainty

Because our articles of incorporation and bylaws and Nevada law limit the liability of our officers, directors, and others, shareholders may have no recourse for acts performed in good faith.

Under our articles of incorporation, bylaws and Nevada law, each of our officers, directors, employees, attorneys, accountants and agents are not liable to us or the shareholders for any acts they perform in good faith, or for any non-action or failure to act, except for acts of fraud, willful misconduct or gross negligence. Our articles and bylaws provide that we will indemnify each of our officers, directors, employees, attorneys, accountants and agents from any claim, loss, cost, damage liability and expense by reason of any act undertaken or omitted to be undertaken by them, unless the act performed or omitted to be performed constitutes fraud, willful misconduct or gross negligence.

If certain legislation, including the Sarbanes-Oxley Act of 2002, makes it more difficult for us to retain or attract officers and directors, we may be unable to hire such personnel and our business operations may be materially negatively impacted.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. As a public company, we are required to comply with the Sarbanes-Oxley Act. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We continue to evaluate and monitor developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Relating to our Common Stock

If we fail to remain current on our reporting requirements, we could be removed from quotation on the OTCQB, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTCQB, such as us, must be reporting issuers with the Securities and Exchange Commission and must be current in their reports in order to maintain price quotation privileges on the OTCQB tier of the electronic quotation system operated by OTC Markets, Inc. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Because our common stock could be deemed a low-priced “Penny” stock, it would be cumbersome for brokers and dealers to trade in our common stock, making the market for our common stock less liquid and negatively affect the price of our stock.

We may be subject to certain provisions of the Securities Exchange Act of 1934, commonly referred to as the “penny stock” as defined in Rule 3a51-1. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our stock is deemed to be a penny stock, trading will be subject to additional sales practice requirements of broker-dealers. These require a broker-dealer to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;

•	Disclose certain price information about the stock;

•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

•	Send monthly statements to customers with market and price information about the penny stock; and

•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, penny stock rules may restrict the ability or willingness of broker-dealers to trade and/or maintain a market in our common stock. Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

Because we became a public company through a reverse acquisition, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with our becoming public through a reverse acquisition. Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

Because we were formerly considered a “shell company” within the meaning of Rule 12b-2 under the Exchange Act, the ability of any holders of “restricted securities,” as defined under Rule 144 promulgated under the Securities Act, to re-sell their shares may be limited by applicable regulations for a period of time and our ability to attract additional investment through private offerings in the near future may be limited.

Formerly, we were classified as a “shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As such, any “restricted securities,” as defined under Rule 144 promulgated under the Securities Act, may not be resold in reliance on safe harbors provided under Rule 144 until: (1) we have filed Form 10 information with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company. We ceased to be a shell company on July 21, 2014. In addition, we filed Form 10 type information reflecting our status as a non-shell company with SEC in our Current Report on Form 8-K filed July 25, 2014, as amended on July 31, 2014 and September 3, 2014. One year must elapse from the date of this filing, however, until the requirements of Rule 144(i) are met. In addition, we must remain current in our SEC filingd during this period. As a result, we may experience difficulty in raising additional capital through private offerings of common stock or other securities until such time as the one year period has elapsed. For so long as the safe harbors provided under Rule 144 are not available to holders of restricted securities, our ability to raise significant additional capital in any offering other than a registered public offering may be severely limited. To the extent that any capital from future private offerings is available to us prior to the conclusion of the required one year period, the investors may demand re-sale registration rights in connection with such offerings or otherwise insist on terms which make such financings unattractive or infeasible.

7

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

All shares being offered will be sold by existing shareholders without our involvement, consequently the actual price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price will thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 20,968,130 shares of common stock offered through this prospectus. At the time of the purchase, the selling shareholders had no agreements or understandings to distribute the securities. The shares include the following:

•	7,261,945 shares of our common stock which were sold to accredited investors as part of a Private Placement which we completed on July 21, 2014, with a small additional closing on September 2, 2014, together with certain shares issued to licensed broker-dealers who assisted with the offering. The issuance and sale of said securities was made in reliance upon exemptions from registration pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended.

•	7,261,945 shares of common stock underlying warrants to purchase common stock at an exercise price of $0.60 per share which were also issued to the investors and participating brokers as part of the Private Placement discussed above.

•	3,222,120 shares of common stock issued upon conversion of certain Secured Convertible Debentures formerly issued by our accounting acquirer prior to our recent reverse merger. These debentures converted to common stock automatically upon the closing of our reverse merger on July 21, 2014.

•	3,222,120 shares of common stock underlying warrants to purchase common stock at an exercise price of $0.20 per share which were also issued to the converting debenture holders discussed above.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of September 5, 2014, including:

1. the number of shares owned by each prior to this offering;

2. the total number of shares that are to be offered by each;

3. the total number of shares that will be owned by each upon completion of the offering;

4. the percentage owned by each upon completion of the offering; and

5. the identity of the beneficial holder of any entity that owns the shares.

8

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 33,919,419 shares of common stock outstanding on October 9, 2014.

Name of Selling Shareholder	Shares Owned Prior to This Offering	Shares To Be Received Upon The Exercise of Warrants	Total Number Of Shares To Be Offered For Selling Shareholder Account	Total Shares To Be Owned Upon Completion of This Offering	Percent Owned Upon Completion Of This Offering
490824 Ontario Inc. (1)	70,000	70,000	140,000	0	0
Alexander Goyette	16,666	16,666	33,332	0	0
Arnd Springer	75,838	75,838	151,676	0	0
Arshan Borhan	83,333	83,333	166,666	0	0
Barry M. Polisuk Professional Corporation (2)	30,000	30,000	60,000	0	0
Bluenose Investment Management Inc. (3)	67,000	67,000	134,000	0	0
Brant Investments Limited (4)	166,667	166,667	333,334	0	0
Caldwell Securities Ltd. ITF Nicol MacNicol a/c #505-554RE	67,000	67,000	134,000	0	0
Canaccord Genuity Corp. IN TRUST FOR CAROLYN LATONDRESSE Account # 255283B2	70,000	70,000	140,000	0	0
Canaccord Genuity Corp. (5) IN TRUST FOR WEBWORKS MULTIMEDIA CORP Account # 258716B8	67,000	67,000	134,000	0	0
Canaccord Genuity Corp. (6) IN TRUST FOR MANNINGTON FINANCE LTD Account # 31FL28B1	337,000	337,000	674,000	0	0
Canaccord Genuity Corp. IN TRUST FOR NELLO DICOSTANZO AND/OR NATASHA FALZON JTWROS Account # 13C469E1	16,667	16,667	33,334	0	0
Canaccord Genuity Corp. IN TRUST FOR RONAYE MALETTE AND/OR CHARLES MALETTE JTWROS Account # 13E139B1	197,000	197,000	394,000	0	0

9

Canaccord Genuity Corp. IN TRUST FOR STEPHEN STEWART Account # 40P090E1	100,000	100,000	200,000	0	0
Canaccord Genuity Corp. IN TRUST FOR VITO NARDI Account # 41E775A1	83,333	83,333	166,666	0	0
Canaccord Genuity Corp. IN TRUST FOR TRACEY LOGAN 609 Granville St., Suite 2200 Vancouver, BC V7Y 1H2	1,118,173	1,118,173	2,236,346	0	0
CIBC Woodgundy ITF Hal Roback Acct # 42618133	160,000	160,000	320,000	0	0
Colin Mohammed	33,334	33,334	66,668	0	0
David Kegler	33,334	33,334	66,668	0	0
Donal Carroll	1,623,285	823,285	1,646,570	800,000	2.36%
G. Scott Paterson	200,000	200,000	400,000	0	0
Haron Ezer	35,000	35,000	70,000	0	0
Haywood Securities Inc. ITF Aton Select Fund (8)	300,000	300,000	600,000	0	0
Jack B. Chadsey	4,581,542	83,335	166,670	4,498,207	13.26%
Jack Maltz	33,333	33,333	66,666	0	0
Jodi Saltsman	150,000	150,000	300,000	0	0
Jon Rosenblatt	83,333	83,333	166,666	0	0
Leonard Shiffman	67,000	67,000	134,000	0	0
Leonidas Economopoulos	16,667	16,667	33,334	0	0
Limitless Ventures Inc. (9)	916,667	416,667	833,334	500,000	1.47%
Mary Anne Alton	114,886	114,886	229,772	0	0
Mukesh Steven Singh	330,000	330,000	660,000	0	0
Nimble Capital Inc. (10)	1,008,565	200,000	400,000	808,565	2.38%
PI Financial Corp. ITF (11) Pathfinder Asset Management Ltd. A/C #027-2849-1	233,333	233,333	466,666	0	0
Sandy Pascuzzi	500,000	500,000	1,000,000	0	0
Scotia Capital Inc. Pedro Quinzanos Cancino	30,000	30,000	60,000	0	0
Sudha Raman	70,000	70,000	140,000	0	0

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Vitor Fonseca	10,000	10,000	20,000	0	0
Carlise Overseas Ltd. (12)	333,000	333,000	666,000	0	0
Danny Gravelle	66,666	66,666	133,332	0	0
Janet Samantha Wade	100,000	100,000	200,000	0	0
Maria Mirenzi	16,667	16,667	33,334	0	0
First Republic Capital Corporation (13)	560,080	560,080	1,120,160	0	0
Caldwell Securities Ltd. (14)	4,690	4,690	9,380	0	0
7806221 Canada Inc. (15)	1,714,384	127,252	254,504	1,587,132	4.68%
Andrew and Gloria Durkacz	48,943	48,943	97,886	0	0
Gigi Pang Che-Kwan	489,432	489,432	978,864	0	0
Ballentyne Holdings Limited (16)	489,432	489,432	978,864	0	0
Pedro Quinzanos Cancino	73,415	73,415	146,830	0	0
Robert Iachetta	97,886	97,886	195,772	0	0
Stuart Adair	48,943	48,943	97,886	0	0
Thomas Keevil	48,943	48,943	97,886	0	0
Graham Wovenden	48,735	48,735	97,470	0	0
Michael Dalsin	87,722	87,722	175,444	0	0
Michael Swedak	146,204	146,204	292,408	0	0
Richard Goldstein	121,836	121,836	243,672	0	0
Anthony Durkacz	388,885	388,885	777,770	0	0
Anthony Viele	48,010	48,010	96,020	0	0
Elizabeth Burlacoff	96,021	96,021	192,042	0	0
Helmsquire Holdings Ltd. (17)	120,026	120,026	240,052	0	0
Jesse Kaplan	120,026	120,026	240,052	0	0
GMP Securities ITF Michael B. Stein a/c 400-TZMO-F	120,026	120,026	240,052	0	0
Skip Pym	48,010	48,010	96,020	0	0
Ronaye Malette	96,021	96,021	192,042	0	0
NBCN ITF 4HE700F (18)	48,010	48,010	96,020	0	0

(1) Erica Shuttleworth is the director of 490824

(2) Barry M. Polisuk is the owner of Barry M. Polisuk Professional Corporation

(3) Nigel Roberts is the President of Bluenose Investment Management Inc.

(4)Douglas Johnson is the beneficial owner of Brant Investments Limited

(5) Lance Morginn is the President of WEBWORKS MULTIMEDIA CORP

(6) Sacha Grut is the authorized signatory for Mannington Finance Ltd.

(8)  David Dawes is the director and sole authorized signatory of Aton Select Fund

(9) Pasquale Ceci is the President of Limitless Ventures Inc.

(10) Fabrice Taylor is an authorized signatory for Nimble Capital Inc.

(11) Douglas Johnson is a beneficial owner of Pathfinder Asset Management Ltd.

(12) Jigme Ribi is a director of Carlise Overseas Ltd.

(13) Anthony Durkacz and Richard Goldstein are the beneficial owners of First Republic Capital Corporation

(14)  Nicol Macnicol is the Vice President, Portfolio manager for Caldwell Securities Ltd.

(15) Bernard Adamski is owner and president of 7806221 Canada Inc.

(16) Richard Langley is an authorized signatory for Ballentyne Holdings Limited

(17) Sruli Weinreb is the Vice President of Equity Investments for Helmsquire Holdings Ltd.

(18) Taras Krutous is an authorized signatory for NBCN ITF 4HE700F

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Except as set forth below, none of the selling shareholders;

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years;
(2)	has been one of our officers or directors; or
(3)	are broker-dealers or affiliates of broker-dealers.

1. Jack B. Chadsey is our CEO and a member of our board of directors.

2. Anthony Durkacz is a member of our board of directors.

Plan Of Distribution

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 or Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

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Description of Securities

Our authorized capital stock consists of 75,000,000 shares of common stock, $0.001 par value per share. As of October 9, 2014, there were 33,919,419 shares of our common stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. However, the current policy of the board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of common stock have no preemptive, subscription, redemption or conversion rights.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Registration Rights

We have agreed to file a registration statement on Form S-1 for the re-sale of the shares of common stock issued in our private offering closed July 21, 2014 concurrently with our recent reverse merger, as well as the common stock issuable upon exercise of all warrants issued in that offering. In addition, we have agreed to file a registration statement on Form S-1 for the re-sale of shares issued upon conversion of the convertible debentures issued by our accounting predecessor, as well as the common stock issuable upon exercise of all warrants issued to those converting debenture holders. The Registration Statement of which this prospectus is a part has been filed in accord with these contractual commitments.

Options and Warrants

We do not have any options issued and outstanding. We issued the following warrants to purchase common stock, all exercisable for a period of two (2) years from the date of issue.

•	7,261,945 warrants to purchase common stock at a price of $0.60 per share. 7,062,112 of these warrants will expire on July 21, 2016; 199,833 of these warrants will expire on September 2, 2016.

•	3,222,120 warrants to purchase common stock at a price of $0.20 per share, which will expire on July 21, 2016

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

13

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Joe Laxague, Esq., our independent legal counsel, has provided an opinion on the validity of our common stock.

MNP LLP, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. MNP LLP has presented their report with respect to our audited financial statements.  The report of MNP LLP is included in reliance upon their authority as experts in accounting and auditing.

Description of Business

Principal Place of Business

Our principal offices are located at 7394 Trade Street, San Diego, California 92121.

Company Overview

We were incorporated as “Queensridge Mining Resources, Inc.” on January 29, 2010, in the State of Nevada for the purpose of engaging in mineral exploration. On July 21, 2014, we entered into a Merger Agreement with iWallet Corporation, a private California corporation, whereby we acquired all of the issued and outstanding common stock of iWallet Corporation through a subsidiary. Following this merger, we merged the subsidiary with and into our corporation, and changed our name to “iWallet Corp.” (‘iWallet”) as part of that process. As a result of entering into the Merger Agreement, we are in the business of designing and developing biometric locking cases and related physical, personal security products.

Description of Business

We are a designer and developer of innovative, physical, personal security products that incorporate the latest security and communication technologies to protect against identity, personal and financial information theft. iWallet is a registered trademark in the United States. Our flagship product is a biometric locking luxury storage case that protects cash, credit cards and personal information with a proprietary fingerprint security system. The iWallet features a carbon fiber which protects credit cards from being read by many types of RF devices in public spaces. Using Bluetooth Smart technology, iWallet owners can tether the iWallet to a supported smart device. A proximity alarm sounds on both devices when separated by about five meters. In addition, GPS tracking capabilities can be achieved through the same Bluetooth Smart technology and the smart phone.

In addition to our retail sales strategy, we also intend to focus on developing and licensing the following new technologies based upon our design and utility patents: biometric touch sensors coupled with Bluetooth Smart technology, Zero Passwords, voice and gesture recognition, and other biometric physical communication through iWallet products. We are working with outside software companies to enhance the firmware in all of our products.

We are based in San Diego, California and our business was originally founded in 2009. The initial version of the iWallet generated sales of over $700,000 in the first eighteen months following it launch. With improved designs and a better manufacturing partner, iWallet is ready to re-launch the product on a larger scale. Established sales channels include Stebis in Belgium, Luxemburg and the Netherlands, the Urban Collection Loyalty program in the U.S., UK and Canada, Peters Of Kensington in Australia, Hontus group, Planet Traveler in the U.S., Vivadi in Latin America, Brentano in the UK, and Gold Tree, LTD in Asia. We have been licensed by Apple Inc. as an official Accessory Developer.

Products and Technology

At this time, we are preparing to re-launch its flagship product and the iWallet 2.0. The suggested retail price will be $499. The new iWallets have the following features:

•	Sleek, compact industrial design with carbon fiber case
•	Pairs with the owner’s cellular phone via Bluetooth Smart technology
•	Patented, exclusive tamper resistant locking mechanism utilizes innovative fingerprint biometric reader for unlocking
•	Unique latch control that only consumes power during latching hence providing extended battery life
•	RFID blocking capability for enhanced wireless protection
•	Speaker providing audible feedback
•	GPS tracking capabilities through the user’s smart phone

14

Over the course of the next twelve months, we intend to bring the following additional products to market:

•	Storage devices with co-branding luxury partners
•	A secure passport case called the iPassport
•	A women’s iWallet version
•	A secure mobile personal safe in which to store pharmaceuticals
•	A smart “padlock” with a biometric reader for gym lockers and other personal areas that require security

We hold over twenty patents and patent applications filed in various countries around the world. Our products are currently manufactured under contract by a manufacturer based in Zhuhai, China, Apollo Electronics. The suppliers for our raw materials are currently Future Electronics, Namiki Motors, Cotech Taiwan, Digital Persona, Avnet Electronics, Avnet Taiwan, and Apollo Electronics. Historically, our largest major customer has been Neiman Marcus, which has been the source of approximately 51% of our gross revenues over the past year. As we expand our sales and distribution channels, we expect that our customer base will diversify and that, in the future, our revenues will not be dependent upon one or a few major customers.

We hold both utility and design patents and patent applications. All of our current utility patents will remain in effect until September 14, 2027. The duration of our design patents varies by country. The expiration dates of our current design patents, by country, is as follows:

Canada	June 10, 2023
Europe	December 9, 2036
China	December 12, 2021
Japan	May 18, 2032
Russia	December 13, 2036
Singapore	December 9, 2026
Taiwan	December 9, 2023

Market and Competition Overview

Our primary target demographic will be consumers who are in the market for luxury secure storage cases and similar accessories. We do not believe that the $500 approximate retail price to the end user will be an obstacle for our initial target demographic.  The carbon fiber process is labor intensive to manufacture. High net worth individuals appreciate the advantages of carbon fiber construction and spend tens of thousands of dollars outfitting their automobiles and other accessories with this material.

A comparison of the iWallet to the leather or canvas sure storage accessories currently offered by several major fashion designers is below:

Brand	Model	Price	Material	Bluetooth (Anti-theft/loss)	Fingerprint Reader	RFID Anti-Theft	Owner Access Only
Cartier	Santos de Cartier	$380	Leather	No	No	No	No
Salvatore Ferragamo	Bifold	$350	Leather	No	No	No	No
Louis Vuitton	Classic	$565	Canvas	No	No	No	No
Gucci	Bifold	$550	Canvas	No	No	No	No
iWallet	Slim	$529	Carbon Fiber	Yes	Yes	Yes	Yes

We believe the security, high technology, slim design, and carbon fiber construction of the iWallet can position it to compete for a share of the luxury secure accessories market.

15

Sales, Distribution and Growth Strategy

Our plan for marketing and raising awareness for the iWallet includes the following strategies:

•	Sell and market at major trade shows that attract global buyers such as the CES.
•	Align iWallet with high profile celebrities, bloggers, etc. for product validation.
•	Optimize the company’s e-commerce strategy through a multi-lingual program which allows the customer to communicate in over 70 different languages.
•	Continue worldwide media attention, primarily from BBC Worldwide, Fox News (Fox and Friends), Discovery Channel.
•	Establish a global distribution network for the retail, incentive, and loyalty markets

Our established distribution channels for the iWallet, as originally launched, include the following:

•	Neiman Marcus in North America

•	Stebis in Belgium, Luxemburg and Netherlands

•	Urban Collection Loyalty program in US, UK and Canada
•	Peters of Kensington’s in Australia
•	Hontus Group/Planet Traveler in US (co-branded)
•	Vivadi in Latin America
•	Oak Incentives in Canada
•	Brentano in UK
•	Gold Tree, LTD in Asia

The following are current prospective sales channels:

•	Co-branding for Dunhill and Ducati as well as other potential luxury partners. We are currently in partnering or licensing discussions with these companies.

•	TUMI

•	Brookstone

•	Dept. of Justice

•	Internal Revenue Service

We plan to increase our consumer off take within newly gained distribution at major regional high-end department stores, luxury specialty stores, and to expand to private brand stores. Together with our distribution partners, we are targeting major national retail channels. We believe a partnership with any one leading national chain would be transformative. We intend to develop our website towards wider market accessibility through links to other major potential purchasers. We will continue to be featured in ingadget.com and gizmodo.com, where the iWallet has been dubbed “The Fort Knox of Wallets.” We will also begin limited selling efforts in key international markets using further regional distributors in Europe, Asia, Canada, Australia, and South America. We are also in discussions with distribution companies in key opportunity geographies.

Employees

In addition to our named executive officers, we also employ a Project Manager, an in-house bookkeeper, and an outside comptroller that serves on a part time basis

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Description of Property

Our corporate headquarters are currently located in San Diego, California. We current lease approximately 3,000 square feet of space for $2,500 per month with a lease for one year that began on June 1, 2014.

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Legal Proceedings

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Our agent for service of process in Nevada is Clark Agency, LLC, 3273 East Warm Springs Rd., Las Vegas, NV 89120.

Market for Common Equity and Related Stockholder Matters

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by FINRA, and on the OTCQB tier of the electronic market place operated by OTC Markets, Inc. Our shares are currently quoted on the under the symbol “IWAL”.

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by OTC Markets, Inc. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ending December 31, 2014
Quarter Ended	High $	Low $
December 31, 2014	$1.0000	$0.3000
September 30, 2014	$1.0000	$0.0371
June 30, 2014	$0.0371	$0.0371
March 31, 2014	$0.0371	$0.0371

Fiscal Year Ending December 31, 2013
Quarter Ended	High $	Low $
December 31, 2013	$0.0371	$0.0371
September 30, 2013	$0.0371	$0.0371
June 30, 2013	$0.0371	$0.0371
March 31, 2013	$0.0371	$0.0371

As of March 26, 2015, the last closing price for our common stock was $0.14 per share.

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

17

Holders of Our Common Stock

As of March 26, 2015, we had 33,919,419 shares of our common stock issued and outstanding, held by fifty-eight (58) shareholders of record.

Transfer Agent

The transfer agent for our common stock is Empire Stock Transfer, Inc.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least six months is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the company's common stock then outstanding; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Pursuant to Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a shell company and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under Rule 144, restricted securities that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Until July 21, 2014, we were classified as a “shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As such, all restricted securities may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a “shell company” (such filing was made on July 25, 2014, when we filed a Current Report on Form 8-K); (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

Stock Option Grants

To date, we have not granted any stock options.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;
2.	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

18

 Financial Statements

Index to Financial Statements:

Audited Financial Statements:
F-1	Report of Independent Registered Public Accounting Firms
F-2	Balance Sheets as of December 31, 2014 and 2013;
F-3	Statements of Operations for the years ended December 31, 2014 and 2013;
F-4	Statement of Stockholders’ Equity (Deficit) as of December 31, 2014;
F-5	Statements of Cash Flows for the years ended December 31, 2014 and 2013;
F-6	Notes to Financial Statements

Audited Financial Statements:
F-23	Report of Independent Registered Public Accounting Firm
F-24	Balance Sheets as of December 31, 2013 and 2012;
F-25	Statement of Operations for the years ended December 31, 2013 and 2012;
F-26	Statement of Changes in Shareholder's Deficiency for the years ended December 31, 2013 and 2012;
F-27	Statement of Cash Flows for the years ended December 31, 2013 and 2012; and
F-28	Notes to Financial Statements.

19

Report of Independent Registered Public Accounting Firm

To the Board or Directors and Shareholders of iWallet Corp

We have audited the accompanying balance sheets of iWallet Corp as of December 31, 2014 and 2013 and the related statements of operations and comprehensive loss, changes in shareholder's (deficiency) equity and cash flows for the years then ended. iWallet Corp’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. iWallet Corp is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of iWallet Corp’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of iWallet Corp as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1, the Company has experienced negative cash flows from operations since inception and has accumulated a significant deficit which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not nclude any adjustments that might result from the outcome of this uncertainty.

/s/ MNP LLP

Chartered Professional Accountants
Licensed Public Accountants

Mississauga, Canada

March 31, 2015

F-1

 iWallet Corp

Balance Sheets

December 31, 2014 and 2013

	2014	2013
Assets
Current assets
Cash	$465,847	$250,718
Funds held in attorney trust (note 8)	20,000	39,705
Accounts receivable, net of allowance for doubtful accounts ($nil)	8,064	4,575
Deposits and deferred costs (note 9)	211,534	23,086
Inventory (note 4)	138,819	20,361
Due from shareholder (note 7)	114,349	61,833
	958,613	400,278
Intangible assets (note 5)	116,336	96,715
	$1,074,949	$496,993
Liabilities
Current liabilities
Bank indebtedness - current (note 6)	$4,347	$5,539
Accounts payable (note 7)	235,391	126,317
Accrued liabilities (note 8)	45,916	3,062
Due to related party (note 7)	3,030	37,842
Advances from investor (note 7)	474	69,678
Convertible debentures (notes 8, 11 and 12)	—	354,000
Tooling commitment liability (note 9)	41,153	105,816
	330,311	702,254
Bank indebtedness - long-term (note 6)	13,764	17,540
	344,075	719,794
Shareholder's equity (deficiency)
Common stock, par value $0.001, 75,000,000 shares authorized; 33,919,419 issued (2013 - 10,000,000) (note 11)	33,919	10,000
Shares to be issued (note 11(vi))	2,973	—
Additional paid-in capital	3,341,070	(9,989)
Deficit	(2,647,088)	(222,812)
	730,874	(222,801)
	$1,074,949	$496,993

The accompanying notes are an integral part of these financial statements.

F-2

 Wallet Corp

Statement of Operations and Comprehensive Loss
For the years ended December 31, 2014 and 2013

	2014	2013
Sales	$154,647	$85,769
Cost of sales (notes 2 and 13)	121,811	63,585
Gross profit	32,836	22,184
Expenses
Legal and professional fees	805,181	73,278
Share-based compensation (note 11)	629,735	—
Salaries and wages	293,483	—
Debt discount accretion (note 8)	289,991	—
Office and general expenses	231,597	9,583
Research and development	151,245	—
Travel	34,940	23,475
Rent	19,500	—
Interest and other finance charges	14,917	2,515
Provision for (recovery of) loss on tooling commitment (note 9)	(25,470)	139,213
Amortization of intangible assets	11,993	5,288
	2,457,112	253,352
Loss before recovery of income taxes	(2,424,276)	(231,168)
Recovery of income taxes (note 10)	—	4,247
Net and comprehensive loss	$(2,424,276)	$(226,921)
Net loss per share - basic and diluted (note 14)	$(0.12)	$(0.02)
Weighted average number of shares outstanding - basic and diluted (note 14)	20,140,136	10,000,000

The accompanying notes are an integral part of these financial statements.

F-3

 iWallet Corp

Statement of Changes in Shareholder's (Deficiency) Equity

for the years ended December 31, 2014 and 2013

						Shareholder's
	Class A Common Shares		Shares	Additional		(Deficiency)
	Shares	Amount	to be issued	Paid-in Capital	Deficit	Equity
Balance, January 1, 2013	10,000,000	$10,000	$—	$(9,989)	$4,109	$4,120
Net and comprehensive loss	—	—	—	—	(226,921)	(226,921)
Balance, December, 2013	10,000,000	10,000	—	(9,989)	(222,812)	(222,801)
Reverse recapitalization of Queensridge	9,037,147	9,037	—	(9,037)	—	—
Private placement	6,662,335	6,662	—	1,992,039	—	1,998,701
Cost of issue	—	—	—	(217,815)	—	(217,815)
Issuance of common stock units on conversion of convertible debenture	3,222,120	3,222	—	673,423	—	676,645
Beneficial conversion feature	—	—	—	289,991	—	289,991
Broker common stock units	599,610	600	—	(600)	—	—
Issuance of common stock units to management	4,398,207	4,398	—	623,058	—	627,456
Shares to be issued	—	—	2,973	—	—	2,973
Net and comprehensive loss	—	—	—	—	(2,424,276)	(2,424,276)
Balance, December 31, 2014	33,919,419	33,919	2,973	3,341,070	(2,647,088)	730,874

The accompanying notes are an integral part of these financial statements.

F-4

 iWallet Corp

Statements of Cash Flows

for the years ended December 31, 2014 and 2013

	2014	2013
Cash flow from operating activities
Net and comprehensive loss for the year	$(2,424,276)	$(226,921)
Items not affecting cash
Amortization of intangible assets	11,993	5,288
Provision for (recovery of) loss on tooling commitment (note 9)	(25,470)	139,213
Recovery of income taxes	—	(4,247)
Debt discount accretion	289,991	—
Interest accrued on convertible debentures	13,645	—
Share-based compensation	629,735	—
	(1,504,382)	(86,667)
Non-cash operating items resulted from changes in:
Accounts receivable	(3,489)	3,945
Deposits and deferred costs	(162,284)	(6,512)
Inventory	(118,458)	(6,620)
Accounts payable	109,074	71,244
Accrued liabilities	42,854	(622)
Tooling commitment liability	(64,663)	(4,869)
	(1,701,348)	(30,101)
Cash flow from investing activities
Expenditures on intangible assets	(31,614)	(39,565)
	(31,614)	(39,565)
Cash flow from financing activities
Funds repaid to related party	(34,812)	(21,938)
Funds advanced to shareholder	(52,516)	(48,781)
Receipt of funds held in attorney trust	19,705	(39,705)
Repayment of bank indebtedness	(4,968)	(6,332)
Advances from investor	11,796	69,678
Proceeds from issuance of convertible debentures	228,000	354,000
Proceeds from issuance of common stock units for cash	1,780,886	—
	1,948,091	306,922
Increase in cash	215,129	237,256
Cash, beginning of year	250,718	13,462
Cash, end of year	$465,847	$250,718

The accompanying notes are an integral part of these financial statements.

F-5

 iWallet Corp

Notes to Financial Statements

December 31, 2014 and 2013

1. Nature of Business and Going Concern

iWallet Corp (“the Company”) is engaged in the design, development, manufacturing and sales of bio-metric locking wallets, which operate by scanning a user’s fingerprint to open the wallet.

iWallet Corporation (“iWallet”) was incorporated on November 18, 2009 in the State of California and is located at 7394 Trade Street, San Diego, California 92121. On July 21, 2014 the Company merged with iWallet Acquisition Corporation (the “Acquisition Sub”) (“the Merger”), a subsidiary formed by Queensridge Mining Resources, Inc. (“Queensridge”) for purposes of the Merger, which resulted in the Company becoming a wholly-owned subsidiary of Queensridge. Immediately following the merger the Acquisition Sub merged with and into Queensridge. Queensridge immediately changed its name to iWallet Corp and is continuing the business of iWallet as its only line of business.

The Company began trading on July 21, 2014 in the United States of America (“USA”) on the OTCQB Exchange under the ticker symbol IWAL.

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (‘U.S. GAAP’), which contemplates continuation of the Company as a going concern.

As of December 31, 2014, the Company has a deficit of $2,647,088 (2013 - $222,812) and has significant losses and negative cash flows from operations. The Company completed a public listing transaction which raised additional funds and includes warrant agreements which may provide additional funds. However, there is no certainty that the Company will be successful in generating sufficient cash flow from operations or achieving and maintaining profitable operations in the near future to enable it to meet its obligations as they come due. As a result there is substantial doubt regarding the Company’s ability to continue as a going concern. The future of the Company is dependent upon its ability to obtain financing and upon achieving profitable operations.

Management has raised additional capital through private placement offerings and has plans to raise funds through public offering of its capital stock. While the Company has been successful in securing such financing in the past, there is no assurance that it will be able to do so in the future. Accordingly, these financial statements do not give effect to adjustments, relating to the recoverability and classification of recorded assets, or the amounts of and classifications of liabilities that might be necessary in the event the Company cannot continue in existence.

These financial statements do not include any adjustments relating to the recoverability and classification of the recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. All adjustments, consisting only of normal recurring items, considered necessary for fair presentation have been included in these financial statements.

F-6

2. Significant Accounting Policies

Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates. Significant estimates include amounts for inventory valuation, useful lives of patents, trademarks, software and website development costs and the warranty provision.

Allowance for doubtful account

The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated credit risk by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is estimated and recorded based on management’s assessment of the credit history with the customer and the current relationships with them. On this basis management has determined that an allowance for doubtful accounts of $nil was appropriate as of both December 31, 2014 and 2013.

Inventory

Inventory is stated at the lower of cost or market determined using the first-in, first-out method. Inventory is periodically reviewed for use and obsolescence, and adjusted as necessary. Inventory consists of raw materials, finished goods and goods-in-transit.

Intangible assets

Patents and trademarks are measured at cost. Legal fees associated with patents and trademarks, which are expected to be issued, are recorded as patents and trademarks on the balance sheets. Upon approval by the relevant patent office, the patents and trademarks are amortized over their respective expected lives. Patent and trademark costs associated with patents or trademarks which are not approved or are abandoned, are expensed in the period in which such patents are not approved.

The Company is expects to maintain patents for up to 20 years from the effective date and the trademark registrations for as long as the trademarks remain in use and the required filings are made to keep them in use. However, based on the Company's assessment of potential innovation or other competing technological developments a useful life of ten years has been assessed for both the patents and the trademarks.

Software consists of costs relating to the development of the software behind the biometric scanning and the other security programs involved in the wallets. Costs relating to the development of this software are capitalized and amortized over its estimated useful life of ten years.

Website development costs relating to website and mobile application and software development are also capitalized and amortized over its estimated useful life of three years.

Topic 350-20, Goodwill, and 350-30, General Intangibles Other than Goodwill, in the Accounting Standards Codification (“ASC”) requires intangible assets with a finite life be tested for impairment whenever events or circumstances indicate that the carrying amount of an asset (or asset group) may not be recoverable. An impairment loss would be recognized when the carrying amount of an asset exceeds the estimated discounted cash flow used in determining the fair value of the asset.

F-7

2. Significant Accounting Policies - continued

Fair value of financial instruments

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Included in the ASC Topic 820 framework is a three level valuation inputs hierarchy with Level 1 being inputs and transactions that can be effectively fully observed by market participants spanning to Level 3 where estimates are unobservable by market participants outside of the Company and must be estimated using assumptions developed by the Company. The Company discloses the lowest level input significant to each category of asset or liability valued within the scope of ASC Topic 820 and the valuation method as exchange, income or use. The Company uses inputs which are as observable as possible and the methods most applicable to the specific situation of each company or valued item.

The carrying amounts of cash, accounts receivable, due from shareholder, accounts payable, accrued liabilities, bank indebtedness, due to related party, advances from investor, convertible debentures and tooling debt obligation approximate fair value because of their short-term nature. Per ASC Topic 820 framework these are considered Level 2 inputs where inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Interest rate risk is the risk that the value of a financial instrument might be adversely affected by a change in the interest rates. The bank indebtedness has a variable interest rate, which results in an exposure to interest rate risk resulting from an increase in rates. In seeking to minimize the risks from interest rate fluctuations, the Company manages exposure through its normal operating and financing activities. All other liabilities are non-interest bearing.

Derivative financial instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks.

The Company reviews the terms of convertible debt, equity instruments and other financing arrangements to determine whether there are embedded derivative instruments, including embedded conversion options that are required to be bifurcated and accounted for separately as a derivative financial instrument. Also, in connection with the issuance of financing instruments, the Company may issue freestanding options or warrants to employees and non-employees in connection with consulting or other services. These options or warrants may, depending on their terms, be accounted for as derivative instrument liabilities, rather than as equity.

Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. To the extent that the initial fair values of the freestanding and/or bifurcated derivative instrument liabilities exceed the total proceeds received an immediate charge to income is recognized in order to initially record the derivative instrument liabilities at their fair value.

F-8

2. Significant Accounting Policies - continued

Derivative financial instruments - continued

The discount from the face value of the equity instruments resulting from allocating some or all of the proceeds to the derivative instruments, together with the stated rate of interest on the instrument, is amortized over the life of the instrument through periodic charges to income, using the effective interest method.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period. If reclassification is required, the fair value of the derivative instrument, as of the determination date, is reclassified. Any previous charges or credits to income for changes in the fair value of the derivative instrument are not reversed. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date.

Revenue recognition

The Company derives revenue primarily from the sale of its wallets. In accordance with Staff Accounting Bulletin No. 104, revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the amount is fixed or determinable and collection is reasonably assured.

The Company also derives an insignificant amount of revenue from providing engraving of the wallets. Engraving revenues are recognized concurrent with the revenues for the related wallet.

Earnings/loss per share of common stock

Loss per common share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding during the period. Common stock equivalents are excluded from the computation of diluted loss per share when their effect is anti-dilutive.

Income taxes

Income taxes are computed in accordance with the provisions of ASC Topic 740, which requires, among other things, a liability approach to calculating deferred income taxes. The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in its financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company is required to make certain estimates and judgments about the application of tax law, the expected resolution of uncertain tax positions and other matters. In the event that uncertain tax positions are resolved for amounts different than the Company’s estimates, or the related statutes of limitations expire without the assessment of additional income taxes, the Company will be required to adjust the amounts of the related assets and liabilities in the period in which such events occur. Such adjustments may have a material impact on the Company’s income tax provision and results of operations.

F-9

2. Significant Accounting Policies - continued

Shipping and handling costs

The Company’s shipping and handling costs of $22,408 are included in cost of sales for the year ended December 31, 2014 (2013 - $11,122).

Research and development

The Company is engaged in research and development work. Research and development costs are charged as operating expense of the Company as incurred. Any recovery of costs received for research and development work is used to offset these expenditures. For the year ended December 31, 2014 the Company spent $151,245 (2013 - $nil) towards research and development expenses for the new generation of iWallet products and new products to market.

Foreign currency translation

The functional currency of the Company is the U.S. dollar. All of the Company’s revenue and materials purchased from suppliers are denominated in, or linked to, the U.S. dollar. Transactions denominated in currencies other than the functional currency are converted to the functional currency on the transaction date, and any resulting assets or liabilities are further translated at each reporting date and at settlement.

Product warranties

The Company offers a one year warranty on its products, which it provides for based on estimated warranty costs at the time of sale and accrues for specific items at the time their existence is known and the amounts are determinable. The Company estimates warranty costs using standard quantitative measures based on industry warranty claim experience and evaluation of specific customer warranty issues. The Company currently estimates warranty costs as approximately 2% of revenue (2013 – 4%).

Segment reporting

ASC 280-10, “Disclosures about Segments of an Enterprise and Related Information”, establishes standards for the way that public business enterprises report information about operating segments in the Company’s financial statements. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company only operates in one reportable segment; however, required entity-wide information is included in note 15.

F-10

3. Recently Issued Accounting Standards and Recently Adopted Accounting Pronouncement

On May 28, 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. The accounting standard is effective for annual reporting periods (including interim reporting periods within those periods) beginning after December 15, 2017. Early adoption is not permitted. The impact on the financial statements of adopting ASU 2014-09 will be assessed by management.

On August 27, 2014, the FASB issued a new financial accounting standard on going concern, ASU No. 2014-15, “Presentation of Financial Statements – Going Concern (Sub-Topic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” The standard provides guidance about management’s responsibility to evaluate whether there is a substantial doubt about the organization’s ability to continue as a going concern. The amendments in this Update apply to all companies. They become effective in the annual period ending after December 15, 2016, with early application permitted. The impact on the financial statements of adopting ASU 2014-15 will be assessed by management.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

4. Inventory

	December 31,	December 31,
	2014	2013
Raw materials and components	$86,606	$—
Finished goods	32,622	20,361
Goods in-transit	19,591	—
	$138,819	$20,361

5. Intangible Assets

			December 31,
		Accumulated	2014
	Cost	Amortization	Net Book Value
Patents	$68,119	$16,078	$52,041
Trademarks	16,909	4,739	12,170
Software	40,000	3,875	36,125
Website Development (i)	16,000	—	16,000
	$141,028	$24,692	$116,336

F-11

5. Intangible Assets - continued

(i)	The Company engaged an arm's length third party vendor to complete development of their website and mobile application software. Development was completed in December 2014; accordingly, although ready for use, the costs were not amortized as any amortization would have been insignificant.

			December 31,
		Amortization	2013
	Cost	Accumulated	Net Book Value
Patents	$65,930	$9,375	$56,555
Trademarks	13,484	3,324	10,160
Software	30,000	—	30,000
	$109,414	$12,699	$96,715

Amortization for the year ended December 31, 2014 was $11,993 (2013 - $5,288).

6. Bank Indebtedness

The bank indebtedness of the Company consists of a secured line of credit with a limit of $35,000 bearing interest at the annual prime rate plus 1.25%, which as at December 31, 2014 and 2013 was 4.5%, and with monthly repayments determined as follows:

a) the greater of:

i)	two percent (2%) of the outstanding principal balance outstanding on the last day of the billing period, or
ii)	$100, and

b) accrued interest since the date of the last payment.

On termination of the line of credit, the amount will become due over a period determined by the creditor of between thirty-six and eighty-four months, or over three to seven years, which at the time of the agreement was determined to be forty-eight months, or four years.

The line of credit is subject to various non-financial covenants that would constitute an event of default, notably: ownership change or sale of the business; closure or failure to maintain the related checking account; insolvency or any bankruptcy proceedings; or, any other defaults on other contracts with the creditor or with any other financial institution.

F-12

6. Bank Indebtedness - continued

Security for the line of credit is the cash in the chequing account held with the bank.

	December 31,	December 31,
	2014	2013
Line of credit	$18,111	$23,079
Less: current portion - estimated based on (a)(i) above	(4,347)	(5,539)
	$13,764	$17,540

Principal repayments estimated based on (a)(i) above as at December 31, 2014:

2016	$5,213
2017	5,213
2018	3,338
$13,764

7. Related Party Transactions and Balances

	December 31,	December 31,
	2014	2013
Current assets
Due from shareholder	$114,349	$61,833
Current liabilities
Due to related party	$3,030	$37,842
Advances from investor	$474	$69,678

The above balances are non-interest bearing, unsecured and due on demand. The related party is is affiliated by virtue of common ownership.

The advances from investor were funds advanced for purposes of covering operating expenses of the Company and $81,000 of these advances were formalized into a convertible debenture during the year (note 8). At December 31, 2013, the investor was also serving as interim Chief Financial Officer (“CFO”) and accordingly these transactions constitute related party transactions; however, on January 1, 2014 the investor resigned as interim CFO.

For the year ended December 31, 2014, the Company expensed $7,901 (2013 – $nil) to Shelter Rock International, LLC (“SRI”) for consulting services. The Principal of SRI is a director of the Company. As at December 31, 2014, the balance owing to SRI was $2,788 (2013 – $nil).

F-13

7. Related Party Transactions and Balances

For the year-ended December 31, 2014, the Company incurred $188,544 (2013 – $nil) with First Republic Capital Corporation (“FRC”) for agent fees in connection with the private placement and reverse merger transaction. The Executive Vice-President of FRC is also a director of the Company. As at December 31, 2014, the balance owing to FRC was $nil (2013 – $nil).

8. Convertible Debentures

In December of 2013, the Company entered into a series of secured convertible debenture agreements (the “convertible debentures”) with various investors amounting to $354,000, of which $39,705 was held in attorney's trust to fund related closing costs. During fiscal 2014 the Company closed on an additional $309,000 of convertible debentures with the same terms, inclusive of $81,000 of advances from investor formalized into a convertible debenture during the year (note 7), bringing the total convertible debentures outstanding to $663,000. The convertible debentures bear interest at 5% per annum calculated monthly and payable on maturity and had an original maturity date of June 30, 2014. During the year, the Company extended the maturity to August 15, 2014, including the formalization of the advances from investor in note 7.

At the time of issuance there was no beneficial conversion feature since each convertible debenture contains a conversion option contingently exercisable upon the approval from the Securities and Exchange Commission or the TSX Venture Exchange for listing of its common shares. The conversion price is based on the price at which the Company sells or issues common shares or units, less a discount of 30%. A unit would consist of one common stock and one common stock purchase warrant entitling the holder to purchase one additional common share at an exercise price of $0.20 and with a term of 24 months. Similarly, the Company has the option to force conversion upon approval of a public listing at the same conversion price.

On July 21, 2014, the Company completed the Transaction and forced conversion of the aggregate of $663,000 Convertible Debentures and $13,645 of accrued interest into 3,222,120 common stock and common stock purchase warrants at an exercise price of $0.20 and with a term of 24 months (see notes 11 and 12).

Upon the occurrence of the public listing, the conversion feature of the Convertible Debenture was “in the money” and was therefore deemed to contain a beneficial conversion feature. The conversion price to the debenture holders was $0.21. The Company measured and immediately recognized the full value of the beneficial conversion feature as debt discount accretion in the statement of operations and comprehensive loss and an adjustment to additional paid-in capital of $289,991.

F-14

9. Tooling Commitment Deposit, Deferred Costs and Liability

On May 26, 2011, the Company signed a contract with a supplier under which they are required to pay for tooling costs in addition to their regular purchase orders (the “tooling commitment”). Under the terms of the tooling commitment the Company was required to pay for 30% of the contracted tooling costs upon execution (the “tooling commitment deposit”) and the remaining 70% over the purchase of 5,000 units over a nine month period (the “tooling commitment liability”). If 5,000 units were not purchased within those nine months, then the remaining amount was due within thirty days.

As of February 27, 2012, the Company had not reached the contracted level of purchases and an informal agreement to extend the period was made; however, by December 31, 2012 the Company had not complied and as a result, the entire amount would have been considered due.

On August 24, 2013, the Company entered into a revised agreement with the supplier that extended the term another twelve months to August 24, 2014. As of December 31, 2014, the contract has expired and the tooling commitment of $41,153 is due on demand.

The tooling commitment deposit is included in deposits and deferred costs and is capitalized into inventory as units are purchased based on the 5,000 unit commitment. The tooling commitment liability becomes due and is recognized into accounts payable as units are purchased and the corresponding deferred costs are capitalized into inventory, all of which is based on the 5,000 unit commitment.

During 2013, it was determined that based on the actual sales realized in 2013, the Company would likely not be able to meet the 5,000 unit commitment order. Accordingly, the Company recorded a loss on the tooling commitment based on the shortfall of the expected number of units to be sold in 2014 resulting in a loss of $139,213 in the statement of operations and comprehensive loss.

During 2014, the actual sales realized in 2014 exceeded the expected sales. As such the Company recognized a recovery on the tooling commitment of $25,470 in the statement of operations and comprehensive loss.

	December 31,	December 31,
	2014	2013
Tooling commitment deposit	$6,682	$41,119
Tooling commitment deferred costs	—	100,947
	6,682	142,066
Provision for loss on tooling commitment	—	(139,213)
Tooling commitment deposit and deferred costs	6,682	2,853
Other prepaid deposits and insurance	204,852	20,233
Deposits and deferred costs	$211,534	23,086
Tooling commitment liability	$41,153	$105,816

F-15

 10. Income Taxes

Components of (loss) income before income taxes consists of the following:

	2014	2013
U.S.	$(2,424,276)	$(226,921)

The provision (recovery) for income taxes consists of the following:

	2014	2013
Current
Federal	$—	$—
State	—	—
	—	—
Deferred	$—	$(4,247)

The reconciliation of the provision (recovery) for income taxes based on the combined U.S. statutory federal and state tax rate of 40.75% (Federal - 35%; State - 5.75%, net of Federal benefit) to the effective tax rates:

	2014	2013
Net loss before recovery of income taxes	$(2,424,276)	$(231,168)
Statutory rate	40.75	40.75
Expected income tax recovery	$(987,892)	$(94,201)
Non-deductible expenses	182,146	49,161
Change in tax benefits not recognized	805,746	45,040
Recovery of income taxes	$—	$—

F-16

 10. Income Taxes - continued

The components of deferred taxes are as follows:

	2014	2013
Deferred tax assets (liabilities)
Current
Accrued liabilities	$1,220	$(253)
Provision for loss on tooling commitment	56,729	56,724
Valuation allowance	(57,949)	(56,471)
	$—	$—
Non-current
Intangible assets	$2,244	$7,955
Net operating losses	741,774	45,031
Share based compensation	113,326
Valuation allowance	(857,254)	(52,986)
	$—	$—

The change in the gross unrecognized tax benefits of the Company is as follows:

Deferred income taxes are provided as a result of temporary differences that arise due to the differences between the income tax values and the carrying amount of assets and liabilities. Deferred income tax assets have not been recognized in respect of the following deductible temporary differences:

	2014	2013
Beginning balance	$109,457	$13,422
Additions related to the current year	805,746	96,035
Reductions related to prior years	—	—
Unrecognized tax benefits end of year	$915,203	$109,457

The Company has non-capital income tax losses that expire as follows:

2031	19,567
2032	15,068
2033	110,515
2034	2,244,690
$2,279,330

F-17

10. Income Taxes - continued

The Company calculates its income tax expense by estimating the annual effective tax rate and applying that rate to the year-to-date ordinary income at the end of the period.   The Company records a tax valuation allowance when it is more likely than not that it will not be able to recover the value of its deferred tax assets.  As of December 31, 2014 and 2013, the Company calculated its estimated annualized effective tax rate at 0% and 0%, respectively. The Company had no income tax expense on its $2,228,793 pre-tax loss for the twelve months ended December 31, 2014.   The Company recognized no income tax expense based on its $226,919 pre-tax loss for the twelve months ended December 31, 2013.

The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit.   For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.  The Company recognizes interest accrued on uncertain tax positions as well as interest received from favorable tax settlements within interest expense. The Company recognizes penalties accrued on unrecognized tax benefits within general and administrative expenses. As of December 31, 2014 and 2013, the Company had no uncertain tax positions.

The Company does not anticipate any significant changes to the total amounts of unrecognized tax benefits in the next twelve months. In many cases the Company's uncertain tax positions are related to tax years that remain subject to examination by tax authorities. The following describes the open tax years, by major tax jurisdiction, as of December 31, 2014:

Federal	2010 – present
State	2010 – present

F-18

11. Share Capital

The Company is authorized to issue 75,000,000 shares of Common Stock with a par value of $0.001 and had 33,919,419 shares of Common Stock issued and outstanding as of December 31, 2014.

	No. of shares	Amount
Balance January 1, 2013 and December 31, 2013 (i)	10,000,000	$10,000
Recapitalization adjustment (ii)	9,037,147	9,037
Private placement (iii)	6,479,002	6,479
Private placement (iv)	183,333	183
Broker common stock units (iii)(iv)	599,610	600
Issuance of common stock on conversion of convertible debentures(v)	3,222,120	3,222
Issuance of shares to employees (vi)	4,398,207	4,398
Balance December 31, 2014	33,919,419	$33,919

F-19

11. Share Capital

On July 21, 2014, the Company entered into a merger agreement with Queensridge Mining Resources Inc. (“Queensridge”) to complete the Merger whereby all of the issued and outstanding common stock of the Company will be exchanged for shares of Queensridge.

(i)	The holder of the common shares of the Company exchanged their shares on a pro-rata basis for 10,000,000 newly-issued shares of common stock prior to the closing of the Merger.
(ii)	The total number of Queensridge common shares issued and outstanding as of June 30, 2014 was 6,427,800 with a par value of $0.001 for a total of $6,428. On July 10, 2014 Queensridge completed a stock split transaction of the authorized and outstanding common stock. As a result, the authorized shares of common stock capital increased to 34,113,790. On July 21, 2014 prior to the Merger, Mr. Philip Stromer and certain other shareholders cancelled 25,076,643 shares. As a result, the remaining number of shares outstanding prior to the Merger was 9,037,147.
(iii)	Concurrently with the Merger, the Company closed a Private Placement of 6,479,002 units (each a “Unit”) at $0.30 per Unit for gross proceeds of $1,943,701. Each Unit consists of one share of common stock and one common stock purchase warrant exercisable at $0.60 for a period of two years.

The agent of the Private Placement received 583,110 broker Units at an exercise price of $0.60 per Unit for a period of two years. Each Unit is comprised of one share of Common stock and one common stock purchase warrant exercisable at $0.60 for a period of two years.

The agent of the Private Placement received cash compensation of 9% of the gross proceeds of the financing for a total of $174,933 plus additional costs of $34,092 for legal expenses.

(iv)	On September 2, 2014, the Company closed an additional private placement of 183,333 units at$0.30 per Unit for gross proceeds of $55,000. Each Unit consists of one share of common stock and one common stock purchase warrant exercisable at $0.60 for a period of two years.

The agent of the Private Placement received 16,500 broker Units at an exercise price of $0.60 per Unit for a period of two years. Each Unit consists of one share of common stock and one common stock purchase warrant exercisable at $0.60 for a period of two years.

The agent of the Private Placement received cash compensation at 9% of the gross proceeds of the financing for a total of $4,950 plus additional costs of $3,840 for legal expenses.

In connection with the closing of the Merger, the Company issued 3,222,120 units at a price of $0.30 per Unit upon conversion of the Convertible Debentures, originally valued at $663,000 (see note 8). Each unit consists of one share of common stock and one common stock purchase warrant exercisable at $0.20 for a period of two years from conversion date.

F-20

11. Share Capital

(v)	On September 2, 2014 the Company entered into an agreement with the Chief Executive Officer (CEO) to issue 4,398,207 shares, or 15% of the Company’s outstanding common stock as of July 21, 2014. The Company’s stock price was $0.30 at the time of issuance, resulting in a total value of $1,319,462. The shares will vest as to 1,172,855 on each of September 2, 2014, August 31, 2015 and August 31, 2016, and 879,642 shares on August 31, 2017. For the year ended December 31, 2014 1,172,855 shares have vested, with remaining amounts to be vested on each anniversary date. As at December 31, 2014 a total of $626,762 has been expensed as stock-based compensation using the graded vesting method.

To account for subsequent dilution, the CEO is to maintain a 15% ownership at the end of the initial term of his employment contract August 31, 2017. Additional equity shall be issued and vested on each anniversary date.

Subsequent to the agreement, the Company completed a private placement (note 11(iv)) for 199,833 common stock. The CEO is to be issued an additional 29,975 common stock. At the time of issuance, the Company’s stock price was $0.30 per share, resulting in a total value of $8,992, As of December 31, 2014, $2,973 has vested which is presented as shares to be issued and expensed as stock-based compensation using the graded vested method.

12. Warrants

The following is a continuity schedule of the Company’s common stock purchase warrants:

	No. of warrants	Exercise Price
Outstanding and exercisable, December 31, 2013	—	$—
Issued July 21, 2014	6,479,002	$0.6
Issued July 21, 2014 – broker warrants	583,110	$0.6
Conversion of convertible debentures	3,222,120	$0.2
Issued September 2, 2014	183,333	$0.6
Issued September 2, 2014 – broker warrants	16,500	$0.6
Expired	—	$—
Outstanding and exercisable, December 31, 2014	10,484,065	$0.48

The following is a summary of the common stock purchase warrants outstanding as of December 31, 2014:

Exercise Price ($)	No. of warrants	Expiry date
0.6	7,062,112	July 21, 2016
0.2	3,222,120	July 21, 2016
0.6	199,833	September 2, 2016
	10,484,065

F-21

13. Commitments and Contingencies

Legal Matters

From time to time, the Company may be involved in a variety of claims, suits, investigations and proceedings arising from the ordinary course of our business, collections claims, breach of contract claims, labor and employment claims, tax and other matters. Although claims, suits, investigations and proceedings are inherently uncertain and their results cannot be predicted with certainty, the Company believes that the resolution of current pending matters will not have a material adverse effect on its business, financial position, results of operations or cash flow. Regardless of the outcome, litigation can have an adverse impact on the Company because of legal costs, diversion of management resources and other factors.

Warranty Provisions

The Company is also exposed to warranty contingencies associated with the iWallet and has recorded a provision for these for the year ended December 31, 2014 of $6,679 (2013 - $3,062) which is included in accrued liabilities, however, the actual amount of loss could be materially different.

The actual warranty claims for the twelve month period ended December 31, 2014 was $4,023 (2013 - $12,074) which is included in cost of sales.

14. Basic and Diluted Loss Per Share

Basic and diluted loss per share is computed using the weighted average number of common stock outstanding. Diluted loss per share and the weighted average number of shares of common stock exclude 10,484,065 potentially dilutive warrants (note 12) and 29,975 shares (note 11(vi)) since their effect is anti-dilutive.

15. Segmented Reporting

All of the Company's long-lived assets are located in the United States.

During the year period ended December 31, 2014, the majority of the sales were domestic; however total international sales accounted for 14%. No individual countries were in excess of ten percent of total sales.

During the year ended December 31, 2013, no individual countries were in excess of ten percent of total sales.

F-22

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholder of iWallet Corporation

We have audited the accompanying balance sheets of iWallet Corporation as of December 31, 2013 and 2012, and the related statements of operations and comprehensive (loss) income, changes in deficit, and cash flows for the years then ended. iWallet Corporation’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. iWallet Corporation is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of iWallet Corporation’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of iWallet Corporation as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1, the Company has a significant working capital deficiency and has incurred significant losses and negative cash flows from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Ontario

April 4, 2014

ACCOUNTING › CONSULTING › TAX 701 EVANS AVENUE, 8TH FLOOR, TORONTO ON, M9C 1A3 P: 416.626.6000 F: 416.626.8650 MNP.ca

F-23

iWallet Corporation

Balance Sheets

December 31, 2013 and 2012

	2013	2012
Assets
Current assets
Cash	$250,718	$13,462
Funds held in attorney trust (note 8)	39,705	—
Accounts receivable	4,575	8,520
Deposits and deferred costs (note 9)	23,086	155,788
Inventory (note 4)	20,361	13,742
Due from shareholder (note 7)	61,833	13,052
	400,278	204,564
Intangible assets (note 5)	96,715	62,436
	$496,993	$267,000
Liabilities
Current liabilities
Bank indebtedness - current (note 6)	$5,539	$7,059
Accounts payable	126,317	55,074
Accrued liabilities (notes 8 and 12)	3,062	3,684
Due to related party (note 7)	37,842	59,779
Advances from investor (note 7)	69,678	—
Convertible debentures (note 8)	354,000	—
Tooling commitment liability (note 9)	105,816	110,685
Deferred tax liabilities - current (note 10)	—	368
	702,254	236,649
Bank indebtedness - long-term (note 6)	17,540	22,352
Deferred tax liabilities (note 10)	—	3,879
	719,794	262,880
Shareholder's (deficiency) equity
Class A common shares, par value $0.001, 200,000,000 shares authorized; 10,000 issued (2012 - 10,000) (note 11)	10	10
Class B common shares, par value $0.001, 100,000,000 shares authorized; Nil issued (2012 - Nil) (note 11)
Preferred shares, par value $0.001, 10,000,000 shares authorized; Nil issued (2012 - Nil) (note 11)
Additional paid-in capital	1	1
Retained earnings	(222,812)	4,109
	(222,801)	4,120
	$496,993	$267,000

The accompanying notes are an integral part of these financial statements.

F-24

 iWallet Corporation

Statements of Operations and Comprehensive (Loss) Income

for the years ended December 31, 2013 and 2012

	2013	2012
Sales	$85,769	$159,288
Cost of sales	63,585	79,550
Gross profit	22,184	79,738
Expenses
Legal and professional fees	73,278	41,491
Office and general expenses	9,583	9,040
Travel	23,475	6,786
Interest and bank fees	2,515	3,179
Research and development	—	3,200
Provision for loss on tooling commitment (note 9)	139,213	—
Amortization of intangible assets	5,288	3,904
	253,352	67,600
(Loss) income before (recovery of) provision for income taxes	(231,168)	12,138
(Recovery of) provision for income taxes (note 10)	(4,247)	4,247
Net and comprehensive (loss) income for the year	$(226,921)	$7,891
Net and comprehensive (loss) income per share basic and diluted (note 13)	$(23)	$1
Weighted average number of shares outstanding basic and diluted (note 13)	10,000	10,000

The accompanying notes are an integral part of these financial statements.

F-25

iWallet Corporation

Statement of Changes in Shareholder's Deficiency

for the years ended December 31, 2013 and 2012

				Retained	Shareholder's
	Class A Common Shares		Additional	Earnings	(Deficiency)
	Shares	Amount	Paid-in Capital	(Deficit)	Equity
Balance, January 1, 2012	10,000	$10	$1	$(3,782)	$(3,771)
Net income	—	—	—	7,891	7,891
Balance, December 31, 2012	10,000	10	1	4,109	4,120
Net loss	—	—	—	(226,921)	(226,921)
	10,000	$10	$1	$(222,812)	$(222,801)

The accompanying notes are an integral part of these financial statements.

F-26

 iWallet Corporation

Statements of Cash Flows

for the years ended December 31, 2013 and 2012

	2013	2012
Cash flow from operating activities
Net and comprehensive (loss) income for the year	$(226,921)	$7,891
Items not affecting cash
Amortization	5,288	3,904
Provision for loss on tooling contract (note 9)	139,213	—
(Recovery of) provision for income taxes	(4,247)	4,247
	(86,667)	16,042
Change in cash resulted from changes in:
Accounts receivable	3,945	(8,520)
Deposits and deferred costs	(6,512)	(105,994)
Inventory	(6,620)	(13,742)
Accounts payable	71,244	41,177
Accrued liabilities	(622)	(903)
Tooling commitment liability	(4,869)	110,685
	(30,101)	38,745
Cash flow from investing activities
Expenditures on intangible assets	(39,565)	(20,296)
	(39,565)	(20,296)
Cash flow from financing activities
Funds repaid to related party	(21,938)	(72,655)
Funds (repaid to) advanced by shareholder	(48,781)	60,400
Increase in funds held in attorney trust	(39,705)	—
Repayment of bank indebtedness	(6,332)	(4,076)
Advances from investor	69,678	—
Proceeds from issuance of convertible debentures	354,000	—
	306,922	(16,331)
Increase in cash	237,256	2,118
Cash, beginning of year	13,462	11,344
Cash, end of year	$250,718	$13,462

The accompanying notes are an integral part of these financial statements.

F-27

iWallet Coporation

Notes to Financial Statements

December 31, 2013 and 2012

1. Nature of Business and Going Concern

iWallet Corporation ("the Company") is engaged in the design, development, manufacturing and sales of bio-metric locking wallets, which operate by scanning a users fingerprint to open the wallet.

The Company was incorporated on November 18, 2009 in the State of California and is located at 7968 Arjons Drive, Suite D, San Diego, California 92126.

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), which contemplates continuation of the Company as a going concern.

As of December 31, 2013, the Company has incurred a shareholder's deficiency of $222,801 (2012 - $(4,120)) and has significant losses and negative cash flows from operations. In addition as at December 31, 2013 the Company has a working capital deficiency of $301,976 (2012 - $32,085). There is no certainty that the Company will be successful in generating sufficient cash flow from operations or achieving and maintaining profitable operations in the near future to enable it to meet its obligations as they come due. As a result there is substantial doubt regarding the Company's ability to continue as a going concern. The Company may require additional financing to fund its operations, which may not be available at acceptable terms or at all. The Company plans on raising additional funds from completing financing arrangements, whether as continued subscriptions for convertible debentures such as those received subsequent to year end (note 16) or from additional sources, in contemplation of completing a public listing transaction.

The financial statements do not include any adjustments relating to the recoverability and classification of the recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. All adjustments, consisting only of normal recurring items, considered necessary for fair presentation have been included in these financial statements.

2. Significant Accounting Policies

Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates. Significant estimates include amounts for inventory valuation, useful lives of patents, trademarks and software and the warranty provision.

Cash and cash equivalents

 The Company considers cash and cash equivalents to consist of cash and highly liquid investments purchased with original maturities of generally 90 days or less at the date of purchase.

F-28

iWallet Corporation

Notes to Financial Statements

December 31, 2013 and 2012

Allowance for doubtful account

The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated credit risk by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is estimated and recorded based on management’s assessment of the credit history with the customer and the current relationships with them. On this basis management has determined that an allowance for doubtful accounts of $nil was appropriate as of both December 31, 2013 and 2012, respectively.

Inventory

Inventory is stated at the lower of cost or market determined using the first-in, first-out method. Inventory is periodically reviewed for use and obsolescence, and adjusted as necessary. Inventory consists of finished goods.

Intangible assets

Patents and trademarks are measured at cost. Legal fees associated with patents and trademarks, which are expected to be issued are recorded as patents and trademarks on the balance sheets. Upon approval by the relevant patent office, the patents and trademarks are amortized over their respective expected lives. Patent and trademark costs associated with patents or trademarks which are not approved or are abandoned, are expensed in the period in which such patents are not approved.

The Company is generally able to maintain patents for up to 20 years from the effective date and the trademark registrations for as long as the trademarks remain in use and the required filings are made to keep them in use. However, based on the Company's assessment of potential innovation or other competing technological developments a useful life of ten years has been assessed for both the patents and the trademarks.

Software consists of costs relating to the development of the software behind the biometric scanning and the other security programs involved in the wallets. Costs relating to the development of this software are capitalized and amortized over its estimated useful life of ten years.

Topic 350-20, Goodwill, and 350-30, General Intangibles Other than Goodwill, in the Accounting Standards Codification ("ASC") requires intangible assets with a finite life be tested for impairment whenever events or circumstances indicate that the carrying amount of an asset (or asset group) may not be recoverable. An impairment loss would be recognized when the carrying amount of an asset exceeds the estimated discounted cash flow used in determining the fair value of the asset.

F-29

iWallet Corporation

Notes to Financial Statements

December 31, 2013 and 2012

2. Significant Accounting Policies - continued

Fair value of financial instruments

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Included in the ASC Topic 820 framework is a three level valuation inputs hierarchy with Level 1 being inputs and transactions that can be effectively fully observed by market participants spanning to Level 3 where estimates are unobservable by market participants outside of the Company and must be estimated using assumptions developed by the Company. The Company discloses the lowest level input significant to each category of asset or liability valued within the scope of ASC Topic 820 and the valuation method as exchange, income or use. The Company uses inputs which are as observable as possible and the methods most applicable to the specific situation of each company or valued item.

The carrying amounts of cash, accounts receivable, due from shareholder, accounts payable and accrued liabilities, bank indebtedness, due to related party, advances from investor and convertible debentures approximate fair value because of their short-term nature. Per ASC Topic 820 framework these are considered Level 2 inputs where inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Interest rate risk is the risk that the value of a financial instrument might be adversely affected by a change in the interest rates. The convertible debentures has a fixed interest rate therefore the Company is exposed to interest rate risk in that they could not benefit from a decrease in market interest rates. The bank indebtedness has a variable interest rate, which results in an exposure to interest rate risk resulting from an increase in rates. In seeking to minimize the risks from interest rate fluctuations, the Company manages exposure through its normal operating and financing activities. All other liabilities are non-interest bearing.

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks.

The Company reviews the terms of convertible debt, equity instruments and other financing arrangements to determine whether there are embedded derivative instruments, including embedded conversion options that are required to be bifurcated and accounted for separately as a derivative financial instrument. Also, in connection with the issuance of financing instruments, the Company may issue freestanding options or warrants to employees and non-employees in connection with consulting or other services. These options or warrants may, depending on their terms, be accounted for as derivative instrument liabilities, rather than as equity.

Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. To the extent that the initial fair values of the freestanding and/or bifurcated derivative instrument liabilities exceed the total proceeds received an immediate charge to income is recognized in order to initially record the derivative instrument liabilities at their fair value.

The discount from the face value of the convertible debt or equity instruments resulting from allocating some or all of the proceeds to the derivative instruments, together with the stated rate of interest on the instrument, is amortized over the life of the instrument through periodic charges to income, using the effective interest method.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period. If reclassification is required, the fair value of the derivative instrument, as of the determination date, is reclassified. Any previous charges or credits to income for changes in the fair value of the derivative instrument are not reversed. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date.

Revenue recognition

The Company derives revenue primarily from the sale of its wallets. In accordance with Staff Accounting Bulletin No. 104, revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the amount is fixed or determinable and collection is reasonably assured.

The Company also derives an insignificant amount of revenue from providing engraving of the wallets. Engraving revenues are recognized concurrent with the revenues for the related wallet.

Earnings/loss per share of common stock

Basic and diluted earnings per share have been determined by dividing the net earnings available to shareholders for the applicable period by the basic and diluted weighted average number of shares outstanding, respectively. The diluted weighted average number of shares outstanding is calculated as if all dilutive options and restricted stock grants had been exercised or vested at the later of the beginning of the reporting period or date of grant, using the treasury stock method. The dilutive effect of convertible debentures has been reflected in diluted weighted average number of shares using the if-converted method.

Loss per common share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding during the period. Common stock equivalents are excluded from the computation of diluted loss per share when their effect is anti-dilutive.

F-30

iWallet Corporation

Notes to Financial Statements

December 31, 2013 and 2012

2. Significant Accounting Policies - continued

Income taxes

Income taxes are computed in accordance with the provisions of ASC Topic 740, which requires, among other things, a liability approach to calculating deferred income taxes. The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in its financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company is required to make certain estimates and judgments about the application of tax law, the expected resolution of uncertain tax positions and other matters. In the event that uncertain tax positions are resolved for amounts different than the Company’s estimates, or the related statutes of limitations expire without the assessment of additional income taxes, the Company will be required to adjust the amounts of the related assets and liabilities in the period in which such events occur. Such adjustments may have a material impact on the Company’s income tax provision and results of operations.

Shipping and handling costs

The Company’s shipping and handling costs of $11,122 are included in cost of sales for the year ended December 31, 2013 (2012 - $5,874).

Research and development

The Company is engaged in research and development work. Research and development costs are charged as operating expense of the Company as incurred. Any recovery of costs received for research and development work is used to offset these expenditures. For the year ended December 31, 2013 the Company spent $nil (2012 - $3,200) towards research and development expenses.

Foreign currency translation

The functional currency of the Company is the U.S. dollar. All of the Company’s revenue and materials purchased from suppliers are denominated in, or linked to, the U.S. dollar. Transactions denominated in currencies other than the functional currency are converted to the functional currency on the transaction date, and any resulting assets or liabilities are further translated at each reporting date and at settlement. Gains and losses recognized upon such translations are included within foreign exchange loss in the statements of operations and comprehensive income / (loss).

Product warranties

The Company offers a one year warranty on its products, which it provides for based on estimated warranty costs at the time of sale and accrues for specific items at the time their existence is known and the amounts are determinable. The Company estimates warranty costs using standard quantitative measures based on industry warranty claim experience and evaluation of specific customer warranty issues. The Company currently estimates warranty costs as approximately 4% of revenue.

Segment reporting

ASC 280-10, "Disclosures about Segments of an Enterprise and Related Information", establishes standards for the way that public business enterprises report information about operating segments in the Company’s financial statements. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company only operates in one reportable segment; however, required entity-wide information is included in note 14.

3. Recently Issued Accounting Standards and Recently Adopted Accounting Pronouncement

Income Taxes (ASC Topic - 750): Presentation of an Unrecognized Tax Benefit when a Net Operating Loss Carry-forward, a Similar Tax Loss, or a Tax Credit Carry-forward Exists" ("ASU 2013-11") was issued during July 2013. FASB issued guidance on how to present an unrecognized tax benefit. The guidance is effective for annual periods beginning after December 15, 2013. Management does not believe that the adoption of the accounting pronouncement would have a material effect on these accompanying financial statements.

4. Inventory

	2013	2012
Finished goods	$20,361	$13,742

During the year ended December 31, 2013, the Company recorded a provision relating to obsolete inventory of $nil (2012 - $nil).

F-31

iWallet Corporation

Notes to Financial Statements

December 31, 2013 and 2012

5. Intangible Assets

2013
		Accumulated	Net Book
	Cost	Amortization	Value
Patents	$65,930	$9,375	$56,555
Trademarks	13,484	3,324	10,160
Software (i)	30,000	—	30,000
	$109,414	$12,699	$96,715

(i)	The Company purchased software from an arm's length third party in December 2013 accordingly although ready for use, the costs were not amortized as any amortization would have been insignificant.

2012
		Accumulated	Net Book
	Cost	Amortization	Value
Patents	$59,509	$5,278	$54,231
Trademarks	10,337	2,132	8,205
	$69,846	$7,410	$62,436

F-32

iWallet Corporation

Notes to Financial Statements

December 31, 2013 and 2012

6. Bank Indebtedness

The bank indebtedness of the Company consists of a secured line of credit with a limit of $35,000 bearing interest at the annual prime rate plus 1.25%, which as at December 31, 2013 and 2012 was 4.5%, and with monthly repayments determined as follows:

a) the greater of:

i)	two percent (2%) of the outstanding principal balance outstanding on the last day of the billing period, or
ii)	$100, and

b) accrued interest since the date of the last payment.

On termination of the line of credit, the amount will become due over a period determined by the creditor of between thirty-six and eighty-four months, or over three to seven years, which at the time of the agreement was determined to be forty-eight months, or four years.

The line of credit is subject to various non-financial covenants that would constitute an event of default, notably: ownership change or sale of the business; closure or failure to maintain the related chequing account; insolvency or any bankruptcy proceedings; or, any other defaults on other contracts with the creditor or with any other financial institution.

Security for the line of credit is the cash in the chequing account held with the bank.

	2013	2012
Line of credit	$23,079	$29,411
Less: Current portion - estimated based on (a)(i) above	(5,539)	(7,059)
	$17,540	$22,352

Principal repayments estimated based on (a)(i) above as at December 31, 2013:

2014	$5,539
2015	5,539
2016	5,539
2017	923
$17,540

F-33

iWallet Coporation

Notes to Financial Statements

December 31, 2013 and 2012

7. Related Party Balances

	2013	2012
Balances
Current assets
Due from shareholder	$61,833	$13,052
Current liabilities
Due to related party	$37,842	$59,779
Advances from investor	$69,678	$—

The above liabilities are non-interest bearing, unsecured and due on demand. The related party is related by virtue of the common control and ownership by the Company's shareholder.

The advances from investor were funds advanced for purposes of covering operating expenses of the Company and are intended to be formalized into a convertible debenture. At this time the investor is also serving as interim Chief Financial Officer ("CFO") and accordingly these transactions constitute related party transactions.

8. Convertible Debentures

In December of 2013, the Company entered into a series of secured convertible debenture agreements (the "convertible debentures") with various investors amounting to $354,000, of which $39,705 is held in attorney's trust to fund related closing costs. The convertible debentures mature June 30, 2014, and bear interest at 5% per annum calculated monthly and payable on maturity. As at December 31, 2013, the amount of accrued interest is $200, which is included in accrued liabilities.

Each convertible debenture contains a conversion option contingently exercisable upon the approval from the Securities and Exchange Commission or the TSX Venture Exchange for listing of its common shares. The conversion price will be based on the price at which the Company sells or issues common shares or units, less a discount of 30%. A unit would consist of one common stock and one share purchase warrant entitling the holder to purchase one additional Class A common share at an exercise price of $0.20 and with a term of 24 months. Similarly, the Company has the option to force conversion upon approval of a public listing at the same conversion price.

Since the conversion option is contingent upon a public listing there has been no value allocated to the conversion option in accordance with ASC 470 Debt. The terms of the convertible debenture do not permit the number of shares that would be received upon conversion if a public listing occurs to be calculated at the commitment date. Upon the occurence of a public listing the conversion feature would be measured and recognized as a debt discount and corresponding adjustment to additional paid-in capital.

Subsequent to year end the Company has closed on an additional $83,000 of convertible debentures with the same terms as the above (note 16).

F-34

iWallet Corporation

Notes to Financial Statements

December 31, 2013 and 2012

9. Tooling Commitment Deposit, Deferred Costs and Liability

On May 26, 2011, the Company signed a contract with a supplier under which they are required to pay for tooling costs in addition to their regular purchase orders (the "tooling commitment"). Under the terms of the tooling commitment the Company was required to pay for 30% of the contracted tooling costs upon execution (the "tooling commitment deposit") and the remaining 70% over the purchase of 5,000 units over a nine month period (the "tooling commitment liability"). If 5,000 units were not purchased within those nine months, then the remaining amount was due within thirty days.

As of February 27, 2012, the Company had not reached the contracted level of purchases and an informal agreement to extend the period was made; however, by December 31, 2013 the Company had not complied and as a result, the entire amount would have been considered due.

On August 24, 2013, the Company entered into a revised agreement with the supplier that extended the term another twelve months to August 24, 2014.

The tooling commitment deposit is included in deposits and deferred costs and is capitalized into inventory as units are purchased based on the 5,000 unit commitment. The tooling commitment liability becomes due and is recognized into accounts payable as units are purchased and the corresponding deferred costs are capitalized into inventory, all of which is based on the 5,000 unit commitment.

During 2013, it was determined that based on the actual sales levels realized in 2013, the 5,000 unit commitment the Company would likely not be able to meet the required orders. Accordingly, the deferred costs related to excess units was recognized as a provision for loss on the tooling commitment in the statement of operations and comprehensive income / (loss).

	2013	2012
Tooling commitment deposit	$41,119	$45,103
Tooling commitment deferred costs	100,947	110,685
	142,066	155,788
Provision for possible loss on tooling commitment	(139,213)	—
Tooling commitment deposit and deferred costs	$2,853	$155,788
Tooling commitment liability	$105,816	$110,685

F-35

iWallet Corporation

Notes to Financial Statements

December 31, 2013 and 2012

10. Income Taxes

	2013	2012
Components of (loss) income before income taxes consists of the following:
U.S.	$(226,921)	$7,891
The provision (recovery) for income taxes consists of the following:
Current
Federal	$—	$—
State	—	—
	—	—
Deferred	$(4,247)	$4,247

The reconciliation of the provision (recovery) for income taxes based on the combined U.S. statutory federal and state tax rate of 40.75% (Federal - 35%; State - 5.75%, net of Federal benefit) to the effective tax rates:

	2013	2012
Net loss before recovery of income taxes	$(231,168)	$12,138
Statutory rate	0	0
Expected income tax recovery	$(94,201)	$4,946
Non-deductible expenses	49,161	(7,835)
Change in tax benefits not recognized	45,040	2,889
Recovery of income taxes	$—	$—

The components of deferred taxes are as follows:

	2013	2012
Deferred tax assets (liabilities)
Current
Accrued liabilities	$(253)	$(368)
Provision for loss on tooling commitment	56,724	—
Valuation allowance	(56,471)	—
	$—	$(368)

F-36

iWallet Corporation

Notes to Financial Statements

December 31, 2013 and 2012

10. Income Taxes - continued

	2013	2012
Non-current
Intangible assets	$7,955	$(9,328)
Net operating losses	45,031	5,449
Valuation allowance	(52,986)	—
	$—	$(3,879)

The change in the gross unrecognized tax benefits of the Company is as follows:

Deferred income taxes are provided as a result of temporary differences that arise due to the differences between the income tax values and the carrying amount of assets and liabilities. Deferred income tax assets have not been recognized in respect of the following deductible temporary differences:

	2013	2012
Beginning balance	$13,422	$7,973
Additions related to the current year	45,031	—
Reductions related to prior years	—	5,449
Unrecognized tax benefits end of year	$58,453	$13,422

The Company has non-capital income tax losses that expire as follows:

2031	15,068
2033	110,515
$125,583

The Company calculates its income tax expense by estimating the annual effective tax rate and applying that rate to the year-to-date ordinary income at the end of the period. The Company records a tax valuation allowance when it is more likely than not that it will not be able to recover the value of its deferred tax assets.

The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company recognizes interest accrued on uncertain tax positions as well as interest received from favorable tax settlements within interest expense. The Company recognizes penalties accrued on unrecognized tax benefits within general and administrative expenses. As of December 31, 2013 and 2012, the Company had no uncertain tax positions.

F-37

iWallet Corporation

Notes to Financial Statements

December 31, 2013 and 2012

The Company does not anticipate any significant changes to the total amounts of unrecognized tax benefits in the next twelve months. In many cases the Company’s uncertain tax positions are related to tax years that remain subject to examination by tax authorities. The following describes the open tax years, by major tax jurisdiction, as of December 31, 2013:

Federal	2010 to present
State	2010 to present

11. Share Capital

Authorized

200000000 Class A Common shares par value $0.001

100000000 Class B Common shares par value $0.001

10000000 Preferred Shares par value $0.001

Issued

	2013	2012
10000 Class A Common shares	$10	$10

12. Commitments and Contingencies

LEGAL MATTERS

From time to time, the Company may be involved in a variety of claims, suits, investigations and proceedings arising from the ordinary course of our business, collections claims, breach of contract claims, labour and employment claims, tax and other matters. Although claims, suits, investigations and proceedings are inherently uncertain and their results cannot be predicted with certainty, the Company believes that the resolution of current pending matters will not have a material adverse effect on its business, financial position, results of operations or cash flow. Regardless of the outcome, litigation can have an adverse impact on the Company because of legal costs, diversion of management resources and other factors.

WARRANTY PROVISIONS

The Company is also exposed to warranty contingencies associated with the iWallet and has recorded a provision for these for the year ended December 31, 2013 of $3,062 (2012 - $3,684), however, the actual amount of loss could be materially different.

13. Basic and Diluted (Loss) Income Per Share

Potential common shares related to the convertible debentures were excluded from the computation of diluted loss per share for the year ended December 31, 2013 because the inclusion of these shares would be anti-dilutive.

For the year ended December 31, 2012, no dilutive instruments existed; therefore, basic and diluted income per share were equal.

F-38

 iWallet Corporation

Notes to Financial Statements

December 31, 2013 and 2012

14. Segmented Reporting

All of the Company's long-lived assets are located in the United States.

During 2012, the Company had sales to customers in Russia amounting to 27% of total sales. The remaining sales consist primarily of domestic sales; however, additional international sales accounted for 23% of total sales although no individual country was in excess of ten percent of total sales. During 2013, there were no sales to within any individual foreign country exceeding ten percent of total sales.

15. Risk Management

CONCENTRATIONS OF CREDIT RISK

The Company’s cash balances are maintained in bank accounts in the United States. Deposits held in banks in the United States are insured up to $250,000 per depositor for each bank by the Federal Deposit Insurance Corporation. Actual balances at times may exceed these limits.

The Company performs on-going credit evaluations of its customers’ financial condition and generally does not require collateral from its customers. One of its customers accounted for 40%, of the Company’s revenue during the year ended December 31, 2013 and 100% of its accounts receivable as of December 31, 2013. During the year ended December 31, 2012, three customers accounted for 53% of revenue and one customer accounted for 100% of accounts receivable.

ECONOMIC DEPENDENCE

For the year ended December 31, 2013, the Company purchased 100% (2012 - 100%) of its wallet inventory from one vendor.

The accounts payable to this vendor is reflected in the carrying amount of the tooling commitment liability see note 9.

16. Subsequent Event

As described in note 8, the Company has closed on an additional $83,000 of convertible debentures with the same terms as those detailed in note 8.

F-39

Management Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations for the Years Ended December 31, 2014 and 2013.

Our total sales revenue for the year ended December 31, 2014 was $154,647. After cost of sales in the amount of $121,811, we recorded a gross profit of $32,836. Our expenses for the year ended December 31, 2014 were 2,457,112 and consisted of legal and professional fees of $805,181, share based compensation of $629,735, salaries and wages of $293,483, debt discount accretion of $289,991, office and general expenses of $231,597, research and development of $151,245, travel expense of $34,940, rent of $19,500, interest and finance charges of $14,917, amortization of intangible assets of $11,993, and positive recovery of a tooling commitment in the amount of $25,470. Our charge for share-based compensation represents the amount expensed in 2014 for shares of common stock issued to our CEO as compensation. The charge for debt discount accretion relates to the automatic conversion of certain convertible debentures to shares of common stock concurrently with our reverse merger in July of 2014. Note 8 to our financial statements should be reviewed for further information on this item. Our net loss for the year ended December 31, 2014 was $2,424,276.

By comparison, our sales for the year ended December 31, 2013 were $85,769. After cost of sales of $63,585, we recorded a gross profit of $22,184. Our total expenses for the year ended December 31, 2014 were $253,352 and we recorded a provision for income taxes of $4,247, resulting in a net loss of $226,921.

Our sales for the year ended December 31, 2014 were higher than last year due to our launch of the iWallet 2.0 and increased sales and marketing efforts. Our expenses and net loss for the year ended December 31, 2014 were larger than last year primarily due to increased professional fees related to our becoming a public company, charges for stock based compensation to executives, and increased operating expenses as we have begun to expand our operations and increase our marketing efforts.

In order to significantly increase our revenue base and achieve profitability we will need to, among other matters, significantly increase our customer base and our distribution channels. We cannot assure you that we will be able to increase our revenue in this manner and achieve profitability on a consistent basis. As we expect to continue to invest in the development of our business, this investment could outpace growth in our revenue, and thereby impair our ability to achieve and maintain profitability in the near future.

Liquidity and Capital Resources

As of December 31, 2014, we had current assets of $958,613, consisting of cash in the amount of $465,847, funds held in attorney trust of $20,000, deposits and deferred costs of $211,534, inventory of $138,819, a loan due from a shareholder of $114,349, and accounts receivable of $8,064. Our current liabilities as of December 31, 2014 were $330,311, and consisted of the current portion of long term bank debt in the amount of $4,347, accounts payable of $235,391, accrued liabilities of $45,916, amounts due to a related party of $3,030, advances from an investor of $474, and a liability for a manufacturer tooling commitment of $41,153. Our working capital as of December 31, 2014 was therefore $628,302.

In the months prior to our reverse merger in July of 2014, we engaged in a bridge financing transaction raising a total $663,000 through the sale of secured convertible promissory notes. Concurrent with the closing of the merger, these notes converted to 3,222,120 shares of common stock and 3,222,120 warrants to purchase shares of common stock at a price of $0.20, exercisable for two years.

20

Our bank indebtedness consists of a line of credit with a limit of $35,000, secured by cash on deposit in a checking account. The line bears interest at a rate of prime plus 1.25%. As of December 31, 2014, the balance owed was $18,111.

Immediately upon closing of our reverse merger in July of 2014, we closed a private offering of Units at a price of $0.30 per Unit, each Unit consisting of one (1) share of common stock and one (1) warrant to purchase one share of common stock at a price of $0.60 per share, exercisable for two (2) years. A total of 6,479,002 shares of common stock and 6,479,002 warrants were issued to subscribers in the offering. The gross proceeds from the offering, prior to the deduction of agreed selling commissions and expenses, were $1,943,701. Net of broker’s commissions and expenses, we received net proceeds of $1,734,676.

As a result of the funds obtained through the offering, we believe that we have sufficient capital to execute our business development plan for the current year. In order to continue our growth and development plan over the longer term, however, we will require additional financing. Management is currently seeking additional equity financing in order to fund the long term development of the company. There can be no assurance that we will be successful in raising additional funding, either through increased sales and debt and/or other equity financing arrangements. If we are not able to secure significant additional funding, the long term implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

Going Concern

The financial statements included in this annual report have been prepared assuming we will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred significant losses and negative cash flows from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Off Balance Sheet Arrangements

As of December 31, 2014, there were no off balance sheet arrangements.

Changes In and Disagreements with Accountants

No events occurred requiring disclosure under Item 307 and 308 of Regulation S-K during the fiscal year ending June 30, 2014.

21

Directors and Executive Officers

The following table sets forth information regarding the members of our board of directors and our executive officers and other significant employees. All of our directors hold office until the next annual meeting of stockholders and their successors are duly elected and qualify. Executive officers serve at the request of the board of directors.

Name	Age	Office(s) held
Jack B. Chadsey	66	Chief Executive Officer and Director
Steven Cabouli	56	President and Director
Orlando LaCalle	50	Chief Marketing Officer
Carl Rosen	61	Director
Charles Ng	66	Director
Anthony Durkacz	38	Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Steven Cabouli is our President and a member of our Board of Directors. Mr. Cabouli founded iWallet in 2009. He has over 25 years of experience in introducing new and unique products to the market. In the 1980s, he introduced machines for shaved ice, cooking baking, and donuts to Argentina and sold the rights to this business to an established South American cookie manufacturer in 1987. He is also the owner of China Mystique, Inc., a global distributor of skincare products which he co-founded in 1990. From 2003 through January of 2014, he was the owner of Steve Cabouli Properties, a real estate company which owns several properties in San Diego, Mexico, and Argentina. Mr. Cabouli studied Civil Engineering at the University of Buenos Aires in Argentina.

Jack B. Chadsey is our Chief Executive Officer and a member of our Board of Directors. Mr. Chadsey’s work experience spans over 30 years of senior management positions with some of the premier big box and specialty store retailers. Since January of 2006, Mr. Chadsey has been the principal of Brickell Business Ventures, Inc., a private equity investment and consulting practice focused on emerging growth opportunities. In 2005, he was the Chairman and CEO of Musicland Group, Inc., a privately held entertainment company which operated over 1,000 stores. From 1995 to 2004, Mr. Chadsey served as Chairman of Illuminations, an upscale candle and home accessories company which grew to over 100 retail locations during his tenure. From 1997 to 2001, he was Chairman and CEO of Lids, Inc. From 1989 to 1997, Mr. Chadsey served as the President and CEO of Sunglass Hut, International. During his time with Sunglass Hut, Mr. Chadsey led the company through a recapitalization, an initial public offering, and subsequent follow-on offerings in an effort to fund the internal growth and store expansion needs of the company. From 1984 to 1989, he served as President and CEO of Branden’s, a chain of big box home specialty stores owned by Target/ Dayton Hudson Corporation. From 1984 to 1986, he served as VP and Merchandise Manager for the Home Division of Target Corporation. From 1981 to 1984, he served as Sr. VP, GMM and executive committee member responsible for developing and implementing merchandising and marketing strategies for the home, hardlines, and active apparel divisions of Kohl’s Department Stores. Mr. Chadsey holds a B.S. in Business Administration from the University of Arkansas.

Orlando LaCalle is our Chief Marketing Officer. From March of 2004 to October of 2009, he was a Federal Account Executive for Xerox Corporation. In that position, he managed and sold Xerox software products to assigned accounts in his territory. Also, he negotiated perpetual license agreements with the U.S. Air Force, N.A.S.A., the U.S. Navy, the U.S. Coast Guard and all federal law enforcement agencies including the State Attorney, the Federal Courts and the Florida House of Representatives. From April of 200 to February of 2004, he served as Sales Director, Telecommunications Division Sales Group, for the Latin America Division of HNC Software, Inc., where he prospected new accounts and managed and maintained the company’s customer base in Latin America, the Caribbean and Mexico. From January 1994 to March of 2000, he was a Senior Account Executive at Xerox Corporation. From August of 1986 through March of 1992, he served as a Personnel Specialist for the United States Air Force.

Carl Rosen, one of our directors, is principal of Shelter Rock International, LLC, which provides comprehensive consulting services specializing in the luxury goods sector. He consults in the launch or expansion of watch, jewelry or eyewear lines on a worldwide basis, licensing, sourcing, asset disposition, and sales of state-of-the-art marketing, sales and survey technologies. Mr. Rosen also currently serves as the Director of Anti-counterfeiting of the American Watch Guild. Prior to founding Shelter Rock International in 2010, Mr. Rosen was with Bulova Corporation, an international consumer luxury goods company, and its former parent company, Loews Corporation. Loews Corporation is a conglomerate with holdings in insurance, hotels and energy, and previously in tobacco and theaters. In 2008, Bulova was acquired by Citizen Watch Co. Ltd (Japan.) From 1980 – 2001, Mr. Rosen simultaneously held different positions in both organizations. From 2007 to 2010, he was the Chief Operating Officer of Bulova Corporation. From 2002 to 2007, he was the Senior Vice President for Worldwide Operations at Bulova. From 1999 to 2001 he was Chief Information Officer at Loews while also serving as a Senior Vice President for Bulova. From 1988 to 1999, he served as Executive Directors of Systems Development at Loews Corporation while also serving as an Executive Vice President at Bulova Corporation. From 1985 to 1988, Mr. Rosen was the Director of the Information Center at Loews. From 1980 to 1985, he was a Consultant for Management Advisory Services at Loews. From 1977 to 1980, he was the Manager of International Finance and Planning at Continental Can Company. Mr. Rosen holds an MBA from the Wharton School at the University of Pennsylvania, and a B.S. in Civil Engineering from Tufts University.

Charles Ng, one of our directors, is currently the VP of Sales, Americas for NEXT Biometrics. In that position, he is responsible for selling biometric sensor solutions to top tier mobile and P.C. original equipment manufacturers as well as the standard biometrics physical access control, token and NEXT enable biometrics market spaces. Prior to this position, Mr. Ng was the head of FingerPrint Cards’ biometric business operations in North America, where he was responsible mainly for the top tier PC and mobile market segments. In 2005, he joined UPEK, a leader in biometric fingerprint security solutions, as its Sales Director Americas. At UPEK, Mr. Ng grew the revenue from $200K to $24M in two years.  He managed sales to major Asia original design manufacturers, including Foxconn, Wistron, Chicony in China, IIDA in Japan.  In 2010, UPEK merged with AuthenTec, which was later acquired by Apple. Inc. in 2012. During his time with UPEK/Authentic/Apple, he was responsible for selling over $110M in biometric fingerprint reader solutions.  Prior to that position, Mr. Ng was the VP of Sales at Valicert, a secure internet communications leader. Mr. Ng has also worked in the telecommunications industry at ROLM/IBM/Siemens, Network Equipment Technologies and Copper Mountain Networks; holding various business development and sales management positions. He holds a Bachelors degree in Business Administration.

Anthony Durkacz, one of our directors, is currently Executive Vice-President at First Republic Capital Corp., a position he has held since January 2014. From January to December 2013, he was the President of Capital Ideas Investor Relations. From January 2011 to January 2013, he was CFO and a director of Snipp Interactive Inc.. He was instrumental in the financing and public listing of Snipp Interactive Inc. with operations in Canada, the USA, Mexico and India. Mr. Durkacz is also the owner and president of Fortius Research & Trading Corp., which provides financial and accounting consulting services to micro and small cap companies in various sectors, and develops investment strategies for high net worth individuals. From 2006 to 2009, he served as COO and CFO of MKU Canada Inc. and engaged in mergers and acquisitions around the globe. From 2002 to 2006, he served as CFO of Astris Energi Inc., a dually listed public company in the US and Canada which was acquired by an international conglomerate. He began his career at TD Securities on the capital markets trading floor. Mr. Durkacz holds an Honors Bachelor of Business Administration from Brock University with a major in both Accounting and Finance.

Directors

Our bylaws authorize no less than one (1) and no more than twelve (12) directors. We currently have five directors.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to a present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Committees of the Board

We do not currently have a compensation committee, executive committee, or stock plan committee.

Audit Committee

We do not have a separately-designated standing audit committee. The entire Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board when performing the functions of what would generally be performed by an audit committee. The Board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor. Our Board of Directors, which performs the functions of an audit committee, does not have a member who would qualify as an “audit committee financial expert” within the definition of Item 407(d)(5)(ii) of Regulation S-K.

22

Nomination Committee

Our Board of Directors does not maintain a nominating committee. As a result, no written charter governs the director nomination process. Our size and the size of our Board, at this time, do not require a separate nominating committee.

When evaluating director nominees, our directors consider the following factors:

•         The appropriate size of our Board of Directors;

•         Our needs with respect to the particular talents and experience of our directors;

•	The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•         Experience in political affairs;

•         Experience with accounting rules and practices; and

•         The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

Our goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it may deem are in our best interests as well as our stockholders. In addition, the Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary. The Board does not typically consider shareholder nominees because it believes that its current nomination process is sufficient to identify directors who serve our best interests.

Code of Ethics

To date, we had not adopted a Code of Ethics for Financial Executives, which would include our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Executive Compensation

Compensation Discussion and Analysis

Our executive officers Jack Chadsey, Steven Cabouli and Orlando LaCalle are currently paid monthly fixed cash compensation as follows:

Jack Chadsey	$12,500
Steven Cabouli	$12,000
Orlando LaCalle	$5,000

The compensation agreement with Mr. LaCalle was reached on December 30, 2013 and was based on Mr. LaCalle’s fixed monthly expenses and our financial resources and ability to pay. Mr. Cabouli is the founder and former sole shareholder of iWallet Corporation and no formal arrangement was reached with him on any specific date. His current salary arrangement, like the arrangement with Mr. LaCalle, is based on Mr. Cabouli’s fixed personal monthly expenses and our financial resources and ability to pay. Accruals will be recorded for any wages owed to Mr. Chadsey, Mr. Cabouli and Mr. LaCalle in the event that there is not enough cash to meet payroll requirements. Our compensation system has generally consisted of paying our key executives such basic remuneration for their time and services as is appropriate for our current resources and stage of development. We are in the process of creating a formal system of compensation designed to motivate, incentivise, and retain our key executives. Currently with his appointment on September 8, 2014, we entered into an Executive Employment Agreement (the “Agreement”) with our CEO, Mr. Chadsey. Under the Agreement, Mr. Chadsey will serve as our CEO and a member of the Board for three (3) years. He will be paid a minimum base annual salary of $150,000, subject to annual review. In addition to annual salary, the Agreement provides Mr. Chadsey with a grant of common stock equal to a total of fifteen percent (15%) of our issued and outstanding common stock, or 4,398,207 shares under current figures. The stock grant will vest in annual phases over the course of the term of the agreement. The objectives of the Agreement with Mr. Chadsey are to provide him with an appropriate base salary, to vest him with the opportunity to earn substantial ownership in the company, and to provide him with an incentive for longevity in office.

23

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jack Chadsey, CEO	2014 2013	$50,000 n/a	n/a n/a	$626,762 n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a	$676,762 n/a
Steven Cabouli, President	2014 2013	$126,000 n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a	$126,000 n/a
Orlando LaCalle, Chief Marketing Officer	2014 2013	$58,816 n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a	$58,816 n/a
Jerry Chatel, former officer	2014 2013	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Phillip Stromer, former officer	2014 2013	n/a 0	n/a 0	n/a 0	n/a 0	n/a 0	n/a 0	n/a 0	n/a 0

Narrative Disclosure to the Summary Compensation Table

Our current executive officers, Jack Chadsey, Steven Cabouli and Orlando LaCalle, were appointed during 2014 and did not serve during 2013. Former officers Jerry Chatel and Phillip Stromer did not receive any compensation for their service as officers. Except with regard to Jack Chadsey, as disclosed above, we presently do not have employment or compensation agreements with any of our named executive officers and have not established any overall system of executive compensation or any fixed policies regarding compensation of executive officers. Our executive officers received the cash compensation detailed above. The Stock Awards figure for Mr. Chadsey reflects common stock issued to him as compensation pursuant to the terms of his Executive Employment Agreement.

Stock Option Grants

We have not granted any stock options to the executive officers or directors since our inception.

24

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Jack Chadsey, CEO	—	—	—	—	—	3,225,352	$692,700	—	—
Steven Cabouli, President	—	—	—	—	—	—	—	—	—
Orlando LaCalle, Chief Marketing Officer	—	—	—	—	—	—	—	—	—
Jerry Chatel, former officer	—	—	—	—	—	—	—	—	—
Phillip Stromer, former officer	—	—	—	—	—	—	—	—	—

25

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Steven Cabouli	-0	-0	-0	-0	-0	-0	-0
Jack Chadsey	-0	-0	-0	-0	-0	-0	-0
Carl Rosen	-0	-0	-0	-0	-0	-0	-0
Charles Ng	-0	-0	-0	-0	-0	-0	-0
Anthony Durkacz	-0	-0	-0	-0	-0	-0	-0
Jerry Chatel, former director	-0	-0	-0	-0	-0	-0	-0
Phillip Stromer, former director	-0	-0	-0	-0	-0	-0	-0

Narrative Disclosure to the Director Compensation Table

We did not provide any compensation to directors for their service as directors during the last fiscal year. Compensation arrangements for our current directors have not been formally documented but are in process of being finalized. Consulting agreements with directors are likewise the subject of current discussion and will require future approval by the full board.

26

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of our capital stock by each executive officer and director, by each person known by us to beneficially own more than 5% of any class of stock and by the executive officers and directors as a group. Except as otherwise indicated, all Shares are owned directly and the percentage shown is based on 33,919,419 shares common stock issued and outstanding.

Title of class	Name and address of beneficial owner (1)	Amount of beneficial ownership	Percent of class
Current Executive Officers & Directors:
Common Stock	Steven Cabouli 7394 Trade Street San Diego, CA 92121	8,221,230	24.24%
Common Stock	Jack B. Chadsey(4) 600 Coral Way, Fl. 2 Coral Gable, FL 33134	4,664,877	13.75%
Common Stock	Anthony Durkacz(5) 3006-2045 Lakeshore Blvd. West Toronto, ON M8V 2Z6	1,337,850	3.94%
Common Stock	Carl E. Rosen 59 Shelter Rock Road Stamford, CT	100,000	0.29%
Common Stock	Charles Ng 3345 Blackhawk Meadow Dr. Danville, CA 94506	100,000	0.29%
Common Stock	Orlando LaCalle P.O. Box 565577 Miami, FL 33256	978,770	2.89%
Total of All Current Directors and Officers:
Common Stock		15,402,727	45.40%
More than 5% Beneficial Owners
Common Stock	7806221 Canada, Inc.(2) 71 Clairton Crescent Toronto, ON M6N 2M7	1,841,636	5.43%

(1)

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

(2)

The total shares for 7806221 Canada, Inc. includes 1,714,384 shares of common stock and warrants to purchase an additional 127,252 shares of common stock at a price of $0.20, exercisable for 2 years. Mr. Bernard Adamski is the President of 7806221 Canada, Inc., and, in that capacity, has the authority to direct voting and investment decisions regarding its common stock.

(4)	The total shares for Jack B. Chadsey include 4,581,542 shares of common stock and warrants to purchase 83,335 shares of common stock at a price of $0.60 per share, exercisable for 2 years
(5)	The total shares for Anthony Durkacz include 388,885 shares of common stock, warrants to purchase 388,885 shares of common stock at $0.20 per shares, exercisable for 2 years, and 560,080 shares owned by First Republic Capital Corp.

Securities Authorized for Issuance Under Equity Compensation Plans

To date, we have not adopted a stock option plan or other equity compensation plan and have not issued any stock, options, or other securities as compensation under any equity compensation plan.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

27

Certain Relationships and Related Transactions and Director Independence

With the exception of our reverse merger closed July 21, 2014, and except as set forth below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us:

1. Our balance sheets reflect the sum of $114,349 due from shareholder. This obligation is due from our President and former CEO, Steven Cabouli. This obligation is non-interest bearing, unsecured and due on demand. There is no written agreement or specific terms of repayment for this obligation. We expect that it will be settled in the near future.

2. Concurrent with his appointment on September 8, 2014, we entered into an Executive Employment Agreement (the “Agreement”) with our CEO, Jack Chadsey. Under the Agreement, Mr. Chadsey will serve as our CEO and a member of the Board for three (3) years. He will be paid a minimum base annual salary of $150,000, subject to annual review. In addition to annual salary, the Agreement provides Mr. Chadsey with a grant of common stock equal to a total of fifteen percent (15%) of our issued and outstanding common stock, or 4,398,207 shares under current figures. The stock grant will vest in annual phases over the course of the term of the agreement.

3. One of our directors, Carl Rosen, has provided advisory services to our company as needed and on an hourly basis through his consultancy firm, Shelter Rock International, LLC. Generally, these services have been provided at a rate of $225 per hour under a Consulting and Advisory Service Agreement executed with our accounting predecessor. We expect that the agreement will be updated and ratified by our current board in the near future.

4. One of our directors, Anthony Durkacz, is a majority owner of First Republic Capital Corporation (“First Republic”). First Republic is a securities broker based in Canada that assisted with our private placement of common stock closed July 21, 2014.

Director Independence

We are not a “listed issuer” within the meaning of Item 407 of Regulation S-K and there are no applicable listing standards for determining the independence of our directors. Applying the definition of independence set forth in Rule 4200(a)(15) of The Nasdaq Stock Market, Inc., we believe that Charles Ng and Carl Rosen are independent directors.

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549.  Please Call the Commission at (202) 942-8088 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

28

PROSPECTUS

iWALLET CORPORATION

20,968,130

SHARES OF COMMON STOCK

PUBLIC OFFERING

___________________

December 5, 2014

29

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

[X]	Quarterly Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the quarterly period ended September 30, 2014

[ ]	Transition Report pursuant to 13 or 15(d) of the Securities Exchange Act of 1934

For the transition period from __________ to__________

Commission File Number: 333-168775

iWallet Corporation

(Exact name of registrant as specified in its charter)

Nevada	27-1830013
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7394 Trade Street, San Diego, California 92121
(Address of principal executive offices)

(858) 530-2958
(Registrant’s telephone number)
________________________________________________________________
(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days [X] Yes [ ] No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

[ ] Yes [X] No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

[ ] Large accelerated filer Accelerated filer	[ ] Non-accelerated filer
[X] Smaller reporting company

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

[ ] Yes [X] No

State the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date: 33,919,419 as of November 18, 2014.

31

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements

Our financial statements included in this Form 10-Q are as follows:

F-1	Condensed Consolidated Interim Balance Sheets as of September 30, 2014 (unaudited) and December 31, 2013;
F-2	Condensed Consolidated Interim Statements of Operations for the three and nine months ended September 30, 2014 and 2013 (unaudited);
F-3	Condensed Interim Statement of Changes in Shareholders’ (Deficiency) Equity (Unaudited) for the nine months ended September 30, 2014 and 2013 and December 31, 2013;
F-4	Condensed Consolidated Interim Statements of Cash Flows for the nine months ended September 30, 2014 and 2013 (unaudited);
F-5	Notes to Condensed Consolidated Interim Financial Statements (Unaudited).

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the SEC instructions to Form 10-Q. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the interim period ended September 30, 2014 are not necessarily indicative of the results that can be expected for the full year.

32

iWallet Corporation

Condensed Interim Balance Sheets

September 30, 2014 and December 31, 2013

	2014	2013
	(Unaudited)
Assets
Current assets
Cash	$1,021,008	$250,718
Funds held in attorney trust (note 8)	—	39,705
Accounts receivable, net of allowance for doubtful accounts (nil)	52,035	4,575
Deposits and deferred costs (note 9)	184,344	23,086
Inventory (note 4)	107,219	20,361
Due from shareholder (note 7)	127,794	61,833
	1,492,400	400,278
Intangible assets (note 5)	101,778	96,715
	$1,594,178	$496,993
Liabilities
Current liabilities
Bank indebtedness - current (note 6)	$4,618	$5,539
Accounts payable	103,931	126,317
Accrued liabilities (notes 8,)	113,151	3,062
Due to related party (note 7)	16,475	37,842
Advances from investor (note 7)	474	69,678
Convertible debentures (notes 8, 11 &12)	—	354,000
Tooling commitment liability (note 9)	90,359	105,816
	329,008	702,254
Bank indebtedness - long-term (note 6)	14,624	17,540
	343,632	719,794
Shareholder's (deficiency) equity
Common stock, par value $0.001, 75,000,000 shares authorized; 33,919,419 issued (December 31, 2013 - 10,000,000) (note 11)	33,919	10
Shares to be issued	694	—
Additional paid-in capital	3,128,889	1
Deficit	(1,912,956)	(222,812)
	1,250,546	(222,801)
	$1,594,178	$496,993

Going Concern (note 1); Commitments and Contingencies (note 13)

The accompanying notes are an integral part of these condensed interim financial statements.

F-1

iWallet Corporation

Condensed Interim Statements of Operations and Comprehensive Loss

for the three and nine month periods ended September 30, 2014 and 2013 (unaudited)

	3 months	3 months	9 months	9 months
	ending	ending	ending	ending
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Sales	$64,476	$13,139	102,615	$45,145
Cost of sales	45,216	6,307	80,469	25,988
Gross profit	19,260	6,832	22,146	19,157
Expenses
Legal and professional fees	478,313	4,695	698,342	21,046
Share based compensation (note 11)	402,945	—	402,945	—
Debt discount accretion (note 8)	289,991	1,382	289,991	2,358
Subcontractor fees	77,883	—	186,983	—
Office and general expenses	40,373	2,845	66,777	5,068
Research and development	41,506	—	53,039	1,387
Travel	9,882	338	26,868	3,492
Interest and other finance charges	2,131		15,083
Rent	7,500	—	12,000	—
Provision for loss (recovery) on tooling commitment (note 9)	(48,414)	—	(48,414)	139,213
Amortization of intangible assets	2,901	1,862	8,676	5,494
	1,305,011	11,122	1,712,290	178,058
Loss before recovery of income taxes	(1,285,751)	(4,290)	(1,690,144)	(158,901)
Recovery of income taxes (note 10)	—	—	—	(4,247)
Net and comprehensive income (loss)	$(1,285,751)	$(4,290)	(1,690,144)	$(154,654)
Net and comprehensive loss per share basic and diluted (note 14)	$(0.05)	$(0.00)	(0.12)	$(0.02)
Weighted average number of shares outstanding basic and diluted (note 14)	26,310,468	10,000,000	14,111,132	10,000,000

The accompanying notes are an integral part of these condensed interim financial statements.

F-2

iWallet Corporation

Condensed Interim Statement of Changes in Shareholder's (Deficiency) Equity

for the nine month periods ended September 30, 2014 and 2013 and year ended December 31, 2013 (unaudited)

	Shareholder's
	Class A Common Shares		Shares	Additional		(Deficiency)
	Shares	Amount	to be issued	Paid-in Capital	Deficit	Equity
Balance, January 1, 2013	10000000	10000	$—	(9989)	4109	4120
Net loss	—	—	—	—	(154654)	(154654)
Balance. September 30, 2013	10000000	10000	—	(9989)	(150545)	(150534)
Net loss	—	—	—	—	(72267)	(72267)
Balance, December 31, 2013	10000000	10000	—	(9989)	(222812)	(222801)
Reverse recapitalization of Queensridge	9037147	9037	—	(9037)	—	—
Issuance of common stock units under private placement	6662335	6662	—	1992038	—	1998700
Issuance cost – common stock units under private placement	—	—	—	(204790)	—	(204790)
Issuance of common stock units to convertible debenture holders	3222120	3222	—	673423	—	676645
Conversion benefit of convertible debentures	—	—	—	289991	—	289991
Issuance of common stock units for services (underwriters)	599610	600	—	(600)	—	—
Issuance of common stock units to management	4398207	4398	—	397853	—	402251
Shares to be issued to management	—	—	694	—	—	694
Net loss	—	—	—	—	(1690144)	(1690144)
Balance, September 30, 2014	33919419	33919	694	3128889	(1912956)	1250546

The accompanying notes are an integral part of these condensed interim financial statements.

F-3

iWallet Corporation

Condensed Interim Statements of Cash Flows

for the nine month periods ended September 30, 2014 and 2013 (unaudited)

	2014	2013
Cash flow from operating activities
Net and comprehensive loss for the period	$(1,690,144)	(154,654)
Items not affecting cash
Amortization of intangible assets	8,676	5,494
Provision for loss (recovery) on tooling commitment (note 9)	(48,414)	139,213
Recovery of income taxes	—	(4,247)
Debt discount accretion	289,991	—
Interest accrued on convertible debentures	13,645	—
Share based compensation	402,945	—
	(1,023,301)	(14,194)
Non-cash operating items resulted from changes in:
Accounts receivable	(47,460)	3,640
Deposits and deferred costs	(128,301)	(3,800)
Inventory	(86,858)	13,742
Accounts payable	(22,386)	(34,684)
Accrued liabilities	110,089	44,949
	(1,198,217)	9,653
Cash flow from investing activities
Expenditures on intangible assets	(13,739)	(7,008)
	(13,739)	(7,008)
Cash flow from financing activities
Funds repaid (advanced) to related party	(21,367)	315
Funds advanced to shareholder	(65,961)	(21,419)
Receipt of funds held in attorney trust	39,705	—
Repayment of bank indebtedness	(3,837)	(4,798)
Advances from investor	11,796	—
Proceeds from issuance of convertible debentures	228,000	31,915
Proceeds from issuance of common stock units for cash	1,793,910	—
	1,982,246	6,013
Increase in cash	770,290	8,658
Cash, beginning of period	250,718	13,462
Cash, end of period	$1,021,008	$22,120

The accompanying notes are an integral part of these condensed interim financial statements.

F-4

iWallet Corporation

Notes to Condensed Interim Financial Statements

September 30, 2014 and 2013 (unaudited)

1. Nature of Business and Going Concern

iWallet Corporation ("the Company") is engaged in the design, development, manufacturing and sales of bio-metric locking wallets, which operate by scanning a user’s fingerprint to open the wallet.

The Company was incorporated on November 18, 2009 in the State of California and is located at 7394 Trade Street, San Diego, California 92121. On July 21, 2014 the Company merged with iWallet Acquisition Corporation (the “Acquisition Sub”), a subsidiary formed by Queensridge Mining Resources, Inc. (“Queensridge”) for purposes of the Merger, which resulted in the Company becoming a wholly-owned subsidiary of Queenridge. Immediately following the merger the Acquisition Sub merged with and into Queensridge. Queensridge immediately changed its name to iWallet Corporation and is continuing the business of iWallet as its only line of business.

The Company began trading in the United States of America (“USA”) on the OTCQB Exchange under the ticker symbol IWAL.

The condensed interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), which contemplates continuation of the Company as a going concern.

As of September 30, 2014, the Company has incurred a deficit of $1,912,956 (December 31, 2013 - $222,812) and has significant losses and negative cash flows from operations. The Company completed a public listing transaction which raised additional funds and includes warrant agreements which may provide additional funds. However, there is no certainty that the Company will be successful in generating sufficient cash flow from operations or achieving and maintaining profitable operations in the near future to enable it to meet its obligations as they come due. As a result there is substantial doubt regarding the Company’s ability to continue as a going concern.

The condensed interim financial statements do not include any adjustments relating to the recoverability and classification of the recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. All adjustments, consisting only of normal recurring items, considered necessary for fair presentation have been included in these condensed interim financial statements.

2. Significant Accounting Policies

Unaudited Condensed Interim Financial Statements

These unaudited condensed interim financial statements have been prepared on the same basis as the annual financial statements and should be read in conjunction with those annual financial statements for the year ended December 31, 2013. In the opinion of management, these unaudited condensed interim financial statements reflect adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

3. Recently Issued Accounting Standards and Recently Adopted Accounting Pronouncement

Income Taxes (ASC Topic - 740): Presentation of an Unrecognized Tax Benefit when a Net Operating Loss Carry-forward, a Similar Tax Loss, or a Tax Credit Carry-forward Exists" ("ASU 2013-11") was issued during July 2013. The FASB issued guidance on how to present an unrecognized tax benefit. The guidance is effective for annual periods beginning after December 15, 2013. Adoption of the accounting pronouncement does not have a material effect on these accompanying condensed interim financial statements.

On May 28, 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. The accounting standard is effective for annual reporting periods (including interim reporting periods within those periods) beginning after December 15, 2017. Early adoption is not permitted. The impact on the condensed interim financial statements of adopting ASU 2014-09 will be assessed by management.

On August 27, 2014, the FASB issued a new financial accounting standard on going concern, ASU No. 2014-15, “Presentation of Financial Statements – Going Concern (Sub-Topic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” The standard provides guidance about management’s responsibility to evaluate whether there is a substantial doubt about the organiziation’s ability to continue as a going concern. The amendments in this Update apply to all companies. They become effective in the annual period ending after December 15, 2016, with early application permitted. The impact on the condensed interim financial statements of adopting ASU 2014-15 will be assessed by management.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying condensed interim financial statements.

F-5

4. Inventory

	September 30,	December 31,
	2014	2013
Raw materials and components	$66,278	$—
Finished goods	40,941	20,361
	$107,219	$20,361

5. Intangible Assets

			September 30,
			2014
		Accumulated	Net Book
	Cost	Amortization	Value
Patents	$68,116	$14,398	$53,718
Trademarks	15,037	4,348	10,689
Software	40,000	2,629	37,371
	$123,153	$21,375	$101,778

			December 31,
			2013
		Accumulated	Net Book
	Cost	Amortization	Value
Patents	$65,930	$9,375	$56,555
Trademarks	13,484	3,324	10,160
Software(i)	30,000	—	30,000
	$109,414	$12,699	$96,715

(i)	The Company purchased software from an arm's length third party in December 2013; accordingly, although ready for use, the costs were not amortized as any amortization would have been insignificant.
Amortization for the nine month period ended September 30, 2014 is $8,676 (September 30, 2013 - $5,494).
Amortization for the three month period ended September 30, 2014 is $2,901 (September 30, 2013 - $1,862)
F-6

6. Bank Indebtedness

The bank indebtedness of the Company consists of a secured line of credit with a limit of $35,000 bearing interest at the annual prime rate plus 1.25%, which as at September 30, 2014 and December 31, 2013 was 4.5%, and with monthly repayments determined as follows:

a) the greater of:

i)	two percent (2%) of the outstanding principal balance outstanding on the last day of the billing period, or
ii)	$100, and

b) accrued interest since the date of the last payment.

On termination of the line of credit, the amount will become due over a period determined by the creditor of between thirty-six and eighty-four months, or over three to seven years, which at the time of the agreement was determined to be forty-eight months, or four years.

The line of credit is subject to various non-financial covenants that would constitute an event of default, notably: ownership change or sale of the business; closure or failure to maintain the related checking account; insolvency or any bankruptcy proceedings; or, any other defaults on other contracts with the creditor or with any other financial institution.

Security for the line of credit is the cash in the chequing account held with the bank.

	September 30,	December 31,
	2014	2013
Line of credit	$19,242	$23,079
Less: current portion - estimated based on (a)(i) above	(4,618)	(5,539)
	$14,624	$17,540

Principal repayments estimated based on (a)(i) above as at September 30, 2014:
2014 (remaining three months)	$1,155
2015	5,213
2016	5,213
2017	3,043
$14,624

F-7

7. Related Party Balances

	September 30,	December 31,
	2014	2013
Current assets
Due from shareholder	$127,794	$61,833
Current liabilities
Due to related party	$16,475	$37,842
Advances from investor	$474	$69,678

The above balances are non-interest bearing, unsecured and due on demand. The related party is a shareholder of the Company and former CEO.

The advances from investor were funds advanced for purposes of covering operating expenses of the Company and $81,000 of these advances were formalized into a convertible debenture during the period (note 8). At December 31, 2013, the investor was also serving as interim Chief Financial Officer ("CFO") and accordingly these transactions constitute related party transactions; however, on January 1, 2014 the investor resigned as interim CFO.

8. Convertible Debentures

In December of 2013, the Company entered into a series of secured convertible debenture agreements (the "convertible debentures") with various investors amounting to $354,000, of which $39,705 was held in attorney's trust to fund related closing costs. During the three months ending March 31, 2014 the Company closed on an additional $83,000 of convertible debentures with the same terms, bringing the total convertible debentures outstanding as at March 31, 2014 to $437,000. During the three months ending June 30, 2014 the Company closed on an additional $226,000 of convertible debentures with the same terms, inclusive of $81,000 of advances from investor formalized into a convertible debenture during the period (note 7), bringing the total convertible debentures outstanding as at June 30, 2014 to $663,000. The convertible debentures bear interest at 5% per annum calculated monthly and payable on maturity and had an original maturity date of June 30, 2014. During the quarter ended June 30, 2014, the Company extended the maturity to August 15, 2014, including the formalization of the advances from investor in note 7. As at September 30, 2014, the amount of interest paid is $13,645 upon conversion. The amount of interest accrued as of December 31, 2013 was $200.

Each convertible debenture contains a conversion option contingently exercisable upon the approval from the Securities and Exchange Commission or the TSX Venture Exchange for listing of its common shares. The conversion price is based on the price at which the Company sells or issues common shares or units, less a discount of 30%. A unit would consist of one common stock and one common stock purchase warrant entitling the holder to purchase one additional common share at an exercise price of $0.20 and with a term of 24 months. Similarly, the Company has the option to force conversion upon approval of a public listing at the same conversion price.

On July 21, 2014, the Company completed the Transaction and forced conversion of the aggregate of $663,000 Convertible Debentures and $13,645 of accrued interest into 3,222,120 common stock and common stock purchase warrants at an exercise price of $0.20 and with a term of 24 months (see notes 11 and 12). Upon the occurrence of the public listing, the conversion feature of the Convertible Debenture was “in the money” and is therefore deemed to contain a beneficial conversion feature. The conversion price to the debenture holders is the price at which the Company issues common shares, less a 30% discount. The Company measured and recognized the conversion feature as a debt discount and an adjustment to additional paid-in capital of $289,991.

9. Tooling Commitment Deposit, Deferred Costs and Liability

On May 26, 2011, the Company signed a contract with a supplier under which they are required to pay for tooling costs in addition to their regular purchase orders (the "tooling commitment"). Under the terms of the tooling commitment the Company was required to pay for 30% of the contracted tooling costs upon execution (the "tooling commitment deposit") and the remaining 70% over the purchase of 5,000 units over a nine month period (the "tooling commitment liability"). If 5,000 units were not purchased within those nine months, then the remaining amount was due within thirty days.

As of February 27, 2012, the Company had not reached the contracted level of purchases and an informal agreement to extend the period was made; however, by December 31, 2012 the Company had not complied and as a result, the entire amount would have been considered due.

F-8

On August 24, 2013, the Company entered into a revised agreement with the supplier that extended the term another twelve months to August 24, 2014. As of September 30, 2014, the Company had still not reached the contracted level of purchases however, a new contract is under negotiation.

The tooling commitment deposit is included in deposits and deferred costs and is capitalized into inventory as units are purchased based on the 5,000 unit commitment. The tooling commitment liability becomes due and is recognized into accounts payable as units are purchased and the corresponding deferred costs are capitalized into inventory, all of which is based on the 5,000 unit commitment.

During 2013, it was determined that based on the actual sales realized in 2013, the Company would likely not be able to meet the 5,000 unit commitment order. Accordingly, the deferred costs related to excess units was recognized as a provision for loss on the tooling commitment of $139,213 in the condensed interim statement of operations and comprehensive (loss).

During 2014, the actual sales realized in 2014 exceeded initial budgeted sales. As such the Company recognized a recovery on the tooling commitment of $48,414. This resulted in a reduction of the initial tooling commitment loss of $139,213 as of December 31, 2013 to $90,799 as of September 30, 2014.

	September 30,	December 31,
	2014	2013
Tooling commitment deposit	$36,701	$41,119
Tooling commitment deferred costs	85,490	100,947
	122,191	142,066
Provision for loss on tooling commitment	(90,799)	(139,213)
Tooling commitment deposit and deferred costs	$31,392	$2,853
Other prepaid deposits and insurance	152,952	20,233
	$184,344	$23,086
Tooling commitment liability	$90,359	$105,816

F-9

10. Income Taxes

The Company calculates its income tax expense by estimating the annual effective tax rate and applying that rate to the year-to-date ordinary income at the end of the period.   The Company records a tax valuation allowance when it is more likely than not that it will not be able to recover the value of its deferred tax assets.  As of September 30, 2014 and 2013, the Company calculated its estimated annualized effective tax rate at 0% and 0%, respectively. The Company had no income tax expense on its $1,434,296 pre-tax loss for the nine months ended September 30, 2014.   The Company recognized no income tax expense based on its $158,901 pre-tax loss for the nine months ended September 30, 2013.

The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit.   For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.  The Company recognizes interest accrued on uncertain tax positions as well as interest received from favorable tax settlements within interest expense.   The Company recognizes penalties accrued on unrecognized tax benefits within general and administrative expenses.   As of September 30, 2014 and December 31, 2013, the Company had no uncertain tax positions.

The Company does not anticipate any significant changes to the total amounts of unrecognized tax benefits in the next twelve months. In many cases the Company's uncertain tax positions are related to tax years that remain subject to examination by tax authorities. The following describes the open tax years, by major tax jurisdiction, as of September 30, 2014:

Federal 2009 – present

State 2009 – present

11. Share Capital

The Company is authorized to issue 75,000,000 shares of Common Stock with a par value of $0.001 and had 33,419,429 shares of Common Stock issued and outstanding as of September 30, 2014.

	No. of shares	Amount
Balance January 1, 2013 and December 31, 2013 (i)	10,000,000	$10,000
Recapitalization adjustment (ii)	9,037,157	9,037
Issuance of shares under private placement (iii)	6,479,002	6,479
Issuance of shares under private placement (iv)	183,333	183
Issuance of shares for services (iii)(iv)	599,610	600
Issuance of shares to convertible debenture holders (v)	3,222,120	3,222
Issuance of shares to employees (vi)	4,398,207	4,398
Balance September 30, 2014	33,919,419	$33,919

On July 21, 2014, the Company entered into a merger agreement with Queenridge Mining Resources Inc. (“Queensridge”) to complete the Merger whereby all of the issued and outstanding common stock of the Company will be exchanged for shares of Queensridge.

(i) The holder of the common shares of the Company exchanged their shares on a pro-rata basis for 10,000,000 newly-issued shares of common stock prior to the closing of the Merger.

(ii) The total number of Queensridge common shares issued and outstanding as of June 30, 2014 was 6,428,084 with a par value of $0.001 for a total of $6,428. On July 10, 2014 Queensridge completed a stock split transaction of the authorized and outstanding common stock. As a result, the authorized shares of common stock capital increased to 34,113,790. On July 21, 2014 prior to the Merger, Mr. Philip Stromer and certain other shareholders cancelled 25,076,643 shares. As a result, the remaining number of shares outstanding prior to the Merger was 9,037,157.

(iii) Concurrently with the Merger, the Company closed a Private Placement of 6,749,002 units (each a “Unit”) at $0.30 per Unit for gross proceeds of $1,943,701. Each Unit consists of one share of common stock and one common stock purchase warrant exercisable at $0.60 for a period of two years.

F-10

The agent of the Private Placement received 583,110 broker Units at an exercise price of $0.60 per Unit for a period of two years. Each Unit is comprised of one share of Common stock and one common stock purchase warrant exercisable at $0.60 for a period of two years.

The agent of the Private Placement received cash compensation of 9% of the gross proceeds of the financing for a total of $174,933 plus additional costs of $23,433 for legal expenses.

(iv) On September 2, 2014, the Company closed an additional private placement of 183,333 units at $0.30 per Unit for gross proceeds of $55,000. Each Unit consists of one share of common stock and one common stock purchase warrant exercisable at $0.60 for a period of two years.

The agent of the Private Placement received 16,500 broker Units at an exercise price of $0.60 per Unit for a period of two years. Each Unit consists of one share of common stock and one common stock purchase warrant exercisable at $0.60 for a period of two years.

The agent of the Private Placement received cash compensation at 9% of the gross proceeds of the financing for a total of $4,950 plus additional costs of $3,840 for legal expenses.

(v) In connection with the closing of the Merger, the Company issued 3,222,120 units at a price of $0.30 per Unit upon conversion of the Convertible Debentures for gross proceeds of $663,000 (see note 8). Each unit consists of one share of common stock and one common stock purchase warrant exercisable at $0.20 for a period of two years from conversion date.

(vi) On September 2, 2014 the Company entered into an agreement with the Chief Executive Officer (CEO) to issue 4,398,207 shares, or 15% of the Company’s outstanding common stock as of July 21, 2014 for a total value of $1,319,462. The shares will vest as to 1,172,855 on each of September 2, 2014, August 31, 2015 and August 31, 2016, and 879,642 shares on August 31, 2017. As of September 30, 2014 1,172,855 shares have been awarded to the CEO, with remaining amounts to be awarded on each anniversary date. As at September 30, 2014 a total of $402,251 has been expensed as stock-based compensation using the graded vesting method.

To account for subsequent dilution, the CEO is too maintained at 15% ownership at the end of the initial term August 31, 2017. Additional equity shall be issued and vested on each anniversary date. Subsequent to the agreement, the Company completed a private placement (note 11 (iv)) for 199,833 common stock. The member of management is to be issued an additional 29,975 common stock. As of September 30, 2014, $694 has vested which are presented as shares to be issued and expensed as stock-based compensation using the graded vested method.

12. Warrants

The following is a continuity schedule of the Company’s common stock purchase warrants:

	No. of warrants	Exercise Price
Outstanding and exercisable, December 31, 2013	—	—
Issued July 21, 2014	6,479,002	$0.6
Issued July 21, 2014 – broker warrants	583,110	$0.6
Conversion of convertible debentures	3,222,120	$0.2
Issued September 2, 2014	183,333	$0.6
Issued September 2, 2014 – broker warrants	16,500	$0.6
Expired	—	$—
Outstanding and exercisable, September 30, 2014	10,484,065	$0.48

The following is a summary of the common stock purchase warrants outstanding as of September 30, 2014:

Exercise Price ($)	No. of warrants	Expiry date
0.6	7,062,112	21-Jul-16
0.2	3,222,120	21-Jul-16
0.6	199,833	2-Sep-16
	10,484,065

F-11

13. Commitments and Contingencies

Legal Matters

From time to time, the Company may be involved in a variety of claims, suits, investigations and proceedings arising from the ordinary course of our business, collections claims, breach of contract claims, labor and employment claims, tax and other matters. Although claims, suits, investigations and proceedings are inherently uncertain and their results cannot be predicted with certainty, the Company believes that the resolution of current pending matters will not have a material adverse effect on its business, financial position, results of operations or cash flow. Regardless of the outcome, litigation can have an adverse impact on the Company because of legal costs, diversion of management resources and other factors.

Warranty Provisions

The Company is also exposed to warranty contingencies associated with the iWallet and has recorded a provision for these for the period ended September 30, 2014 of $5,840 and the year ended December 31, 2013 of $3,062 included in accrued liabilities, however, the actual amount of loss could be materially different.

The actual warranty claims for the nine month period ended September 30, 2014 is $6,227 (nine month period ended September 30, 2013 - $3,169) included in cost of sales. The actual warranty claims for the three month period ended September 30, 2014 is $3,200 (three month period ended September 30, 2013 - $286).

14. Basic and Diluted Loss Per Share

Basic and diluted loss per share is computed using the weighted average number of common stock outstanding. Diluted loss per share and the weighted average number of shares of common stock exclude all potentially dilutive shares since their effect in anti-dilutive.

F-12

15. Segmented Reporting

All of the Company's long-lived assets are located in the United States.

During the nine month period ended September 30, 2014, the majority of the sales were domestic; however total international sales accounted for 8%. During the nine month period ended September 30, 2013, 54% of total sales were domestic while 46% of total sales were international. Of the 54% of international sales, Canada accounted for 11% of total sales. No other individual countries were in excess of ten percent of total sales.

During the three month period ended September 30, 2014, the majority of sales were domestic; however total international sales accounted for 5% of total sales. During the three month period ended September 30, 2013, 47% of total sales were domestic while 53% of total sales were international. Of the 53% international sales, Canada accounted for 20% and New Zealand accounted for 13% of total sales. No other individual countries were in excess of ten percent of total sales.

16. Risk Management

Concentrations of Credit Risk

The Company’s cash balances are maintained in bank accounts in the United States. Deposits held in banks in the United States are insured up to $250,000 per depositor for each bank by the Federal Deposit Insurance Corporation. Actual balances at times may exceed these limits.

The Company performs on-going credit evaluations of its customers’ financial condition and generally does not require collateral from its customers. For the nine month period ended September 30, 2014, one customer accounted for 52% of the Company’s total revenue (nine months ended September 30, 2013 – 10%).

For the three month period ended September 30, 2014, one customer accounted for 82% of the Company’s total revenue (three months ended September 30, 2013 – 35%).

As at September 30, 2014 one customer accounted for 100% of the accounts receivable balance (December 31, 2013 – 100%).

Economic Dependence

For the period ended September 30, 2014 the Company purchased 100% (2013 - 100%) of its wallet inventory from one vendor.

The accounts payable to this vendor is reflected in the carrying amount of the tooling commitment liability (see note 9).

F-13

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Company Overview

We were incorporated as “Queensridge Mining Resources, Inc.” on January 29, 2010, in the State of Nevada for the purpose of engaging in mineral exploration. On July 21, 2014, we entered into a Merger Agreement with iWallet Corporation, a private California corporation, whereby we acquired all of the issued and outstanding common stock of iWallet Corporation through a subsidiary. Following this merger, we merged the subsidiary with and into our corporation, and changed our name to “iWallet Corporation” as part of that process. As a result of entering into the Merger Agreement, we are in the business of designing and developing biometric locking wallets and related physical, personal security products.

Description of Business

We are a designer and developer of innovative, physical, personal security products that incorporate the latest security and communication technologies to protect against identity, personal and financial information theft. iWallet is a registered trademark in the United States. Our flagship product is a biometric locking luxury storage case that protects cash, credit cards and personal information with a proprietary fingerprint security system. The iWallet features a carbon fiber or aluminum chassis and protects credit cards from being read by many types of RF devices in public spaces. Using a free app, iWallet owners can tether the iWallet to a supported smart device. A proximity alarm sounds on both devices when separated by about five meters. In addition, GPS tracking capabilities are expected to be available on future models.

We are based in San Diego, California and our business was originally founded in 2009. The initial version of the iWallet generated sales of over $700,000 in the first eighteen months following its launch. With improved designs and a better manufacturing partner, iWallet is ready to re-launch the product on a larger scale. Established sales channels include Neiman Marcus in North America, Harrods in England, Highline Peak Group in Canada, and NeedItWantItGadgets in New Zealand. Our prospective sales channels include Dufry, Touch of Modern, Skymall, Travelsmith, Hammacher Schlemmer, and co-branding for Montblanc, Porsche Design, Ducati, Gucci, and Bugatti. We own the trademark “iWallet” for secure luxury storage cases connected to smartphones in the USA and have patents worldwide. We have been licensed by Apple Inc. as an official Accessory Developer.

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Products and Technology

At this time, we are preparing to re-launch its flagship product and the iWallet 2.0. The suggested retail price will be $529. The new iWallets are expected to have the following features:

•	Sleek, compact industrial design with carbon fiber case
•	Pairs with the owner’s cellular phone via bluetooth technology
•	Patented, exclusive tamper resistant locking mechanism utilizes innovative fingerprint biometric reader for unlocking
•	Unique latch control that only consumes power during latching hence providing extended battery life
•	RFID blocking capability for enhanced wireless protection
•	Speaker providing audible feedback
•	GPS tracking capabilities

Over the course of the next twelve months, we intend to bring the following additional products to market:

•	Storage devices with co-branding luxury partners
•	A secure passport case called the iPassport
•	A women’s iWallet version
•	A secure mobile personal safe to store pharmaceuticals in
•	A smart “padlock” with a biometric reader for gym lockers and other personal areas that require security

We hold over twenty patents and patent applications filed in various countries around the world. Our products are currently manufactured under contract by a manufacturer based in Zhuhai, China, Apollo Electronics. The suppliers for our raw materials are currently Future Electronics, Namiki Motors, Cotech Taiwan, Digital Persona, Avnet Electronics, Avnet Taiwan, and Apollo Electronics. Historically, our largest major customer has been Neiman Marcus, which has been the source of approximately 52% of our gross revenues over the past year. As we expand our sales and distribution channels, we expect that our customer base will diversify and that, in the future, our revenues will not be dependent upon one or a few major customers.

We hold both utility and design patents and patent applications. All of our current utility patents will remain in effect until September 14, 2027. The duration of our design patents varies by country. The expiration dates of our current design patents, by country, is as follows:

Canada	June 10, 2023
Europe	December 9, 2036
China	December 12, 2021
Japan	May 18, 2032
Russia	December 13, 2036
Singapore	December 9, 2026
Taiwan	December 9, 2023

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Market and Competition Overview

Our primary target demographic will be consumers who are in the market for high-end luxury secure storage cases and similar accessories. We do not believe that the $500 approximate retail price to the end user will be an obstacle for our initial target demographic.  The carbon fiber process is labor intensive to manufacture. High net worth individuals appreciate the advantages of carbon fiber construction and spend tens of thousands of dollars outfitting their automobiles and other accessories.

A comparison of the iWallet to the leather or canvas sure storage accessories currently offered by several major fashion designers is below:

Brand	Model	Price	Material	Bluetooth (Anti-theft/loss)	Fingerprint Reader	RFID Anti-Theft	Owner Access Only
Cartier	Santos de Cartier	$380	Leather	No	No	No	No
Salvatore Ferragamo	Bifold	$350	Leather	No	No	No	No
Louis Vuitton	Classic	$565	Canvas	No	No	No	No
Gucci	Bifold	$550	Canvas	No	No	No	No
iWallet	Slim	$529	Carbon Fiber	Yes	Yes	Yes	Yes

We believe the security, high technology, slim design, and carbon fiber construction of the iWallet can position it to compete for a share of the luxury secure accessories market.

Sales, Distribution and Growth Strategy

Our plan for marketing and raising awareness for the iWallet includes the following strategies:

•	Sell and market at major trade shows that attract global buyers such as the CES.

•	Align iWallet with a high profile celebrity as the face for iWallet.

•	Optimize website to gain greater distributor inquiry, continued media attention and wider market accessibility through links to other major potential purchasers.

•	Continue worldwide media attention, primarily from BBC Worldwide, Fox News (Fox and Friends), and Discovery Channel.

Our established distribution channels for the iWallet, as originally launched, include the following:

•	Neiman Marcus in North America

•	Harrods in England

•	In Canada for Centurion (black card) Amex members, who will be able to redeem points in exchange for an iWallet through Highline Peak Group

•	NeedItWantItGadgets in New Zealand

35

The following are current prospective sales channels:

•	Private branding for Montblanc, Porsche Design, Ducatti, Gucci, and Bugatti. We are currently in partnering or licensing discussions with all of these companies.

•	Dufry, a global duty free company with 1,100 locations in 45 countries

•	Touch of Modern

•	Skymall

•	Travelsmith

•	Hammacher Schlemmer

We plan to increase our consumer off take within newly gained distribution at major regional high-end department stores, and to expand to private brand stores. Together with our distribution partners, we are targeting major national retail channels. We believe a partnership with any one leading national chain would be transformative. We intend to develop our website towards wider market accessibility through links to other major potential purchasers. We will continue to be featured in ingadget.com and gizmodo.com, where the iWallet has been dubbed “The Fort Knox of Wallets.” We will also begin limited selling efforts in key international markets using further regional distributors in Europe, Asia, Canada, Australia, and South America. We are also in discussions with distribution companies in key opportunity geographies.

Results of Operations for the Three and Nine Months ended September 30, 2014 and 2013.

During the three months ended September 30, 2014, we generated sales of $64,476. Our cost of sales was $45,216, resulting in gross profit of $19,260. Our expenses for the three months ended September 30, 2014 were $1,305,011, and consisted of legal and professional fees of $478,313, share based compensation of $402,945, debt discount accretion of $289,991, subcontractor fees of $77,883, office and general expenses of $40,373, research and development of $41,506, travel expenses of $9,882, interest and bank fees of $2,131, rent of $7,500, and amortization of intangible assets of $2,901. We also recorded a recovery of $48,414 on our provision for a contractual tooling commitment. Our net loss for the three months ended September 30, 2014 was $1,285,751. By comparison, during the three months ended September 30, 2013, we generated sales of $13,139. Our cost of sales was $6,307, resulting in gross profit of $6,832. Our expenses for the three months ended September 30, 2013 were $11,122, and consisted of legal and professional fees of $4,695, office and general expenses of $2,845, travel expenses of $338, interest and other finance charges of $1,382, and amortization of intangible assets of $1,862. Our net loss for the three months ended September 30, 2013 was $4,290.

During the nine months ended September 30, 2014, we generated sales of $102,615. Our cost of sales was $80,469 resulting in gross profit of $22,146. Our expenses for the nine months ended September 30, 2014 were $1,712,290, and consisted of legal and professional fees of $698,342, share based compensation of $402,945, debt discount accretion of $289,991, subcontractor fees of $186,983, office and general expenses of $66,777, research and development of $53,039, travel expenses of $26,868, interest and bank fees of $15,083, rent of $12,000, and amortization of intangible assets of $8,676. We also recorded a recovery of $48,414 on our provision for a contractual tooling commitment. Our net loss for the nine months ended September 30, 2014 was $1,690,144. By comparison, during the nine months ended September 30, 2013, we generated sales of $45,145. Our cost of sales was $25,988, resulting in gross profit of $19,157. Our expenses for the nine months ended September 30, 2014 were $178,058, and consisted of legal and professional fees of $21,046, interest and other finance charges of $2,358, office and general expenses of $5,068, research and development of $1,387, travel expenses of $3,492, and amortization of intangible assets of $5,494, We also recorded a provision for loss on a tooling commitment in the amount of $139,213 and a provision for recovery of income taxes of $4,247. Our net loss for the nine months ended September 30, 2013 was $154,654.

Our expenses and net loss for the three and nine months ended September 30, 2014 were larger than in the same periods last year primarily due to increased legal and professional fees related to our preparations for becoming a public company, an increase in stock based compensation, and debt discount accretion. Our sales have also increased as a result of our launch of the iWallet 2.0 and increased marketing and distribution efforts.

Over the course of the remainder of the current fiscal year, we expect that our sales will increase significantly as we continue with our launch of the iWallet 2.0 and increase distribution of the product to various retailers and other outlets. In the final quarter of 2014, we expect to see increased revenues due to a ramp up of orders from our luxury retail partners for the holiday selling season. During 2014, we also made, and will continue to make, significant additional expenditures related to the continued development and expansion of our business. Specifically, the hiring of our new CEO, an increase in our marketing initiatives focused on new product introductions, new promotional and public relations materials, web site enhancements, and expenses related to new product design and development will result in increased expenses during the latter half of 2014. Furthermore, as a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. As a result of these factors, to achieve profitability we will need to, among other matters, significantly increase our customer base and our distribution channels. We cannot assure you that we will be able to increase our revenue in this manner and achieve profitability on a consistent basis. As we expect to continue to invest in the development of our business, this investment could outpace growth in our revenue, and thereby impair our ability to achieve and maintain profitability.

36

Liquidity and Capital Resources

As of September 30, 2014, we had current assets of $1,492,400, consisting of cash in the amount of $1,021,008, deposits and deferred costs of $184,344, inventory of $107,219, a loan due from a shareholder of $127,794, and accounts receivable of $52,035. Our current liabilities as of September 30, 2014 were $329,008, and consisted of the current portion of long term bank debt in the amount of $4,618, accounts payable of $103,931, accrued liabilities of $113,151, amounts due to a related party of $16,475, advances from an investor of $474, and a liability for a manufacturer tooling commitment of $90,359. Our working capital as of September 30, 2014 was therefore $1,163,392.

In the months prior to our reverse merger, we engaged in a bridge financing transaction raising a total $663,000 through the sale of secured convertible promissory notes. Concurrent with the closing of the merger, these notes converted to 3,222,120 shares of common stock and 3,222,120 warrants to purchase shares of common stock at a price of $0.20, exercisable for two years.

Our bank indebtedness consists of a line of credit with a limit of $35,000, secured by cash on deposit in a checking account. The line bears interest at a rate of prime plus 1.25%. As of September 30, 2014, the balance owed was $19,242.

Immediately upon closing of our reverse merger, we closed a private offering of Units at a price of $0.30 per Unit, each Unit consisting of one (1) share of common stock and one (1) warrant to purchase one share of common stock at a price of $0.60 per share, exercisable for two (2) years. A total of 6,479,002 shares of common stock and 6,479,002 warrants were issued to subscribers in the offering. The gross proceeds from the offering, prior to the deduction of agreed selling commissions and expenses, were $1,943,701. Net of broker’s commissions and expenses, we received net proceeds of $1,745,335.

As a result of the funds obtained through the offering, we believe that we have sufficient capital to execute our business development plan for the immediate future. In order to continue our growth and development plan over the longer term, however, we will require additional financing. Management is currently seeking additional equity financing in order to fund the long term development of the company. There can be no assurance that we will be successful in raising additional funding, either through increased sales and debt and/or other equity financing arrangements. If we are not able to secure significant additional funding, the long term implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

Off Balance Sheet Arrangements

As of September 30, 2014, there were no off balance sheet arrangements.

Going Concern

As of September 30, 2014, the Company has incurred a deficit of $1,912,956 (December 31, 2013 - $222,812) and has significant losses and negative cash flows from operations. These factors create substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustment that might be necessary if we are unable to continue as a going concern.

Our ability to continue as a going concern is dependent on generating cash from the sale of our common stock and/or obtaining debt financing and attaining future profitable operations. Management’s plans include selling our equity securities and obtaining debt financing to fund our capital requirement and ongoing operations; however, there can be no assurance we will be successful in these efforts.

37

Item 3. Quantitative and Qualitative Disclosures About Market Risk

A smaller reporting company is not required to include this item.

Item 4. Controls and Procedures

We carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) as of September 30, 2014. This evaluation was carried out under the supervision and with the participation of our Chief Executive Officer and our Chief Financial Officer. Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of September 30, 2014, our disclosure controls and procedures were not effective. There have been no changes in our internal controls over financial reporting during the quarter ended September 30, 2014. Management determined that the material weaknesses that resulted in controls being ineffective are primarily due to lack of resources and number of employees. Material weaknesses exist in the segregation of duties required for effective controls and various reconciliation and control procedures not regularly performed due to the lack of staff and resources and additional material weakness is our lack of a separate audit committee.

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act are recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

Limitations on the Effectiveness of Internal Controls

Our management does not expect that our disclosure controls and procedures or our internal control over financial reporting will necessarily prevent all fraud and material error.  Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the internal control. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, control may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate.

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PART II - OTHER INFORMATION

Item 1. Legal Proceedings

We are not a party to any other pending legal proceeding. We are not aware of any other pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Item 1A. Risk Factors

A smaller reporting company is not required to include this item.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

None.

Item 3. Defaults upon Senior Securities

None.

Item 4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information

None.

Item 6. Exhibits

Exhibit Number	Description of Exhibit
31.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
101	Materials from the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 formatted in Extensible Business Reporting Language (XBRL).

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SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iWallet Corporation

Date:	November 19, 2014

/s/ Jack Chadsey
By:	Jack Chadsey
Title:	Chief Executive Officer and Chief Financial Officer

40

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-K

[X]	ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2014

[ ]	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT

For the transition period from _________ to ________

Commission file number: 333-168775

iWallet Corp.
(Exact name of registrant as specified in its charter)

Nevada	27-1830013
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7394 Trade Street San Diego, California	92121
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number: 1-800-508-5042

Securities registered under Section 12(b) of the Exchange Act:
Title of each class	Name of each exchange on which registered
none	not applicable
Securities registered under Section 12(g) of the Exchange Act:
Title of class
none

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes [ ] No [X]

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes [ ] No [X]

Indicate by checkmark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes [ ] No [X]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§ 229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

[ ] Large accelerated filer	[ ] Accelerated filer
[ ] Non-accelerated filer	[X] Smaller reporting company

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes [ ] No [X]

State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was last sold, or the average bid and asked price of such common equity, as of the last business day of the registrant’s most recently completed second fiscal quarter. $686,969.27 as of June 30, 2014.

Indicate the number of shares outstanding of each of the registrant’s classes of common stock, as of the latest practicable date. 33,919,419 as of March 26, 2015.

41

42

PART I

Item 1. Business

Principal Place of Business

Our principal offices are located at 7394 Trade Street, San Diego, California 92121.

Company Overview

We were incorporated as “Queensridge Mining Resources, Inc.” on January 29, 2010, in the State of Nevada for the purpose of engaging in mineral exploration. On July 21, 2014, we entered into a Merger Agreement with iWallet Corporation, a private California corporation, whereby we acquired all of the issued and outstanding common stock of iWallet Corporation through a subsidiary. Following this merger, we merged the subsidiary with and into our corporation, and changed our name to “iWallet Corp.” (‘iWallet”) as part of that process. As a result of entering into the Merger Agreement, we are in the business of designing and developing biometric locking cases and related physical, personal security products.

Description of Business

We are a designer and developer of innovative, physical, personal security products that incorporate the latest security and communication technologies to protect against identity, personal and financial information theft. iWallet is a registered trademark in the United States. Our flagship product is a biometric locking luxury storage case that protects cash, credit cards and personal information with a proprietary fingerprint security system. The iWallet features a carbon fiber which protects credit cards from being read by many types of RF devices in public spaces. Using Bluetooth Smart technology, iWallet owners can tether the iWallet to a supported smart device. A proximity alarm sounds on both devices when separated by about five meters. In addition, GPS tracking capabilities can be achieved through the same Bluetooth Smart technology and the smart phone.

In addition to our retail sales strategy, we also intend to focus on developing and licensing the following new technologies based upon our design and utility patents: biometric touch sensors coupled with Bluetooth Smart technology, Zero Passwords, voice and gesture recognition, and other biometric physical communication through iWallet products. We are working with outside software companies to enhance the firmware in all of our products.

We are based in San Diego, California and our business was originally founded in 2009. The initial version of the iWallet generated sales of over $700,000 in the first eighteen months following it launch. With improved designs and a better manufacturing partner, iWallet is ready to re-launch the product on a larger scale. Established sales channels include Stebis in Belgium, Luxemburg and the Netherlands, the Urban Collection Loyalty program in the U.S., UK and Canada, Peters Of Kensington in Australia, Hontus group, Planet Traveler in the U.S., Vivadi in Latin America, Brentano in the UK, and Gold Tree, LTD in Asia. We have been licensed by Apple Inc. as an official Accessory Developer.

Products and Technology

At this time, we are preparing to re-launch its flagship product and the iWallet 2.0. The suggested retail price will be $499. The new iWallets have the following features:

•	Sleek, compact industrial design with carbon fiber case
•	Pairs with the owner’s cellular phone via Bluetooth Smart technology
•	Patented, exclusive tamper resistant locking mechanism utilizes innovative fingerprint biometric reader for unlocking
•	Unique latch control that only consumes power during latching hence providing extended battery life
•	RFID blocking capability for enhanced wireless protection
•	Speaker providing audible feedback
•	GPS tracking capabilities through the user’s smart phone

Over the course of the next twelve months, we intend to bring the following additional products to market:

•	Storage devices with co-branding luxury partners
•	A secure passport case called the iPassport
•	A women’s iWallet version
•	A secure mobile personal safe in which to store pharmaceuticals
•	A smart “padlock” with a biometric reader for gym lockers and other personal areas that require security

43

We hold over twenty patents and patent applications filed in various countries around the world. Our products are currently manufactured under contract by a manufacturer based in Zhuhai, China, Apollo Electronics. The suppliers for our raw materials are currently Future Electronics, Namiki Motors, Cotech Taiwan, Digital Persona, Avnet Electronics, Avnet Taiwan, and Apollo Electronics. Historically, our largest major customer has been Neiman Marcus, which has been the source of approximately 51% of our gross revenues over the past year. As we expand our sales and distribution channels, we expect that our customer base will diversify and that, in the future, our revenues will not be dependent upon one or a few major customers.

We hold both utility and design patents and patent applications. All of our current utility patents will remain in effect until September 14, 2027. The duration of our design patents varies by country. The expiration dates of our current design patents, by country, is as follows:

Canada	June 10, 2023
Europe	December 9, 2036
China	December 12, 2021
Japan	May 18, 2032
Russia	December 13, 2036
Singapore	December 9, 2026
Taiwan	December 9, 2023

Market and Competition Overview

Our primary target demographic will be consumers who are in the market for luxury secure storage cases and similar accessories. We do not believe that the $500 approximate retail price to the end user will be an obstacle for our initial target demographic.  The carbon fiber process is labor intensive to manufacture. High net worth individuals appreciate the advantages of carbon fiber construction and spend tens of thousands of dollars outfitting their automobiles and other accessories with this material.

A comparison of the iWallet to the leather or canvas sure storage accessories currently offered by several major fashion designers is below:

Brand	Model	Price	Material	Bluetooth (Anti-theft/loss)	Fingerprint Reader	RFID Anti-Theft	Owner Access Only
Cartier	Santos de Cartier	$380	Leather	No	No	No	No
Salvatore Ferragamo	Bifold	$350	Leather	No	No	No	No
Louis Vuitton	Classic	$565	Canvas	No	No	No	No
Gucci	Bifold	$550	Canvas	No	No	No	No
iWallet	Slim	$529	Carbon Fiber	Yes	Yes	Yes	Yes

We believe the security, high technology, slim design, and carbon fiber construction of the iWallet product offerings can position it to compete for a share of the luxury secure accessories market.

Sales, Distribution and Growth Strategy

Our plan for marketing and raising awareness for the iWallet includes the following strategies:

•	Sell and market at major trade shows that attract global buyers such as the CES.
•	Align iWallet with high profile celebrities, bloggers, etc. for product validation.
•	Optimize the company’s e-commerce strategy through a multi-lingual program which allows the customer to communicate in over 70 different languages.
•	Continue worldwide media attention, primarily from BBC Worldwide, Fox News (Fox and Friends), Discovery Channel.
•	Establish a global distribution network for the retail, incentive, and loyalty markets

44

Our established distribution channels for the iWallet, as originally launched, include the following:

•	Neiman Marcus in North America

•	Stebis in Belgium, Luxemburg and Netherlands

•	Urban Collection Loyalty program in US, UK and Canada
•	Peters of Kensington’s in Australia
•	Hontus Group/Planet Traveler in US (co-branded)
•	Vivadi in Latin America
•	Oak Incentives in Canada
•	Brentano in UK
•	Gold Tree, LTD in Asia

The following are current prospective sales channels:

•	Co-branding for Dunhill and Ducati as well as other potential luxury partners. We are currently in partnering or licensing discussions with these companies.

•	TUMI

•	Brookstone

•	Dept. of Justice

•	Internal Revenue Service

We plan to increase our consumer off take within newly gained distribution at major regional high-end department stores, luxury specialty stores, and to expand to private brand stores. Together with our distribution partners, we are targeting major national retail channels. We believe a partnership with any one leading national chain would be transformative. We intend to develop our website towards wider market accessibility through links to other major potential purchasers. We will continue to be featured in ingadget.com and gizmodo.com, where the iWallet has been dubbed “The Fort Knox of Wallets.” We will also begin limited selling efforts in key international markets using further regional distributors in Europe, Asia, Canada, Australia, and South America. We are also in discussions with distribution companies in key opportunity geographies.

Employees

In addition to our named executive officers, we also employ a Project Manager, an in-house bookkeeper, and an outside comptroller that serves on a part time basis.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Item 2. Properties

Our corporate headquarters are currently located in San Diego, California. We current lease approximately 3,000 square feet of space for $2,500 per month with a lease for one year that began on June 1, 2014.

Item 3. Legal Proceedings

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Our agent for service of process in Nevada is Clark Agency, LLC, 3273 East Warm Springs Rd., Las Vegas, NV 89120.

Item 4. Mine Safety Disclosures

Not applicable.

45

PART II

Item 5. Market for Registrant’s Common Equity and Related Stockholder Matters and Issuer Purchases of Equity Securities

Market Information

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by FINRA, and on the OTCQB tier of the electronic market place operated by OTC Markets, Inc. Our shares are currently quoted on the under the symbol “IWAL”.

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by OTC Markets, Inc. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ending December 31, 2014
Quarter Ended	High $	Low $
December 31, 2014	$1.0000	$0.3000
September 30, 2014	$1.0000	$0.0371
June 30, 2014	$0.0371	$0.0371
March 31, 2014	$0.0371	$0.0371

Fiscal Year Ending December 31, 2013
Quarter Ended	High $	Low $
December 31, 2013	$0.0371	$0.0371
September 30, 2013	$0.0371	$0.0371
June 30, 2013	$0.0371	$0.0371
March 31, 2013	$0.0371	$0.0371

As of March 26, 2015, the last closing price for our common stock was $0.14 per share.

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

46

Holders of Our Common Stock

As of March 26, 2015, we had 33,919,419 shares of our common stock issued and outstanding, held by fifty-eight (58) shareholders of record.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;
2.	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Recent Sales of Unregistered Securities

•	In connection with our reverse merger on July 21, 2014, the previous shareholders of iWallet Corporation, a private California corporation, received 10,000,000 shares of our common stock. The 10,000,000 shares of our common stock which were issued to the former holders of common stock of iWallet Corporation on the effective date of the merger were issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act.

•	Also on July 21, 2014, certain Secured Convertible Debentures previously issued by iWallet Corporation were converted to newly issued shares of our common stock and warrants. The former iWallet Corporation debenture holders were issued a total of 3,222,120 shares of common stock, and warrants to purchase 3,222,120 shares of common stock at a price of $0.20 per share, exercisable for two (2) years. These shares and warrants were also issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act.

•	Immediately upon closing of our reverse merger on July 21, 2014, we closed a private offering of Units at a price of $0.30 per Unit, each Unit consisting of one (1) share of common stock and one (1) warrant to purchase one share of common stock at a price of $0.60 per share, exercisable for two (2) years. A total of 6,479,002 shares of common stock and 6,479,002 warrants were issued to subscribers in the offering. In addition, a total of 583,110 Units were issued as compensation to certain licensed securities brokers who assisted with the offering. The offering was conducted pursuant to Rule 506 under Regulation D and was conditional upon the closing of the reverse merger. The offering was made to only to “accredited investors” as defined in Rule 501, and we did not engage in any general solicitation or advertising. The gross proceeds from the offering, prior to the deduction of agreed selling commissions and expenses, were $1,943,701. Net of broker’s commissions and expenses, we received net proceeds of $1,734,676. A total of forty (40) investors subscribed in the offering.

•	On September 2, 2014, we closed a small additional issuance of Units in an extension of the Units offering described above. Three subscribers purchased a total of 183,333 Units at $0.30 per Unit, for gross proceeds of $54,999.90

•	On September 2, 2014, we issued 4,398,207 shares of common stock to our Chief Executive Officer, Jack Chadsey, pursuant to the terms of his employment agreement

Securities Authorized for Issuance under Equity Compensation Plans

None.

Options and Warrants

We do not have any options issued and outstanding. We issued the following warrants to purchase common stock, all exercisable for a period of two (2) years from the date of issue.

•	7,261,945 warrants to purchase common stock at a price of $0.60 per share. 7,062,112 of these warrants will expire on July 21, 2016; 199,833 of these warrants will expire on September 2, 2016.

•	3,222,120 warrants to purchase common stock at a price of $0.20 per share, which will expire on July 21, 2016.

47

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or, except with regard to the warrants described above, any rights convertible or exchangeable into shares of our common stock.

Item 6. Selected Financial Data

A smaller reporting company is not required to provide the information required by this Item.

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Results of Operations for the Years Ended December 31, 2014 and 2013.

Our total sales revenue for the year ended December 31, 2014 was $154,647. After cost of sales in the amount of $121,811, we recorded a gross profit of $32,836. Our expenses for the year ended December 31, 2014 were 2,457,112 and consisted of legal and professional fees of $805,181, share based compensation of $629,735, salaries and wages of $293,483, debt discount accretion of $289,991, office and general expenses of $231,597, research and development of $151,245, travel expense of $34,940, rent of $19,500, interest and finance charges of $14,917, amortization of intangible assets of $11,993, and positive recovery of a tooling commitment in the amount of $25,470. Our charge for share-based compensation represents the amount expensed in 2014 for shares of common stock issued to our CEO as compensation. The charge for debt discount accretion relates to the automatic conversion of certain convertible debentures to shares of common stock concurrently with our reverse merger in July of 2014. Note 8 to our financial statements should be reviewed for further information on this item. Our net loss for the year ended December 31, 2014 was $2,424,276.

By comparison, our sales for the year ended December 31, 2013 were $85,769. After cost of sales of $63,585, we recorded a gross profit of $22,184. Our total expenses for the year ended December 31, 2014 were $253,352 and we recorded a provision for income taxes of $4,247, resulting in a net loss of $226,921.

Our sales for the year ended December 31, 2014 were higher than last year due to our launch of the iWallet 2.0 and increased sales and marketing efforts. Our expenses and net loss for the year ended December 31, 2014 were larger than last year primarily due to increased professional fees related to our becoming a public company, charges for stock based compensation to executives, and increased operating expenses as we have begun to expand our operations and increase our marketing efforts.

In order to significantly increase our revenue base and achieve profitability we will need to, among other matters, significantly increase our customer base and our distribution channels. We cannot assure you that we will be able to increase our revenue in this manner and achieve profitability on a consistent basis. As we expect to continue to invest in the development of our business, this investment could outpace growth in our revenue, and thereby impair our ability to achieve and maintain profitability in the near future.

48

Liquidity and Capital Resources

As of December 31, 2014, we had current assets of $958,613, consisting of cash in the amount of $465,847, funds held in attorney trust of $20,000, deposits and deferred costs of $211,534, inventory of $138,819, a loan due from a shareholder of $114,349, and accounts receivable of $8,064. Our current liabilities as of December 31, 2014 were $330,311, and consisted of the current portion of long term bank debt in the amount of $4,347, accounts payable of $235,391, accrued liabilities of $45,916, amounts due to a related party of $3,030, advances from an investor of $474, and a liability for a manufacturer tooling commitment of $41,153. Our working capital as of December 31, 2014 was therefore $628,302.

In the months prior to our reverse merger in July of 2014, we engaged in a bridge financing transaction raising a total $663,000 through the sale of secured convertible promissory notes. Concurrent with the closing of the merger, these notes converted to 3,222,120 shares of common stock and 3,222,120 warrants to purchase shares of common stock at a price of $0.20, exercisable for two years.

Our bank indebtedness consists of a line of credit with a limit of $35,000, secured by cash on deposit in a checking account. The line bears interest at a rate of prime plus 1.25%. As of December 31, 2014, the balance owed was $18,111.

Immediately upon closing of our reverse merger in July of 2014, we closed a private offering of Units at a price of $0.30 per Unit, each Unit consisting of one (1) share of common stock and one (1) warrant to purchase one share of common stock at a price of $0.60 per share, exercisable for two (2) years. A total of 6,479,002 shares of common stock and 6,479,002 warrants were issued to subscribers in the offering. The gross proceeds from the offering, prior to the deduction of agreed selling commissions and expenses, were $1,943,701. Net of broker’s commissions and expenses, we received net proceeds of $1,734,676.

As a result of the funds obtained through the offering, we believe that we have sufficient capital to execute our business development plan for the current year. In order to continue our growth and development plan over the longer term, however, we will require additional financing. Management is currently seeking additional equity financing in order to fund the long term development of the company. There can be no assurance that we will be successful in raising additional funding, either through increased sales and debt and/or other equity financing arrangements. If we are not able to secure significant additional funding, the long term implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

Off Balance Sheet Arrangements

As of December 31, 2014, there were no off balance sheet arrangements.

Going Concern

The financial statements included in this annual report have been prepared assuming we will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred significant losses and negative cash flows from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. Management does not believe that any of our accounting policies currently fit this definition.

Recently Issued Accounting Pronouncements

We have reviewed all new accounting pronouncements and, except as set forth below, do not expect any new pronouncements or guidance to have an impact on our results of operations or financial position:

1. On May 28, 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. The accounting standard is effective for annual reporting periods (including interim reporting periods within those periods) beginning after December 15, 2017. Early adoption is not permitted. The impact on the financial statements of adopting ASU 2014-09 will be assessed by management.

2. On August 27, 2014, the FASB issued a new financial accounting standard on going concern, ASU No. 2014-15, “Presentation of Financial Statements – Going Concern (Sub-Topic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” The standard provides guidance about management’s responsibility to evaluate whether there is a substantial doubt about the organization’s ability to continue as a going concern. The amendments in this Update apply to all companies. They become effective in the annual period ending after December 15, 2016, with early application permitted. The impact on the financial statements of adopting ASU 2014-15 will be assessed by management.

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Item 7A. Quantitative and Qualitative Disclosures About Market Risk

A smaller reporting company is not required to provide the information required by this Item.

Item 8. Financial Statements and Supplementary Data

Index to Financial Statements Required by Article 8 of Regulation S-X:

Audited Financial Statements:
F-1	Report of Independent Registered Public Accounting Firms
F-2	Balance Sheets as of December 31, 2014 and 2013;
F-3	Statements of Operations for the years ended December 31, 2014 and 2013;
F-4	Statement of Stockholders’ Equity (Deficit) as of December 31, 2014;
F-5	Statements of Cash Flows for the years ended December 31, 2014 and 2013;
F-6	Notes to Financial Statements

50

Report of Independent Registered Public Accounting Firm

To the Board or Directors and Shareholders of iWallet Corp

We have audited the accompanying balance sheets of iWallet Corp as of December 31, 2014 and 2013 and the related statements of operations and comprehensive loss, changes in shareholder's (deficiency) equity and cash flows for the years then ended. iWallet Corp’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. iWallet Corp is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of iWallet Corp’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of iWallet Corp as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1, the Company has experienced negative cash flows from operations since inception and has accumulated a significant deficit which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not nclude any adjustments that might result from the outcome of this uncertainty.

/s/ MNP LLP

Chartered Professional Accountants
Licensed Public Accountants

Mississauga, Canada

March 31, 2015

F-1

iWallet Corp

Balance Sheets

December 31, 2014 and 2013

	2014	2013
Assets
Current assets
Cash	$465,847	$250,718
Funds held in attorney trust (note 8)	20,000	39,705
Accounts receivable, net of allowance for doubtful accounts ($nil)	8,064	4,575
Deposits and deferred costs (note 9)	211,534	23,086
Inventory (note 4)	138,819	20,361
Due from shareholder (note 7)	114,349	61,833
	958,613	400,278
Intangible assets (note 5)	116,336	96,715
	$1,074,949	$496,993
Liabilities
Current liabilities
Bank indebtedness - current (note 6)	$4,347	$5,539
Accounts payable (note 7)	235,391	126,317
Accrued liabilities (note 8)	45,916	3,062
Due to related party (note 7)	3,030	37,842
Advances from investor (note 7)	474	69,678
Convertible debentures (notes 8, 11 and 12)	—	354,000
Tooling commitment liability (note 9)	41,153	105,816
	330,311	702,254
Bank indebtedness - long-term (note 6)	13,764	17,540
	344,075	719,794
Shareholder's equity (deficiency)
Common stock, par value $0.001, 75,000,000 shares authorized; 33,919,419 issued (2013 - 10,000,000) (note 11)	33,919	10,000
Shares to be issued (note 11(vi))	2,973	—
Additional paid-in capital	3,341,070	(9,989)
Deficit	(2,647,088)	(222,812)
	730,874	(222,801)
	$1,074,949	$496,993

The accompanying notes are an integral part of these financial statements.

F-2

 Wallet Corp

Statement of Operations and Comprehensive Loss
For the years ended December 31, 2014 and 2013

	2014	2013
Sales	$154,647	$85,769
Cost of sales (notes 2 and 13)	121,811	63,585
Gross profit	32,836	22,184
Expenses
Legal and professional fees	805,181	73,278
Share-based compensation (note 11)	629,735	—
Salaries and wages	293,483	—
Debt discount accretion (note 8)	289,991	—
Office and general expenses	231,597	9,583
Research and development	151,245	—
Travel	34,940	23,475
Rent	19,500	—
Interest and other finance charges	14,917	2,515
Provision for (recovery of) loss on tooling commitment (note 9)	(25,470)	139,213
Amortization of intangible assets	11,993	5,288
	2,457,112	253,352
Loss before recovery of income taxes	(2,424,276)	(231,168)
Recovery of income taxes (note 10)	—	4,247
Net and comprehensive loss	$(2,424,276)	$(226,921)
Net loss per share - basic and diluted (note 14)	$(0.12)	$(0.02)
Weighted average number of shares outstanding - basic and diluted (note 14)	20,140,136	10,000,000

The accompanying notes are an integral part of these financial statements.

F-3

 iWallet Corp

Statement of Changes in Shareholder's (Deficiency) Equity

for the years ended December 31, 2014 and 2013

						Shareholder's
	Class A Common Shares		Shares	Additional		(Deficiency)
	Shares	Amount	to be issued	Paid-in Capital	Deficit	Equity
Balance, January 1, 2013	10,000,000	$10,000	$—	$(9,989)	$4,109	$4,120
Net and comprehensive loss	—	—	—	—	(226,921)	(226,921)
Balance, December, 2013	10,000,000	10,000	—	(9,989)	(222,812)	(222,801)
Reverse recapitalization of Queensridge	9,037,147	9,037	—	(9,037)	—	—
Private placement	6,662,335	6,662	—	1,992,039	—	1,998,701
Cost of issue	—	—	—	(217,815)	—	(217,815)
Issuance of common stock units on conversion of convertible debenture	3,222,120	3,222	—	673,423	—	676,645
Beneficial conversion feature	—	—	—	289,991	—	289,991
Broker common stock units	599,610	600	—	(600)	—	—
Issuance of common stock units to management	4,398,207	4,398	—	623,058	—	627,456
Shares to be issued	—	—	2,973	—	—	2,973
Net and comprehensive loss	—	—	—	—	(2,424,276)	(2,424,276)
Balance, December 31, 2014	33,919,419	33,919	2,973	3,341,070	(2,647,088)	730,874

The accompanying notes are an integral part of these financial statements.

F-4

iWallet Corp

Statements of Cash Flows

for the years ended December 31, 2014 and 2013

	2014	2013
Cash flow from operating activities
Net and comprehensive loss for the year	$(2,424,276)	$(226,921)
Items not affecting cash
Amortization of intangible assets	11,993	5,288
Provision for (recovery of) loss on tooling commitment (note 9)	(25,470)	139,213
Recovery of income taxes	—	(4,247)
Debt discount accretion	289,991	—
Interest accrued on convertible debentures	13,645	—
Share-based compensation	629,735	—
	(1,504,382)	(86,667)
Non-cash operating items resulted from changes in:
Accounts receivable	(3,489)	3,945
Deposits and deferred costs	(162,284)	(6,512)
Inventory	(118,458)	(6,620)
Accounts payable	109,074	71,244
Accrued liabilities	42,854	(622)
Tooling commitment liability	(64,663)	(4,869)
	(1,701,348)	(30,101)
Cash flow from investing activities
Expenditures on intangible assets	(31,614)	(39,565)
	(31,614)	(39,565)
Cash flow from financing activities
Funds repaid to related party	(34,812)	(21,938)
Funds advanced to shareholder	(52,516)	(48,781)
Receipt of funds held in attorney trust	19,705	(39,705)
Repayment of bank indebtedness	(4,968)	(6,332)
Advances from investor	11,796	69,678
Proceeds from issuance of convertible debentures	228,000	354,000
Proceeds from issuance of common stock units for cash	1,780,886	—
	1,948,091	306,922
Increase in cash	215,129	237,256
Cash, beginning of year	250,718	13,462
Cash, end of year	$465,847	$250,718

The accompanying notes are an integral part of these financial statements.

F-5

iWallet Corp

Notes to Financial Statements

December 31, 2014 and 2013

1. Nature of Business and Going Concern

iWallet Corp (“the Company”) is engaged in the design, development, manufacturing and sales of bio-metric locking wallets, which operate by scanning a user’s fingerprint to open the wallet.

iWallet Corporation (“iWallet”) was incorporated on November 18, 2009 in the State of California and is located at 7394 Trade Street, San Diego, California 92121. On July 21, 2014 the Company merged with iWallet Acquisition Corporation (the “Acquisition Sub”) (“the Merger”), a subsidiary formed by Queensridge Mining Resources, Inc. (“Queensridge”) for purposes of the Merger, which resulted in the Company becoming a wholly-owned subsidiary of Queensridge. Immediately following the merger the Acquisition Sub merged with and into Queensridge. Queensridge immediately changed its name to iWallet Corp and is continuing the business of iWallet as its only line of business.

The Company began trading on July 21, 2014 in the United States of America (“USA”) on the OTCQB Exchange under the ticker symbol IWAL.

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (‘U.S. GAAP’), which contemplates continuation of the Company as a going concern.

As of December 31, 2014, the Company has a deficit of $2,647,088 (2013 - $222,812) and has significant losses and negative cash flows from operations. The Company completed a public listing transaction which raised additional funds and includes warrant agreements which may provide additional funds. However, there is no certainty that the Company will be successful in generating sufficient cash flow from operations or achieving and maintaining profitable operations in the near future to enable it to meet its obligations as they come due. As a result there is substantial doubt regarding the Company’s ability to continue as a going concern. The future of the Company is dependent upon its ability to obtain financing and upon achieving profitable operations.

Management has raised additional capital through private placement offerings and has plans to raise funds through public offering of its capital stock. While the Company has been successful in securing such financing in the past, there is no assurance that it will be able to do so in the future. Accordingly, these financial statements do not give effect to adjustments, relating to the recoverability and classification of recorded assets, or the amounts of and classifications of liabilities that might be necessary in the event the Company cannot continue in existence.

These financial statements do not include any adjustments relating to the recoverability and classification of the recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. All adjustments, consisting only of normal recurring items, considered necessary for fair presentation have been included in these financial statements.

F-6

2. Significant Accounting Policies

Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates. Significant estimates include amounts for inventory valuation, useful lives of patents, trademarks, software and website development costs and the warranty provision.

Allowance for doubtful account

The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated credit risk by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is estimated and recorded based on management’s assessment of the credit history with the customer and the current relationships with them. On this basis management has determined that an allowance for doubtful accounts of $nil was appropriate as of both December 31, 2014 and 2013.

Inventory

Inventory is stated at the lower of cost or market determined using the first-in, first-out method. Inventory is periodically reviewed for use and obsolescence, and adjusted as necessary. Inventory consists of raw materials, finished goods and goods-in-transit.

Intangible assets

Patents and trademarks are measured at cost. Legal fees associated with patents and trademarks, which are expected to be issued, are recorded as patents and trademarks on the balance sheets. Upon approval by the relevant patent office, the patents and trademarks are amortized over their respective expected lives. Patent and trademark costs associated with patents or trademarks which are not approved or are abandoned, are expensed in the period in which such patents are not approved.

The Company is expects to maintain patents for up to 20 years from the effective date and the trademark registrations for as long as the trademarks remain in use and the required filings are made to keep them in use. However, based on the Company's assessment of potential innovation or other competing technological developments a useful life of ten years has been assessed for both the patents and the trademarks.

Software consists of costs relating to the development of the software behind the biometric scanning and the other security programs involved in the wallets. Costs relating to the development of this software are capitalized and amortized over its estimated useful life of ten years.

Website development costs relating to website and mobile application and software development are also capitalized and amortized over its estimated useful life of three years.

Topic 350-20, Goodwill, and 350-30, General Intangibles Other than Goodwill, in the Accounting Standards Codification (“ASC”) requires intangible assets with a finite life be tested for impairment whenever events or circumstances indicate that the carrying amount of an asset (or asset group) may not be recoverable. An impairment loss would be recognized when the carrying amount of an asset exceeds the estimated discounted cash flow used in determining the fair value of the asset.

F-7

2. Significant Accounting Policies - continued

Fair value of financial instruments

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Included in the ASC Topic 820 framework is a three level valuation inputs hierarchy with Level 1 being inputs and transactions that can be effectively fully observed by market participants spanning to Level 3 where estimates are unobservable by market participants outside of the Company and must be estimated using assumptions developed by the Company. The Company discloses the lowest level input significant to each category of asset or liability valued within the scope of ASC Topic 820 and the valuation method as exchange, income or use. The Company uses inputs which are as observable as possible and the methods most applicable to the specific situation of each company or valued item.

The carrying amounts of cash, accounts receivable, due from shareholder, accounts payable, accrued liabilities, bank indebtedness, due to related party, advances from investor, convertible debentures and tooling debt obligation approximate fair value because of their short-term nature. Per ASC Topic 820 framework these are considered Level 2 inputs where inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Interest rate risk is the risk that the value of a financial instrument might be adversely affected by a change in the interest rates. The bank indebtedness has a variable interest rate, which results in an exposure to interest rate risk resulting from an increase in rates. In seeking to minimize the risks from interest rate fluctuations, the Company manages exposure through its normal operating and financing activities. All other liabilities are non-interest bearing.

Derivative financial instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks.

The Company reviews the terms of convertible debt, equity instruments and other financing arrangements to determine whether there are embedded derivative instruments, including embedded conversion options that are required to be bifurcated and accounted for separately as a derivative financial instrument. Also, in connection with the issuance of financing instruments, the Company may issue freestanding options or warrants to employees and non-employees in connection with consulting or other services. These options or warrants may, depending on their terms, be accounted for as derivative instrument liabilities, rather than as equity.

Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. To the extent that the initial fair values of the freestanding and/or bifurcated derivative instrument liabilities exceed the total proceeds received an immediate charge to income is recognized in order to initially record the derivative instrument liabilities at their fair value.

F-8

2. Significant Accounting Policies - continued

Derivative financial instruments - continued

The discount from the face value of the equity instruments resulting from allocating some or all of the proceeds to the derivative instruments, together with the stated rate of interest on the instrument, is amortized over the life of the instrument through periodic charges to income, using the effective interest method.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period. If reclassification is required, the fair value of the derivative instrument, as of the determination date, is reclassified. Any previous charges or credits to income for changes in the fair value of the derivative instrument are not reversed. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date.

Revenue recognition

The Company derives revenue primarily from the sale of its wallets. In accordance with Staff Accounting Bulletin No. 104, revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the amount is fixed or determinable and collection is reasonably assured.

The Company also derives an insignificant amount of revenue from providing engraving of the wallets. Engraving revenues are recognized concurrent with the revenues for the related wallet.

Earnings/loss per share of common stock

Loss per common share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding during the period. Common stock equivalents are excluded from the computation of diluted loss per share when their effect is anti-dilutive.

Income taxes

Income taxes are computed in accordance with the provisions of ASC Topic 740, which requires, among other things, a liability approach to calculating deferred income taxes. The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in its financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company is required to make certain estimates and judgments about the application of tax law, the expected resolution of uncertain tax positions and other matters. In the event that uncertain tax positions are resolved for amounts different than the Company’s estimates, or the related statutes of limitations expire without the assessment of additional income taxes, the Company will be required to adjust the amounts of the related assets and liabilities in the period in which such events occur. Such adjustments may have a material impact on the Company’s income tax provision and results of operations.

F-9

2. Significant Accounting Policies - continued

Shipping and handling costs

The Company’s shipping and handling costs of $22,408 are included in cost of sales for the year ended December 31, 2014 (2013 - $11,122).

Research and development

The Company is engaged in research and development work. Research and development costs are charged as operating expense of the Company as incurred. Any recovery of costs received for research and development work is used to offset these expenditures. For the year ended December 31, 2014 the Company spent $151,245 (2013 - $nil) towards research and development expenses for the new generation of iWallet products and new products to market.

Foreign currency translation

The functional currency of the Company is the U.S. dollar. All of the Company’s revenue and materials purchased from suppliers are denominated in, or linked to, the U.S. dollar. Transactions denominated in currencies other than the functional currency are converted to the functional currency on the transaction date, and any resulting assets or liabilities are further translated at each reporting date and at settlement.

Product warranties

The Company offers a one year warranty on its products, which it provides for based on estimated warranty costs at the time of sale and accrues for specific items at the time their existence is known and the amounts are determinable. The Company estimates warranty costs using standard quantitative measures based on industry warranty claim experience and evaluation of specific customer warranty issues. The Company currently estimates warranty costs as approximately 2% of revenue (2013 – 4%).

Segment reporting

ASC 280-10, “Disclosures about Segments of an Enterprise and Related Information”, establishes standards for the way that public business enterprises report information about operating segments in the Company’s financial statements. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company only operates in one reportable segment; however, required entity-wide information is included in note 15.

F-10

3. Recently Issued Accounting Standards and Recently Adopted Accounting Pronouncement

On May 28, 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. The accounting standard is effective for annual reporting periods (including interim reporting periods within those periods) beginning after December 15, 2017. Early adoption is not permitted. The impact on the financial statements of adopting ASU 2014-09 will be assessed by management.

On August 27, 2014, the FASB issued a new financial accounting standard on going concern, ASU No. 2014-15, “Presentation of Financial Statements – Going Concern (Sub-Topic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” The standard provides guidance about management’s responsibility to evaluate whether there is a substantial doubt about the organization’s ability to continue as a going concern. The amendments in this Update apply to all companies. They become effective in the annual period ending after December 15, 2016, with early application permitted. The impact on the financial statements of adopting ASU 2014-15 will be assessed by management.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

4. Inventory

	December 31,	December 31,
	2014	2013
Raw materials and components	$86,606	$—
Finished goods	32,622	20,361
Goods in-transit	19,591	—
	$138,819	$20,361

5. Intangible Assets

			December 31,
		Accumulated	2014
	Cost	Amortization	Net Book Value
Patents	$68,119	$16,078	$52,041
Trademarks	16,909	4,739	12,170
Software	40,000	3,875	36,125
Website Development (i)	16,000	—	16,000
	$141,028	$24,692	$116,336

F-11

5. Intangible Assets - continued

(i)	The Company engaged an arm's length third party vendor to complete development of their website and mobile application software. Development was completed in December 2014; accordingly, although ready for use, the costs were not amortized as any amortization would have been insignificant.

			December 31,
		Amortization	2013
	Cost	Accumulated	Net Book Value
Patents	$65,930	$9,375	$56,555
Trademarks	13,484	3,324	10,160
Software	30,000	—	30,000
	$109,414	$12,699	$96,715

Amortization for the year ended December 31, 2014 was $11,993 (2013 - $5,288).

6. Bank Indebtedness

The bank indebtedness of the Company consists of a secured line of credit with a limit of $35,000 bearing interest at the annual prime rate plus 1.25%, which as at December 31, 2014 and 2013 was 4.5%, and with monthly repayments determined as follows:

a) the greater of:

i)	two percent (2%) of the outstanding principal balance outstanding on the last day of the billing period, or
ii)	$100, and

b) accrued interest since the date of the last payment.

On termination of the line of credit, the amount will become due over a period determined by the creditor of between thirty-six and eighty-four months, or over three to seven years, which at the time of the agreement was determined to be forty-eight months, or four years.

The line of credit is subject to various non-financial covenants that would constitute an event of default, notably: ownership change or sale of the business; closure or failure to maintain the related checking account; insolvency or any bankruptcy proceedings; or, any other defaults on other contracts with the creditor or with any other financial institution.

F-12

6. Bank Indebtedness - continued

Security for the line of credit is the cash in the chequing account held with the bank.

	December 31,	December 31,
	2014	2013
Line of credit	$18,111	$23,079
Less: current portion - estimated based on (a)(i) above	(4,347)	(5,539)
	$13,764	$17,540

Principal repayments estimated based on (a)(i) above as at December 31, 2014:

2016	$5,213
2017	5,213
2018	3,338
$13,764

7. Related Party Transactions and Balances

	December 31,	December 31,
	2014	2013
Current assets
Due from shareholder	$114,349	$61,833
Current liabilities
Due to related party	$3,030	$37,842
Advances from investor	$474	$69,678

The above balances are non-interest bearing, unsecured and due on demand. The related party is is affiliated by virtue of common ownership.

The advances from investor were funds advanced for purposes of covering operating expenses of the Company and $81,000 of these advances were formalized into a convertible debenture during the year (note 8). At December 31, 2013, the investor was also serving as interim Chief Financial Officer (“CFO”) and accordingly these transactions constitute related party transactions; however, on January 1, 2014 the investor resigned as interim CFO.

For the year ended December 31, 2014, the Company expensed $7,901 (2013 – $nil) to Shelter Rock International, LLC (“SRI”) for consulting services. The Principal of SRI is a director of the Company. As at December 31, 2014, the balance owing to SRI was $2,788 (2013 – $nil).

F-13

7. Related Party Transactions and Balances

For the year-ended December 31, 2014, the Company incurred $188,544 (2013 – $nil) with First Republic Capital Corporation (“FRC”) for agent fees in connection with the private placement and reverse merger transaction. The Executive Vice-President of FRC is also a director of the Company. As at December 31, 2014, the balance owing to FRC was $nil (2013 – $nil).

8. Convertible Debentures

In December of 2013, the Company entered into a series of secured convertible debenture agreements (the “convertible debentures”) with various investors amounting to $354,000, of which $39,705 was held in attorney's trust to fund related closing costs. During fiscal 2014 the Company closed on an additional $309,000 of convertible debentures with the same terms, inclusive of $81,000 of advances from investor formalized into a convertible debenture during the year (note 7), bringing the total convertible debentures outstanding to $663,000. The convertible debentures bear interest at 5% per annum calculated monthly and payable on maturity and had an original maturity date of June 30, 2014. During the year, the Company extended the maturity to August 15, 2014, including the formalization of the advances from investor in note 7.

At the time of issuance there was no beneficial conversion feature since each convertible debenture contains a conversion option contingently exercisable upon the approval from the Securities and Exchange Commission or the TSX Venture Exchange for listing of its common shares. The conversion price is based on the price at which the Company sells or issues common shares or units, less a discount of 30%. A unit would consist of one common stock and one common stock purchase warrant entitling the holder to purchase one additional common share at an exercise price of $0.20 and with a term of 24 months. Similarly, the Company has the option to force conversion upon approval of a public listing at the same conversion price.

On July 21, 2014, the Company completed the Transaction and forced conversion of the aggregate of $663,000 Convertible Debentures and $13,645 of accrued interest into 3,222,120 common stock and common stock purchase warrants at an exercise price of $0.20 and with a term of 24 months (see notes 11 and 12).

Upon the occurrence of the public listing, the conversion feature of the Convertible Debenture was “in the money” and was therefore deemed to contain a beneficial conversion feature. The conversion price to the debenture holders was $0.21. The Company measured and immediately recognized the full value of the beneficial conversion feature as debt discount accretion in the statement of operations and comprehensive loss and an adjustment to additional paid-in capital of $289,991.

F-14

9. Tooling Commitment Deposit, Deferred Costs and Liability

On May 26, 2011, the Company signed a contract with a supplier under which they are required to pay for tooling costs in addition to their regular purchase orders (the “tooling commitment”). Under the terms of the tooling commitment the Company was required to pay for 30% of the contracted tooling costs upon execution (the “tooling commitment deposit”) and the remaining 70% over the purchase of 5,000 units over a nine month period (the “tooling commitment liability”). If 5,000 units were not purchased within those nine months, then the remaining amount was due within thirty days.

As of February 27, 2012, the Company had not reached the contracted level of purchases and an informal agreement to extend the period was made; however, by December 31, 2012 the Company had not complied and as a result, the entire amount would have been considered due.

On August 24, 2013, the Company entered into a revised agreement with the supplier that extended the term another twelve months to August 24, 2014. As of December 31, 2014, the contract has expired and the tooling commitment of $41,153 is due on demand.

The tooling commitment deposit is included in deposits and deferred costs and is capitalized into inventory as units are purchased based on the 5,000 unit commitment. The tooling commitment liability becomes due and is recognized into accounts payable as units are purchased and the corresponding deferred costs are capitalized into inventory, all of which is based on the 5,000 unit commitment.

During 2013, it was determined that based on the actual sales realized in 2013, the Company would likely not be able to meet the 5,000 unit commitment order. Accordingly, the Company recorded a loss on the tooling commitment based on the shortfall of the expected number of units to be sold in 2014 resulting in a loss of $139,213 in the statement of operations and comprehensive loss.

During 2014, the actual sales realized in 2014 exceeded the expected sales. As such the Company recognized a recovery on the tooling commitment of $25,470 in the statement of operations and comprehensive loss.

	December 31,	December 31,
	2014	2013
Tooling commitment deposit	$6,682	$41,119
Tooling commitment deferred costs	—	100,947
	6,682	142,066
Provision for loss on tooling commitment	—	(139,213)
Tooling commitment deposit and deferred costs	6,682	2,853
Other prepaid deposits and insurance	204,852	20,233
Deposits and deferred costs	$211,534	23,086
Tooling commitment liability	$41,153	$105,816

F-15

 10. Income Taxes

Components of (loss) income before income taxes consists of the following:

	2014	2013
U.S.	$(2,424,276)	$(226,921)

The provision (recovery) for income taxes consists of the following:

	2014	2013
Current
Federal	$—	$—
State	—	—
	—	—
Deferred	$—	$(4,247)

The reconciliation of the provision (recovery) for income taxes based on the combined U.S. statutory federal and state tax rate of 40.75% (Federal - 35%; State - 5.75%, net of Federal benefit) to the effective tax rates:

	2014	2013
Net loss before recovery of income taxes	$(2,424,276)	$(231,168)
Statutory rate	40.75	40.75
Expected income tax recovery	$(987,892)	$(94,201)
Non-deductible expenses	182,146	49,161
Change in tax benefits not recognized	805,746	45,040
Recovery of income taxes	$—	$—

F-16

 10. Income Taxes - continued

The components of deferred taxes are as follows:

	2014	2013
Deferred tax assets (liabilities)
Current
Accrued liabilities	$1,220	$(253)
Provision for loss on tooling commitment	56,729	56,724
Valuation allowance	(57,949)	(56,471)
	$—	$—
Non-current
Intangible assets	$2,244	$7,955
Net operating losses	741,774	45,031
Share based compensation	113,326
Valuation allowance	(857,254)	(52,986)
	$—	$—

The change in the gross unrecognized tax benefits of the Company is as follows:

Deferred income taxes are provided as a result of temporary differences that arise due to the differences between the income tax values and the carrying amount of assets and liabilities. Deferred income tax assets have not been recognized in respect of the following deductible temporary differences:

	2014	2013
Beginning balance	$109,457	$13,422
Additions related to the current year	805,746	96,035
Reductions related to prior years	—	—
Unrecognized tax benefits end of year	$915,203	$109,457

The Company has non-capital income tax losses that expire as follows:

2031	19,567
2032	15,068
2033	110,515
2034	2,244,690
$2,279,330

F-17

10. Income Taxes - continued

The Company calculates its income tax expense by estimating the annual effective tax rate and applying that rate to the year-to-date ordinary income at the end of the period.   The Company records a tax valuation allowance when it is more likely than not that it will not be able to recover the value of its deferred tax assets.  As of December 31, 2014 and 2013, the Company calculated its estimated annualized effective tax rate at 0% and 0%, respectively. The Company had no income tax expense on its $2,228,793 pre-tax loss for the twelve months ended December 31, 2014.   The Company recognized no income tax expense based on its $226,919 pre-tax loss for the twelve months ended December 31, 2013.

The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit.   For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.  The Company recognizes interest accrued on uncertain tax positions as well as interest received from favorable tax settlements within interest expense. The Company recognizes penalties accrued on unrecognized tax benefits within general and administrative expenses. As of December 31, 2014 and 2013, the Company had no uncertain tax positions.

The Company does not anticipate any significant changes to the total amounts of unrecognized tax benefits in the next twelve months. In many cases the Company's uncertain tax positions are related to tax years that remain subject to examination by tax authorities. The following describes the open tax years, by major tax jurisdiction, as of December 31, 2014:

Federal	2010 – present
State	2010 – present

F-18

11. Share Capital

The Company is authorized to issue 75,000,000 shares of Common Stock with a par value of $0.001 and had 33,919,419 shares of Common Stock issued and outstanding as of December 31, 2014.

	No. of shares	Amount
Balance January 1, 2013 and December 31, 2013 (i)	10,000,000	$10,000
Recapitalization adjustment (ii)	9,037,147	9,037
Private placement (iii)	6,479,002	6,479
Private placement (iv)	183,333	183
Broker common stock units (iii)(iv)	599,610	600
Issuance of common stock on conversion of convertible debentures(v)	3,222,120	3,222
Issuance of shares to employees (vi)	4,398,207	4,398
Balance December 31, 2014	33,919,419	$33,919

F-19

11. Share Capital

On July 21, 2014, the Company entered into a merger agreement with Queensridge Mining Resources Inc. (“Queensridge”) to complete the Merger whereby all of the issued and outstanding common stock of the Company will be exchanged for shares of Queensridge.

(i)	The holder of the common shares of the Company exchanged their shares on a pro-rata basis for 10,000,000 newly-issued shares of common stock prior to the closing of the Merger.
(ii)	The total number of Queensridge common shares issued and outstanding as of June 30, 2014 was 6,427,800 with a par value of $0.001 for a total of $6,428. On July 10, 2014 Queensridge completed a stock split transaction of the authorized and outstanding common stock. As a result, the authorized shares of common stock capital increased to 34,113,790. On July 21, 2014 prior to the Merger, Mr. Philip Stromer and certain other shareholders cancelled 25,076,643 shares. As a result, the remaining number of shares outstanding prior to the Merger was 9,037,147.
(iii)	Concurrently with the Merger, the Company closed a Private Placement of 6,479,002 units (each a “Unit”) at $0.30 per Unit for gross proceeds of $1,943,701. Each Unit consists of one share of common stock and one common stock purchase warrant exercisable at $0.60 for a period of two years.

The agent of the Private Placement received 583,110 broker Units at an exercise price of $0.60 per Unit for a period of two years. Each Unit is comprised of one share of Common stock and one common stock purchase warrant exercisable at $0.60 for a period of two years.

The agent of the Private Placement received cash compensation of 9% of the gross proceeds of the financing for a total of $174,933 plus additional costs of $34,092 for legal expenses.

(iv)	On September 2, 2014, the Company closed an additional private placement of 183,333 units at$0.30 per Unit for gross proceeds of $55,000. Each Unit consists of one share of common stock and one common stock purchase warrant exercisable at $0.60 for a period of two years.

The agent of the Private Placement received 16,500 broker Units at an exercise price of $0.60 per Unit for a period of two years. Each Unit consists of one share of common stock and one common stock purchase warrant exercisable at $0.60 for a period of two years.

The agent of the Private Placement received cash compensation at 9% of the gross proceeds of the financing for a total of $4,950 plus additional costs of $3,840 for legal expenses.

In connection with the closing of the Merger, the Company issued 3,222,120 units at a price of $0.30 per Unit upon conversion of the Convertible Debentures, originally valued at $663,000 (see note 8). Each unit consists of one share of common stock and one common stock purchase warrant exercisable at $0.20 for a period of two years from conversion date.

F-20

11. Share Capital

(v)	On September 2, 2014 the Company entered into an agreement with the Chief Executive Officer (CEO) to issue 4,398,207 shares, or 15% of the Company’s outstanding common stock as of July 21, 2014. The Company’s stock price was $0.30 at the time of issuance, resulting in a total value of $1,319,462. The shares will vest as to 1,172,855 on each of September 2, 2014, August 31, 2015 and August 31, 2016, and 879,642 shares on August 31, 2017. For the year ended December 31, 2014 1,172,855 shares have vested, with remaining amounts to be vested on each anniversary date. As at December 31, 2014 a total of $626,762 has been expensed as stock-based compensation using the graded vesting method.

To account for subsequent dilution, the CEO is to maintain a 15% ownership at the end of the initial term of his employment contract August 31, 2017. Additional equity shall be issued and vested on each anniversary date.

Subsequent to the agreement, the Company completed a private placement (note 11(iv)) for 199,833 common stock. The CEO is to be issued an additional 29,975 common stock. At the time of issuance, the Company’s stock price was $0.30 per share, resulting in a total value of $8,992, As of December 31, 2014, $2,973 has vested which is presented as shares to be issued and expensed as stock-based compensation using the graded vested method.

12. Warrants

The following is a continuity schedule of the Company’s common stock purchase warrants:

	No. of warrants	Exercise Price
Outstanding and exercisable, December 31, 2013	—	$—
Issued July 21, 2014	6,479,002	$0.6
Issued July 21, 2014 – broker warrants	583,110	$0.6
Conversion of convertible debentures	3,222,120	$0.2
Issued September 2, 2014	183,333	$0.6
Issued September 2, 2014 – broker warrants	16,500	$0.6
Expired	—	$—
Outstanding and exercisable, December 31, 2014	10,484,065	$0.48

The following is a summary of the common stock purchase warrants outstanding as of December 31, 2014:

Exercise Price ($)	No. of warrants	Expiry date
0.6	7,062,112	July 21, 2016
0.2	3,222,120	July 21, 2016
0.6	199,833	September 2, 2016
	10,484,065

F-21

13. Commitments and Contingencies

Legal Matters

From time to time, the Company may be involved in a variety of claims, suits, investigations and proceedings arising from the ordinary course of our business, collections claims, breach of contract claims, labor and employment claims, tax and other matters. Although claims, suits, investigations and proceedings are inherently uncertain and their results cannot be predicted with certainty, the Company believes that the resolution of current pending matters will not have a material adverse effect on its business, financial position, results of operations or cash flow. Regardless of the outcome, litigation can have an adverse impact on the Company because of legal costs, diversion of management resources and other factors.

Warranty Provisions

The Company is also exposed to warranty contingencies associated with the iWallet and has recorded a provision for these for the year ended December 31, 2014 of $6,679 (2013 - $3,062) which is included in accrued liabilities, however, the actual amount of loss could be materially different.

The actual warranty claims for the twelve month period ended December 31, 2014 was $4,023 (2013 - $12,074) which is included in cost of sales.

14. Basic and Diluted Loss Per Share

Basic and diluted loss per share is computed using the weighted average number of common stock outstanding. Diluted loss per share and the weighted average number of shares of common stock exclude 10,484,065 potentially dilutive warrants (note 12) and 29,975 shares (note 11(vi)) since their effect is anti-dilutive.

15. Segmented Reporting

All of the Company's long-lived assets are located in the United States.

During the year period ended December 31, 2014, the majority of the sales were domestic; however total international sales accounted for 14%. No individual countries were in excess of ten percent of total sales.

During the year ended December 31, 2013, no individual countries were in excess of ten percent of total sales.

F-22

16. Risk Management

Concentrations of Credit Risk

The Company’s cash balances are maintained in bank accounts in the United States. Deposits held in banks in the United States are insured up to $250,000 per depositor for each bank by the Federal Deposit Insurance Corporation. Actual balances at times may exceed these limits.

The Company performs on-going credit evaluations of its customers’ financial condition and generally does not require collateral from its customers. For the year ended December 31, 2014, one customer accounted for 51% of the Company’s total revenue. For the year ended December 31, 2013, one customer accounted for 40%.

As at December 31, 2014 two customers accounted for 97% of the accounts receivable balance. As at December 31, 2013 one customer accounted for 100% of the accounts receivable balance.

Economic Dependence

For the year ended December 31, 2014 one vendor assembled 100% (2013 - 100%) of its finished goods wallet inventory.

For the year ended December 31, 2014, the Company purchased approximately 41.8%, 22.9% 19.4% and 14.8% of raw materials from four different vendors. For the year ended December 31, 2013, the Company purchased 100% of raw materials from one vendor.

F-23

Item 9. Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

No events occurred requiring disclosure under Item 307 and 308 of Regulation S-K during the fiscal year ending June 30, 2014.

Item 9A. Controls and Procedures

As required by Rule 13a-15 under the Securities Exchange Act of 1934, we have carried out an evaluation of the effectiveness of our disclosure controls and procedures as of the end of the period covered by this annual report, December 31, 2014. This evaluation was carried out under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer.

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission’s rules and forms. Disclosure controls and procedures include controls and procedures designed to ensure that information required to be disclosed in our company’s reports filed under the Securities Exchange Act of 1934 is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

Based upon that evaluation, including our Chief Executive Officer and Chief Financial Officer, we have concluded that our disclosure controls and procedures were ineffective as of the end of the period covered by this annual report.

Management’s Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934). Management has assessed the effectiveness of our internal control over financial reporting as of December 31, 2014 based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. As a result of this assessment, management concluded that, as of December 31, 2014, our internal control over financial reporting was not effective. Our management identified the following material weaknesses in our internal control over financial reporting, which are indicative of many small companies with small staff: (i) inadequate segregation of duties and effective risk assessment; and (ii) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both US GAAP and SEC guidelines.

We plan to take steps to enhance and improve the design of our internal control over financial reporting. Our disclosure controls and procedures have improved with the addition of new staff. During the period covered by this annual report on Form 10-K, however, we have not been able to fully remediate the material weaknesses identified above. To remediate such weaknesses, we hope to implement the following changes: (i) appoint additional qualified personnel to address inadequate segregation of duties and ineffective risk management; and (ii) adopt sufficient written policies and procedures for accounting and financial reporting. The remediation efforts set out in (i) and (ii) are largely dependent upon our securing additional financing to cover the costs of implementing the changes required. If we are unsuccessful in securing such funds, remediation efforts may be adversely affected in a material manner.

This annual report does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to an exemption for non-accelerated filers set forth in Section 989G of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Item 9B. Other Information

None

51

PART III

Item 10. Directors, Executive Officers and Corporate Governance

The following table sets forth information regarding the members of our board of directors and our executive officers and other significant employees. All of our directors hold office until the next annual meeting of stockholders and their successors are duly elected and qualify. Executive officers serve at the request of the board of directors.

Name	Age	Office(s) held
Jack B. Chadsey	67	Chief Executive Officer and Director
Steven Cabouli	56	President and Director
Orlando LaCalle	50	Chief Marketing Officer
Carl Rosen	61	Director
Charles Ng	66	Director
Anthony Durkacz	38	Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Steven Cabouli is our President and a member of our Board of Directors. Mr. Cabouli founded iWallet in 2009. He has over 25 years of experience in introducing new and unique products to the market. In the 1980s, he introduced machines for shaved ice, cooking baking, and donuts to Argentina and sold the rights to this business to an established South American cookie manufacturer in 1987. He is also the owner of China Mystique, Inc., a global distributor of skincare products which he co-founded in 1990. From 2003 through January of 2014, he was the owner of Steve Cabouli Properties, a real estate company which owns several properties in San Diego, Mexico, and Argentina. Mr. Cabouli studied Civil Engineering at the University of Buenos Aires in Argentina.

Jack B. Chadsey is our Chief Executive Officer and a member of our Board of Directors. Mr. Chadsey’s work experience spans over 30 years of senior management positions with some of the premier big box and specialty store retailers. Since January of 2006, Mr. Chadsey has been the principal of Brickell Business Ventures, Inc., a private equity investment and consulting practice focused on emerging growth opportunities. In 2005, he was the Chairman and CEO of Musicland Group, Inc., a privately held entertainment company which operated over 1,000 stores. From 1995 to 2004, Mr. Chadsey served as Chairman of Illuminations, an upscale candle and home accessories company which grew to over 100 retail locations during his tenure. From 1997 to 2001, he was Chairman and CEO of Lids, Inc. From 1989 to 1997, Mr. Chadsey served as the President and CEO of Sunglass Hut, International. During his time with Sunglass Hut, Mr. Chadsey led the company through a recapitalization, an initial public offering, and subsequent follow-on offerings in an effort to fund the internal growth and store expansion needs of the company. From 1984 to 1989, he served as President and CEO of Branden’s, a chain of big box home specialty stores owned by Target/ Dayton Hudson Corporation. From 1984 to 1986, he served as VP and Merchandise Manager for the Home Division of Target Corporation. From 1981 to 1984, he served as Sr. VP, GMM and executive committee member responsible for developing and implementing merchandising and marketing strategies for the home, hardlines, and active apparel divisions of Kohl’s Department Stores. Mr. Chadsey holds a B.S. in Business Administration from the University of Arkansas.

Orlando LaCalle is our Chief Marketing Officer. From March of 2004 to October of 2009, he was a Federal Account Executive for Xerox Corporation. In that position, he managed and sold Xerox software products to assigned accounts in his territory. Also, he negotiated perpetual license agreements with the U.S. Air Force, N.A.S.A., the U.S. Navy, the U.S. Coast Guard and all federal law enforcement agencies including the State Attorney, the Federal Courts and the Florida House of Representatives. From April of 200 to February of 2004, he served as Sales Director, Telecommunications Division Sales Group, for the Latin America Division of HNC Software, Inc., where he prospected new accounts and managed and maintained the company’s customer base in Latin America, the Caribbean and Mexico. From January 1994 to March of 2000, he was a Senior Account Executive at Xerox Corporation. From August of 1986 through March of 1992, he served as a Personnel Specialist for the United States Air Force.

Carl Rosen, one of our directors, is principal of Shelter Rock International, LLC, which provides comprehensive consulting services specializing in the luxury goods sector. He consults in the launch or expansion of watch, jewelry or eyewear lines on a worldwide basis, licensing, sourcing, asset disposition, and sales of state-of-the-art marketing, sales and survey technologies. Mr. Rosen also currently serves as the Director of Anti-counterfeiting of the American Watch Guild. Prior to founding Shelter Rock International in 2010, Mr. Rosen was with Bulova Corporation, an international consumer luxury goods company, and its former parent company, Loews Corporation. Loews Corporation is a conglomerate with holdings in insurance, hotels and energy, and previously in tobacco and theaters. In 2008, Bulova was acquired by Citizen Watch Co. Ltd (Japan.) From 1980 – 2001, Mr. Rosen simultaneously held different positions in both organizations. From 2007 to 2010, he was the Chief Operating Officer of Bulova Corporation. From 2002 to 2007, he was the Senior Vice President for Worldwide Operations at Bulova. From 1999 to 2001 he was Chief Information Officer at Loews while also serving as a Senior Vice President for Bulova. From 1988 to 1999, he served as Executive Directors of Systems Development at Loews Corporation while also serving as an Executive Vice President at Bulova Corporation. From 1985 to 1988, Mr. Rosen was the Director of the Information Center at Loews. From 1980 to 1985, he was a Consultant for Management Advisory Services at Loews. From 1977 to 1980, he was the Manager of International Finance and Planning at Continental Can Company. Mr. Rosen holds an MBA from the Wharton School at the University of Pennsylvania, and a B.S. in Civil Engineering from Tufts University.

52

Charles Ng, one of our directors, is currently the VP of Sales, Americas for NEXT Biometrics. In that position, he is responsible for selling biometric sensor solutions to top tier mobile and P.C. original equipment manufacturers as well as the standard biometrics physical access control, token and NEXT enable biometrics market spaces. Prior to this position, Mr. Ng was the head of FingerPrint Cards’ biometric business operations in North America, where he was responsible mainly for the top tier PC and mobile market segments. In 2005, he joined UPEK, a leader in biometric fingerprint security solutions, as its Sales Director Americas. At UPEK, Mr. Ng grew the revenue from $200K to $24M in two years.  He managed sales to major Asia original design manufacturers, including Foxconn, Wistron, Chicony in China, IIDA in Japan.  In 2010, UPEK merged with AuthenTec, which was later acquired by Apple. Inc. in 2012. During his time with UPEK/Authentic/Apple, he was responsible for selling over $110M in biometric fingerprint reader solutions.  Prior to that position, Mr. Ng was the VP of Sales at Valicert, a secure internet communications leader. Mr. Ng has also worked in the telecommunications industry at ROLM/IBM/Siemens, Network Equipment Technologies and Copper Mountain Networks; holding various business development and sales management positions. He holds a Bachelors degree in Business Administration.

Anthony Durkacz, one of our directors, is currently Executive Vice-President at First Republic Capital Corp., a position he has held since January 2014. From January to December 2013, he was the President of Capital Ideas Investor Relations. From January 2011 to January 2013, he was CFO and a director of Snipp Interactive Inc.. He was instrumental in the financing and public listing of Snipp Interactive Inc. with operations in Canada, the USA, Mexico and India. Mr. Durkacz is also the owner and president of Fortius Research & Trading Corp., which provides financial and accounting consulting services to micro and small cap companies in various sectors, and develops investment strategies for high net worth individuals. From 2006 to 2009, he served as COO and CFO of MKU Canada Inc. and engaged in mergers and acquisitions around the globe. From 2002 to 2006, he served as CFO of Astris Energi Inc., a dually listed public company in the US and Canada which was acquired by an international conglomerate. He began his career at TD Securities on the capital markets trading floor. Mr. Durkacz holds an Honors Bachelor of Business Administration from Brock University with a major in both Accounting and Finance.

Directors

Our bylaws authorize no less than one (1) and no more than twelve (12) directors. We currently have five directors.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to a present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Committees of the Board

We do not currently have a compensation committee, executive committee, or stock plan committee.

Audit Committee

We do not have a separately-designated standing audit committee. The entire Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board when performing the functions of what would generally be performed by an audit committee. The Board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor. Our Board of Directors, which performs the functions of an audit committee, does not have a member who would qualify as an “audit committee financial expert” within the definition of Item 407(d)(5)(ii) of Regulation S-K.

53

Nomination Committee

Our Board of Directors does not maintain a nominating committee. As a result, no written charter governs the director nomination process. Our size and the size of our Board, at this time, do not require a separate nominating committee.

When evaluating director nominees, our directors consider the following factors:

•         The appropriate size of our Board of Directors;

•         Our needs with respect to the particular talents and experience of our directors;

•	The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•         Experience in political affairs;

•         Experience with accounting rules and practices; and

•         The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

Our goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it may deem are in our best interests as well as our stockholders. In addition, the Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary. The Board does not typically consider shareholder nominees because it believes that its current nomination process is sufficient to identify directors who serve our best interests.

Code of Ethics

To date, we had not adopted a Code of Ethics for Financial Executives, which would include our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Item 11. Executive Compensation

Our executive officers Jack Chadsey, Steven Cabouli and Orlando LaCalle are currently paid monthly fixed cash compensation as follows:

Jack Chadsey	$12,500
Steven Cabouli	$12,000
Orlando LaCalle	$5,000

The compensation agreement with Mr. LaCalle was reached on December 30, 2013 and was based on Mr. LaCalle’s fixed monthly expenses and our financial resources and ability to pay. Mr. Cabouli is the founder and former sole shareholder of iWallet Corporation and no formal arrangement was reached with him on any specific date. His current salary arrangement, like the arrangement with Mr. LaCalle, is based on Mr. Cabouli’s fixed personal monthly expenses and our financial resources and ability to pay. Accruals will be recorded for any wages owed to Mr. Chadsey, Mr. Cabouli and Mr. LaCalle in the event that there is not enough cash to meet payroll requirements. Our compensation system has generally consisted of paying our key executives such basic remuneration for their time and services as is appropriate for our current resources and stage of development. We are in the process of creating a formal system of compensation designed to motivate, incentivise, and retain our key executives. Currently with his appointment on September 8, 2014, we entered into an Executive Employment Agreement (the “Agreement”) with our CEO, Mr. Chadsey. Under the Agreement, Mr. Chadsey will serve as our CEO and a member of the Board for three (3) years. He will be paid a minimum base annual salary of $150,000, subject to annual review. In addition to annual salary, the Agreement provides Mr. Chadsey with a grant of common stock equal to a total of fifteen percent (15%) of our issued and outstanding common stock, or 4,398,207 shares under current figures. The stock grant will vest in annual phases over the course of the term of the agreement. The objectives of the Agreement with Mr. Chadsey are to provide him with an appropriate base salary, to vest him with the opportunity to earn substantial ownership in the company, and to provide him with an incentive for longevity in office.

54

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jack Chadsey, CEO	2014 2013	$50,000 n/a	n/a n/a	$626,762 n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a	$676,762 n/a
Steven Cabouli, President	2014 2013	$126,000 n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a	$126,000 n/a
Orlando LaCalle, Chief Marketing Officer	2014 2013	$58,816 n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a	$58,816 n/a
Jerry Chatel, former officer	2014 2013	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Phillip Stromer, former officer	2014 2013	n/a 0	n/a 0	n/a 0	n/a 0	n/a 0	n/a 0	n/a 0	n/a 0

Narrative Disclosure to the Summary Compensation Table

Our current executive officers, Jack Chadsey, Steven Cabouli and Orlando LaCalle, were appointed during 2014 and did not serve during 2013. Former officers Jerry Chatel and Phillip Stromer did not receive any compensation for their service as officers. Except with regard to Jack Chadsey, as disclosed above, we presently do not have employment or compensation agreements with any of our named executive officers and have not established any overall system of executive compensation or any fixed policies regarding compensation of executive officers. Our executive officers received the cash compensation detailed above. The Stock Awards figure for Mr. Chadsey reflects common stock issued to him as compensation pursuant to the terms of his Executive Employment Agreement.

Stock Option Grants

We have not granted any stock options to the executive officers or directors since our inception.

55

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Jack Chadsey, CEO	—	—	—	—	—	3,225,352	$692,700	—	—
Steven Cabouli, President	—	—	—	—	—	—	—	—	—
Orlando LaCalle, Chief Marketing Officer	—	—	—	—	—	—	—	—	—
Jerry Chatel, former officer	—	—	—	—	—	—	—	—	—
Phillip Stromer, former officer	—	—	—	—	—	—	—	—	—

56

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Steven Cabouli	-0	-0	-0	-0	-0	-0	-0
Jack Chadsey	-0	-0	-0	-0	-0	-0	-0
Carl Rosen	-0	-0	-0	-0	-0	-0	-0
Charles Ng	-0	-0	-0	-0	-0	-0	-0
Anthony Durkacz	-0	-0	-0	-0	-0	-0	-0
Jerry Chatel, former director	-0	-0	-0	-0	-0	-0	-0
Phillip Stromer, former director	-0	-0	-0	-0	-0	-0	-0

Narrative Disclosure to the Director Compensation Table

We did not provide any compensation to directors for their service as directors during the last fiscal year. For their service as executive officers, Mr. Cabouli and Mr. Chadsey received the compensation described in the Summary Compensation Table above. Compensation arrangements for our current directors have not been formally documented but are in process of being finalized. Consulting agreements with directors are likewise the subject of current discussion and will require future approval by the full board.

57

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth the beneficial ownership of our capital stock by each executive officer and director, by each person known by us to beneficially own more than 5% of any class of stock and by the executive officers and directors as a group. Except as otherwise indicated, all Shares are owned directly and the percentage shown is based on 33,919,419 shares common stock issued and outstanding.

Title of class	Name and address of beneficial owner (1)	Amount of beneficial ownership	Percent of class
Current Executive Officers & Directors:
Common Stock	Steven Cabouli 7394 Trade Street San Diego, CA 92121	8,221,230	24.24%
Common Stock	Jack B. Chadsey(4) 600 Coral Way, Fl. 2 Coral Gable, FL 33134	4,664,877	13.75%
Common Stock	Anthony Durkacz(5) 3006-2045 Lakeshore Blvd. West Toronto, ON M8V 2Z6	1,337,850	3.94%
Common Stock	Carl E. Rosen 59 Shelter Rock Road Stamford, CT	100,000	0.29%
Common Stock	Charles Ng 3345 Blackhawk Meadow Dr. Danville, CA 94506	100,000	0.29%
Common Stock	Orlando LaCalle P.O. Box 565577 Miami, FL 33256	978,770	2.89%
Total of All Current Directors and Officers:
Common Stock		15,402,727	45.40%
More than 5% Beneficial Owners
Common Stock	7806221 Canada, Inc.(2) 71 Clairton Crescent Toronto, ON M6N 2M7	1,841,636	5.43%

(1)

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

(2)

The total shares for 7806221 Canada, Inc. includes 1,714,384 shares of common stock and warrants to purchase an additional 127,252 shares of common stock at a price of $0.20, exercisable for 2 years. Mr. Bernard Adamski is the President of 7806221 Canada, Inc., and, in that capacity, has the authority to direct voting and investment decisions regarding its common stock.

(4)	The total shares for Jack B. Chadsey include 4,581,542 shares of common stock and warrants to purchase 83,335 shares of common stock at a price of $0.60 per share, exercisable for 2 years
(5)	The total shares for Anthony Durkacz include 388,885 shares of common stock, warrants to purchase 388,885 shares of common stock at $0.20 per shares, exercisable for 2 years, and 560,080 shares owned by First Republic Capital Corp.

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Item 13. Certain Relationships and Related Transactions, and Director Independence

With the exception of our reverse merger closed July 21, 2014, and except as set forth below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us:

1. Our balance sheets reflect the sum of $114,349 due from shareholder. This obligation is due from our President and former CEO, Steven Cabouli. This obligation is non-interest bearing, unsecured and due on demand. There is no written agreement or specific terms of repayment for this obligation. We expect that it will be settled in the near future.

2. Concurrent with his appointment on September 8, 2014, we entered into an Executive Employment Agreement (the “Agreement”) with our CEO, Jack Chadsey. Under the Agreement, Mr. Chadsey will serve as our CEO and a member of the Board for three (3) years. He will be paid a minimum base annual salary of $150,000, subject to annual review. In addition to annual salary, the Agreement provides Mr. Chadsey with a grant of common stock equal to a total of fifteen percent (15%) of our issued and outstanding common stock, or 4,398,207 shares under current figures. The stock grant will vest in annual phases over the course of the term of the agreement.

3. One of our directors, Carl Rosen, has provided advisory services to our company as needed and on an hourly basis through his consultancy firm, Shelter Rock International, LLC. Generally, these services have been provided at a rate of $225 per hour under a Consulting and Advisory Service Agreement executed with our accounting predecessor. We expect that the agreement will be updated and ratified by our current board in the near future.

4. One of our directors, Anthony Durkacz, is a majority owner of First Republic Capital Corporation (“First Republic”). First Republic is a securities broker based in Canada that assisted with our private placement of common stock closed July 21, 2014.

Director Independence

We are not a “listed issuer” within the meaning of Item 407 of Regulation S-K and there are no applicable listing standards for determining the independence of our directors. Applying the definition of independence set forth in Rule 4200(a)(15) of The Nasdaq Stock Market, Inc., we believe that Charles Ng and Carl Rosen are independent directors.

Item 14. Principal Accounting Fees and Services

Below is the table of Audit Fees (amounts in CDN$) billed by our auditor in connection with the audit of the Company’s annual financial statements for the years ended:

Financial Statements for the Year Ended	Audit Services	Audit Related Fees	Tax Fees	Other Fees
December 31, 2014	$86,003	$40,680	$0	$0
December 31, 2013	$55,000	$2,500	$0	$0
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PART IV

Item 15. Exhibits, Financial Statements Schedules

(a)	Financial Statements and Schedules

The following financial statements and schedules listed below are included in this Form 10-K.

Financial Statements (See Item 8)

(b)	Exhibits

Exhibit Number	Description
2.1	Merger Agreement(1)
3.1	Articles of Merger(1)
3.2	Articles of Incorporation(2)
3.3	By-laws(2)
10.1	Manufacturing and Supply Agreement(6)
10.2	Executive Employment Agreement with Jack B. Chadsey(4)
10.3	Consulting and Advisory Service Agreement with Shelter Rock International, LLC(5)
31.1	Certification of Chief Executive Officer pursuant to Securities Exchange Act Rule 13a-14(a)/15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Chief Financial Officer pursuant to Securities Exchange Act Rule 13a-14(a)/15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
101**	The following materials from the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 formatted in Extensible Business Reporting Language (XBRL).

(1) Incorporated by reference to Current Report on Form 8-K/A filed July 31, 2014.

(2) Incorporated by reference to Registration Statement on Form S-1 filed August 12, 2010.

(3) Incorporated by reference to Registration Statement on Form S-1 filed September 5, 2014.

(4) Incorporation by reference to Current Report on Form 8-K filed September 9, 2014

(5) Incorporated by reference to Current Report on Form 8-K filed October 7, 2014.

(6) Incorporated by reference to Registration Statement on Form S-1/A filed October 17, 2014.

** Filed herewith

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SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

iWallet Corporation

By: /s/ Jack B. Chadsey

Jack B. Chadsey

Chief Executive Officer, Principal Financial Officer and Director

March 31, 2015

In accordance with Section 13 or 15(d) of the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

By: /s/ Jack B. Chadsey

Jack B. Chadsey

Chief Executive Officer, Principal Financial Officer and Director

March 31, 2015

By: /s/ Steven Cabouli

Steven Cabouli

President and Director

March 31, 2015

By: /s/ Carl Rosen

Carl Rosen

Director

March 31, 2015

By: /s/ Anthony Durkacz

Anthony Durkacz

Director

March 31, 2015

61

PROSPECTUS

iWALLET CORPORATION

20,968,130

SHARES OF COMMON STOCK

PUBLIC OFFERING

___________________

April 2, 2015

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